    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE     , 1998

                                                      REGISTRATION NO. 333-33975
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

          (Exact name of registrant as specified in charter document)

      DELAWARE                   6799                   13-3968008
     (State of             (Primary Standard         (I.R.S. Employer
    Organization              Industrial              Identification
     of Issuer)       Classification Code Number)         Number)

                            ------------------------
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                          COPIES OF COMMUNICATIONS TO:

       Edwin L. Lyon, Esq.                Michael T. Gregg, Esq.
  Cadwalader, Wickersham & Taft         Dean Witter Reynolds Inc.
 1333 New Hampshire Avenue, N.W.    Two World Trade Center, 66th Floor
      Washington, D.C. 20036             New York, New York 10048
          (202) 862-2200                      (212) 392-5530

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                             CROSS REFERENCE SHEET

ITEM NO.                    REGISTRATION ITEM                                 LOCATION IN PROSPECTUS
---------  ---------------------------------------------------  ---------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus....................  Facing Page; Front Cover Pages.

       2.  Inside Front and Outside Back Cover Pages of
            Prospectus........................................  Inside Front Cover Page; Table of Contents.

       3.  Summary Information, Risk Factors, and Ratio of
            Earnings to Fixed Charges.........................  Summary of the Prospectus; Risk Factors;
                                                                 Description of Charges to the Partnership*;
                                                                 Investment Program, Use of Proceeds and Trading
                                                                 Policies; The General Partner*; The Commodity
                                                                 Brokers.

       4.  Use of Proceeds....................................  Investment Program, Use of Proceeds and Trading
                                                                 Policies.

       5.  Determination of Offering Price....................  Plan of Distribution.*

       6.  Dilution...........................................  Not Applicable.

       7.  Selling Security Holders...........................  Not Applicable.

       8.  Plan of Distribution...............................  Plan of Distribution.*

       9.  Description of Securities to be Registered.........  The Limited Partnership Agreement.

      10.  Interests of Named Experts and Counsel.............  Not Applicable.

      11.  Information with Respect to the Registrant
           (a) Description of Business........................  Summary of the Prospectus; Risk Factors; Investment
                                                                 Program, Use of Proceeds and Trading Policies;
                                                                 General Description of Trading Approaches; The
                                                                 Trading Advisor*; The Futures and Options Markets;
                                                                 The Limited Partnership Agreement.

           (b) Description of Property........................  Not Applicable.

           (c) Legal Proceedings..............................  Certain Litigation.*

           (d) Market Price of and Dividends on the
               Registrant's Common Equity and Related
               Stockholder Matters............................  Risk Factors.

           (e) Financial Statements...........................  Independent Auditors' Reports.*

           (f) Selected Financial Data........................  Selected Financial Data.*

           (g) Supplementary Financial Information............  Selected Financial Data.*

           (h) Management's Discussion and Analysis
               of Financial Condition and Results of
               Operations.....................................  The Partnership-Management's Discussion and
                                                                 Analysis of Financial Condition and Results of
                                                                 Operations.*

           (i) Changes in and Disagreements with
              Accountants on Accounting and Financial
              Disclosure......................................  Not Applicable.

------------------------

 * See Prospectus Supplement for new or updated information.

ITEM NO.                    REGISTRATION ITEM                                 LOCATION IN PROSPECTUS
---------  ---------------------------------------------------  ---------------------------------------------------
           (j) Directors and Executive Officers...............  The General Partner.*

           (k) Executive Compensation.........................  Summary of the Prospectus; Conflicts of Interest;
                                                                 Fiduciary Responsibility; Description of Charges
                                                                 to the Partnership; Risk Factors; The Trading
                                                                 Advisor*; The General Partner*; The Commodity
                                                                 Brokers.

           (l) Security Ownership of Certain Beneficial
              Owners and Management...........................  Capitalization*; The General Partner*; Independent
                                                                 Auditors' Reports.*

           (m) Certain Relationships and Related
                Transactions..................................  Summary of the Prospectus; Conflicts of Interest;
                                                                 Fiduciary Responsibility; Description of Charges
                                                                 to the Partnership; Risk Factors; The Trading
                                                                 Advisor*; The General Partner*; The Commodity
                                                                 Brokers.

      12.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities....  Fiduciary Responsibility.

------------------------

 * See Prospectus Supplement for new or updated information.

                             EXPLANATORY STATEMENT

    This Post-Effective Amendment No. 1 to Registration Statement No. 333-33975 includes (i) the Partnership's Prospectus dated November 10, 1997 (the "Prospectus"); (ii) a proposed form of Supplement to the Prospectus (the "Prospectus Supplement"), reflecting the extension of the offering until October 16, 1998 and the updating of the financial and other information in the Prospectus; and (iii) a proposed form of another Supplement to the Prospectus, advising prospective investors that the Prospectus is supplemented by the Prospectus Supplement and that the two documents must be read together. All three of the foregoing documents will be delivered to prospective investors, together with a copy of the Partnership's most recent Monthly Report.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION: DATED JUNE 26, 1998

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
               954,496.517 UNITS OF LIMITED PARTNERSHIP INTEREST
                             ---------------------
                                   SUPPLEMENT
                                 TO PROSPECTUS
                            DATED NOVEMBER 10, 1997

THIS SUPPLEMENT IS AN INTEGRAL PART OF, AND MUST BE READ TOGETHER WITH, THE PROSPECTUS DATED NOVEMBER 10, 1997 (THE "PROSPECTUS"). ALL CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN SHALL HAVE THE SAME MEANINGS AS USED IN THE PROSPECTUS. ALL PAGE AND SECTION REFERENCES HEREIN ARE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY AN "S-", WHICH ARE TO THIS SUPPLEMENT.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS--INVESTMENT REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 11), AND "CONFLICTS OF INTEREST" (PAGE 18).

    The Partnership is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

    An investment in the Partnership involves significant risks, including the following:

    - Futures interests trading is speculative and volatile. The Partnership's trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

    - The Partnership is subject to substantial charges by the Trading Advisor, the General Partner and MS & Co. The Partnership must earn estimated net trading profits of 3.11% per year of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to offset Partnership expenses, and 4.94% to offset Partnership expenses and the 2% redemption charge if Units are redeemed on or prior to the last day of the eleventh month after they are purchased.

    - No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner. A Unit redeemed at or prior to the twenty-fourth month following the closing at which such Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

    - Conflicts of interests exist that may adversely affect the Partnership, including the facts that the Trading Advisor, DWR, the General Partner and the Commodity Brokers are affiliates, fees to such parties have not been negotiated in arm's-length transactions, and DWR employees will receive a portion of the brokerage fees paid by the Partnership. See "Conflicts of Interest."

    - The Partnership will not be profitable unless the Trading Advisor is successful with its trading program. Past performance is not necessarily indicative of future results.

    - While the General Partner does not intend to make any distributions, profits earned in any year will result in taxable income to investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER
                    DEAN WITTER REYNOLDS INC., SELLING AGENT
                   THE DATE OF THIS SUPPLEMENT IS     , 1998.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
The Offering, Plan of Distribution and Subscription Procedure.............................................        S-1
The Partnership...........................................................................................        S-2
  Performance Record......................................................................................        S-2
  Selected Financial Data.................................................................................        S-3
  Management's Discussion and Analysis of Financial Condition and Results of Operations...................        S-4
Description of Charges to the Partnership.................................................................        S-5
Capitalization............................................................................................        S-6
The General Partner.......................................................................................        S-7
  Directors and Officers of the General Partner...........................................................        S-7
  Description and Performance Information of Commodity Pools Operated by the General Partner..............        S-7
The Trading Advisor.......................................................................................       S-11
Certain Litigation........................................................................................       S-12
Potential Advantages......................................................................................       S-12
Experts...................................................................................................       S-14
Morgan Stanley Tangible Asset Fund L.P.
  Statement of Financial Condition........................................................................       S-15
  Statement of Operations.................................................................................       S-16
  Statement of Changes in Partners' Capital...............................................................       S-17
  Statement of Cash Flows.................................................................................       S-18
  Footnotes to Financial Statements (unaudited)...........................................................       S-19
Demeter Management Corporation
  Independent Auditors' Report............................................................................       S-22
  Statements of Financial Condition.......................................................................       S-23
                                                                                                                 S-24
  Notes to Statements of Financial Condition..............................................................
    (Certain information relating to the financial condition of Demeter Management Corporation's parent is contained in "The General Partner")
Annex A--Subscription and Exchange Agreement and Power of Attorney........................................        A-1

   THE FOLLOWING INFORMATION SUPPLEMENTS, OR, IN CERTAIN INSTANCES, REPLACES PORTIONS OF, THE PROSPECTUS, AND ACCORDINGLY MUST BE READ AS AN INTEGRAL PART OF
                                THE PROSPECTUS.
                       THE OFFERING, PLAN OF DISTRIBUTION
                           AND SUBSCRIPTION PROCEDURE

    THE FOLLOWING UPDATES AND REPLACES, WHERE APPLICABLE, THE INFORMATION UNDER "SUMMARY OF THE PROSPECTUS--THE OFFERING" ON PAGES 7-9, "PLAN OF DISTRIBUTION" ON PAGES 51-54, AND "SUBSCRIPTION PROCEDURE" ON PAGES 54-55.

    At the First Closing held on January 2, 1998, 2,547,686.803 Units were issued and sold, at $10.00 per Unit, and the Partnership received proceeds of $25,476,868.03. At the Second Closing held on February 2, 1998, 572,639.328
Units were issued and sold, at $10.13 per Unit (the Net Asset Value per Unit as of the close of business on January 31, 1998), and the Partnership received proceeds of $5,800,837.21. At the Third Closing held on March 2, 1998, 367,946.812 Units were issued and sold, at $9.53 per Unit (the Net Asset Value per Unit as of the close of business on February 28, 1998), and the Partnership received proceeds of $3,506,533.00. At the Fourth Closing held on April 1, 1998, 557,230.540 Units were issued and sold, at $9.54 per Unit (the Net Asset Value per Unit as of the close of business on March 31, 1998), and the Partnership received proceeds of $5,315,979.31. Thus, an aggregate of 4,045,503.483 Units were issued and sold at the four Closings, and the Partnership received aggregate proceeds of $40,100,217.55. In connection with the four Closings, the General Partner contributed an aggregate of $430,000 to the Partnership, and was issued an aggregate of 43,395.648 Units of General Partnership Interest, which it still owned as of May 31, 1998.

    Notwithstanding the statement in the Prospectus that the Offering Period was not to be extended beyond May 29, 1998, the Partnership, the General Partner, the Trading Advisor and DWR have now agreed to extend the Offering Period until no later than October 16, 1998 (the "Extended Offering Period"). Accordingly, the 954,496.517 Units remaining unsold after the Fourth Closing are now being offered for sale, in the sole discretion of the General Partner, at a Fifth and Sixth Closing, currently scheduled to be held on August 3, 1998 and September 1, 1998, respectively, and possibly at a Seventh Closing, at a price per Unit equal to 100% of the Net Asset Value thereof as of the close of business on the last day of the month immediately preceding such closing. No minimum number of Units need be issued and sold during the Extended Offering Period.

    Pursuant to the Selling Agreement, as amended, among the Partnership, the General Partner, the Trading Advisor and DWR, DWR will use its best efforts to sell the Units offered during the Extended Offering Period, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase any Units. Funds with respect to a subscription received during the Extended Offering Period and not immediately rejected by the General Partner will be transferred to, and held in escrow by, the Escrow Agent, and interest will be earned and paid on such escrowed amounts, in the same manner described under "Plan of Distribution" in the Prospectus. Employees of DWR will receive compensation from DWR, and not from the Partnership, out of the portion of the brokerage fees received by DWR from MS & Co., with regard to Units sold during the Extended Offering Period, on the same basis described under "Plan of Distribution" in the Prospectus with regard to Units sold at the first four Closings.

    In order to purchase Units during the Extended Offering Period, a subscriber must complete, execute and deliver an execution copy of a Subscription and Exchange Agreement and Power of Attorney to DWR, in the form annexed to this Supplement as Annex A (in lieu of the form annexed to the Prospectus as Exhibit
B). A separate execution copy of such Agreement accompanies this Supplement or may be obtained, after delivery of the Prospectus and this Supplement, from a local DWR branch office.

                                THE PARTNERSHIP

    THE FOLLOWING SUPPLEMENTS THE PROSPECTUS BY PROVIDING INFORMATION CONCERNING THE PERFORMANCE OF THE PARTNERSHIP SINCE IT COMMENCED TRADING.

PERFORMANCE RECORD

    The Partnership began trading on January 2, 1998. The performance summary of the Partnership from the commencement of trading through April 30, 1998 is set forth in Table I below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles.

                            ------------------------

INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE CAPSULE PERFORMANCE SUMMARY IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE PARTNERSHIP IN THE FUTURE. SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS, THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                                                                         TABLE I

               PERFORMANCE OF MORGAN STANLEY TANGIBLE ASSET FUND

Type of Pool:  Publicly-Offered Fund
Inception of Trading:  January 2, 1998
Aggregate Subscriptions:  $40,530,217
Current Capitalization:  $38,079,517
Current Net Asset Value per Unit:  $9.31
Worst Monthly % Drawdown (Month/Year):  (5.92)% (February 1998)
Worst Month-End Peak-to-Valley Drawdown:  (8.09)% (3 months, 2/98-4/98)

                                                                     MONTHLY RATE
                                                                       OF RETURN
                                                                     -------------
MONTH                                                                    1998
-------------------------------------------------------------------  -------------
                                                                           %
January............................................................      1.30
February...........................................................     (5.92)
March..............................................................      0.10
April..............................................................     (2.41)
Compound Annual/Period
 Rate of Return....................................................     (6.90)
                                                                      (4 months)

                               FOOTNOTES TO TABLE

    "DRAWDOWN" MEANS DECLINE IN NET ASSET VALUE PER UNIT. "WORST MONTH-END PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN IS EQUIVALENT TO THE "DRAWDOWN" EXPERIENCED BY THE PARTNERSHIP, DETERMINED IN ACCORDANCE WITH CFTC RULE 4.10, AND REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM ANY MONTH-END NET ASSET VALUE PER UNIT WHICH OCCURS WITHOUT SUCH MONTH-END NET ASSET VALUE PER UNIT BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. IN DOLLAR TERMS, FOR EXAMPLE, IF THE NET ASSET VALUE PER UNIT OF THE PARTNERSHIP DECLINED BY $1 IN EACH OF JANUARY AND FEBRUARY, INCREASED BY $1 IN MARCH AND DECLINED AGAIN BY $2 IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE $3 IN AMOUNT, WHEREAS IF THE NET ASSET VALUE OF A UNIT HAD INCREASED BY $2 IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF

FEBRUARY AT THE $2 LEVEL. SUCH "DRAWDOWNS" ARE MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUES ONLY, AND DO NOT REFLECT INTRA-MONTH FIGURES.

    "MONTHLY RATE OF RETURN" IS THE PERCENTAGE CHANGE IN NET ASSET VALUE PER UNIT FROM ONE MONTH TO ANOTHER.

    "COMPOUND ANNUAL (PERIOD) RATE OF RETURN" IS CALCULATED BY MULTIPLYING ON A COMPOUND BASIS EACH OF THE MONTHLY RATES OF RETURN AND NOT BY ADDING OR AVERAGING SUCH MONTHLY RATES OF RETURN. FOR PERIODS OF LESS THAN ONE YEAR, THE RESULTS ARE YEAR-TO-DATE.

SELECTED FINANCIAL DATA

    The following is the results of operations of the Partnership for the period from January 2, 1998 (commencement of operations) to March 31, 1998. For the complete financial statements of the Partnership, see page F-1 of the Prospectus and page S-15 of this Supplement. For performance information with respect to the Partnership, see "The Partnership--Performance Record" above.

                                                             FOR THE PERIOD
                                                                  FROM
                                                            JANUARY 2, 1998
                                                            (COMMENCEMENT OF
                                                             OPERATIONS) TO
                                                             MARCH 31, 1998
                                                            ----------------
                                                                   $
REVENUES
Trading Profit (Loss):
  Realized................................................       (1,378,000)
  Net change in unrealized................................           97,560
                                                            ----------------
    Total Trading Results.................................       (1,280,440)
Interest income (MS & Co.)................................          313,122
                                                            ----------------

    Total Revenues........................................         (967,318)
                                                            ----------------
EXPENSES
Brokerage fees (MS & Co. and MSIL)........................          277,573
Management fees (MSCM)....................................          190,118
Service fee (Demeter).....................................           76,047
                                                            ----------------
    Total Expenses........................................          543,738
                                                            ----------------
NET LOSS..................................................       (1,511,056)
                                                            ----------------
                                                            ----------------
NET LOSS ALLOCATION:
Limited Partners..........................................       (1,475,165)
General Partner...........................................          (35,891)

NET LOSS PER UNIT:
Limted Partners...........................................             (.46)
General Partners..........................................             (.46)

TOTAL ASSETS AT END OF PERIOD.............................       39,214,236
TOTAL NET ASSETS AT END OF PERIOD.........................       39,014,097
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners..........................................             9.54
General Partner...........................................             9.54

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    LIQUIDITY. The Partnership's assets are on deposit in separate commodity interest trading accounts with MS & Co. and MSIL, the Commodity Brokers, and are used by the Partnership as margin to engage in commodity futures, forward contracts and other commodity interest trading. MS & Co. and MSIL hold such assets in either designated depositories or in securities approved by the CFTC for investment of customer funds. The Partnership's assets held by MS & Co. and MSIL may be used as margin solely for the Partnership's trading. Since the Partnership's sole purpose is to trade in commodity futures contracts and other commodity interests, it is expected that the Partnership will continue to own such liquid assets for margin purposes.

    The Partnership's investment in commodity futures contracts, forward contracts and other commodity interests may be illiquid. If the price for a futures contract for a particular commodity has increased or decreased by an amount equal to the "daily limit," positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its commodity futures positions and could result in restrictions on redemptions.

    CAPITAL RESOURCES. The Partnership does not have, nor does it expect to have, any capital assets. Redemptions and sales of additional Units in the future will affect the amount of funds available for investments in subsequent periods. As redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and therefore, the impact of future redemptions.

    RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1998. For the quarter ended March 31, 1998, the Partnership's total trading losses net of interest income were $967,318. During the first quarter, the Partnership recorded a loss in Net Asset Value per Unit. The most significant losses were recorded during January and February in the energy markets as the Partnership's long-only trading approach resulted in losses as oil and gas prices moved lower. Additional losses were recorded for the Partnership from long positions in corn and wheat futures during February and March and from long livestock futures positions during January. In soft commodities, losses were recorded from long coffee futures positions during February and March as coffee prices moved lower. A portion of the Partnership's overall losses was offset by profits experienced from long precious metals futures positions. The most significant gains were recorded during February as silver prices moved sharply higher. Smaller gains were recorded in gold and platinum futures trading during February and March. Total expenses for the quarter were $543,738, resulting in a net loss of $1,511,056. The value of an individual Unit in the Partnership decreased from $10.00 at January 2, 1998 to $9.54 at March 31, 1998.

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

    THE FOLLOWING UPDATES THE BREAK EVEN INFORMATION UNDER "SUMMARY OF THE PROSPECTUS-- DESCRIPTION OF CHARGES TO THE PARTNERSHIP" ON PAGE 5, AND UPDATES AND REPLACES "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--6. BREAK EVEN ANALYSIS" ON PAGES 25-26 TO REFLECT A CURRENT SELLING PRICE.

6.  BREAK EVEN ANALYSIS

    Based upon the annual fees and expenses of the Partnership, the Partnership will be required to earn estimated net trading profits (after taking into account estimated interest income) of 4.08% of its average Net Assets in its first year in order for a Limited Partner to pay the 1% redemption charge and to recoup its initial investment upon redemption after one year.

    Based upon the Net Asset Value per Unit of $9.31 as of April 30, 1998, the Partnership must earn estimated net trading profits of $0.38 per Unit, in order for a Limited Partner to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 1% redemption charge (as calculated below).

                                                                                        AFTER             AFTER
                                                                                  ELEVEN MONTHS(8)      ONE YEAR
                                                                                ---------------------  -----------
Net Asset Value per Unit(1)...................................................        $    9.31         $    9.31
Management Fee(2).............................................................             0.21              0.23
Brokerage Fee(3)..............................................................             0.31              0.34
Service Fee(4)................................................................             0.09              0.09
Redemption Charge(5)..........................................................             0.19              0.09
Incentive Fee(6)..............................................................               --                --
Less: Interest Income(7)......................................................             0.34              0.37
Amount of Trading Income Required for a Limited Partner to Recoup its
  Investment..................................................................             0.46              0.38
Percentage of Net Asset Value per Unit........................................             4.94%             4.08%

------------------------

NOTES

(1) Units are offered for sale at the Fifth and Sixth Closings, and possibly a Seventh Closing, at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding such closing.

(2) Monthly management fees are equal to 5/24 of 1% of the Net Assets on the first day of each month (a 2.5% annual rate).

(3) The brokerage fee is a monthly fee of 1/12 of 3.65% of Net Assets as of the first day of the month (a 3.65% annual rate). Such fee covers all brokerage fees and transaction fees and costs (including "give up" and transfer fees).

(4) The service fee is a monthly fee of 1/12 of 1% of Net Assets as of the first day of each month (a 1% annual rate).

(5) Units redeemed on or prior to the last day of the eleventh month after the date of purchase are subject to a 2% redemption charge; Units redeemed after the last day of the eleventh month and on or prior to the last day of the twenty-fourth month after the date of purchase are subject to a 1% redemption charge.

(6) Incentive fees are assumed to be zero because (i) interest income will exceed the redemption charge, and (ii) the Trading Advisor's profits from futures interests trading will equal all of the other fees and expenses reflected in this table.

(7) MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. Such rate was estimated at 5% for purposes of the calculation.

(8) Supplementally, Units redeemed on or prior to the last day of the eleventh month after the date of purchase are subject to a 2% redemption charge. In calculating the break even analysis for a redemption occurring on the last day of the eleventh month, the management fee, brokerage fee, service fee and interest income were each prorated over an 11-month period.

                                 CAPITALIZATION

    THE FOLLOWING UPDATES AND REPLACES "CAPITALIZATION" ON PAGES 28-29.

    The following table sets forth the capitalization of the Partnership as of April 30, 1998 and the pro forma capitalization of the Partnership adjusted to reflect (i) the proceeds (at the Net Asset Value of $9.31 per Unit as of April 30, 1998) from the sale during the Extended Offering Period of the 954,496.517 unsold Units offered by this Supplement, and (ii) the capital contribution required of the General Partner based on such capitalization of the Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest:

                                                                                                    PRO FORMA
                                                                                                   AMOUNT TO BE
                                                                                     AMOUNT       OUTSTANDING IF
                                                                                  OUTSTANDING       ADDITIONAL
                                                                                     AS OF          UNITS ARE
                                                                                 APRIL 30, 1998      SOLD(1)
                                                                                 --------------  ----------------
Limited Partnership Interest(2)................................................  $   37,675,328   $   46,561,691
General Partnership Interest(3)................................................         404,189          470,320
                                                                                 --------------  ----------------
    Total......................................................................  $   38,079,517   $   47,032,011
                                                                                 --------------  ----------------
                                                                                 --------------  ----------------

------------------------

(1) Pro forma amounts shown assume that all Units are sold at the April 30, 1998 Net Asset Value per Unit of $9.31.

(2) Units are being offered in the Extended Offering Period for sale at a Fifth and Sixth Closing, and possibly at a Seventh Closing, at a price based on the Net Asset Value per Unit as of the close of business on the last day of the month immediately preceding such Closing. The actual proceeds from such sale will depend upon the Net Asset Value per Unit applicable to the Closing.

(3) The General Partner has agreed to contribute in $1,000 increments at each closing an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership (including the General Partner's contribution) and (b) $25,000. Such additional contributions by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest, each of which will have a Net Asset Value per Unit equal to that of the Partnership's Net Asset Value per Unit at the date of such closing. Under certain conditions and where modification will not adversely affect the interests of Limited Partners, the General Partner's minimum investment requirements may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners.

                              THE GENERAL PARTNER

    THE FOLLOWING UPDATES THE INFORMATION UNDER "THE GENERAL PARTNER" ON PAGES 29-34.

    As reflected in the 1997 Annual Report and Form 10-Q for the quarter ended February 28, 1998 of Morgan Stanley Dean Witter & Co. ("MSDW"; formerly, Morgan Stanley, Dean Witter, Discover & Co.). MSDW had total shareholders' equity of $13,956 million and total assets of $302,287 million as of November 30, 1997 (audited) and total shareholder's equity of $14,524 million and total assets of $345,534 million as of February 28, 1998 (unaudited). Additional financial information regarding MSDW is included in the financial statements filed as part of such Annual Report and Form 10-Q. MSDW will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to MSDW at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

    Patti L. Behnke is no longer an officer of the General Partner.

    Lewis A. Raibley, III, age 36, is Vice President and Chief Financial Officer of the General Partner. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of MSDW. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of MSDW and, prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of DWD. He has been with DWD and its affiliates since June 1986.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE
  GENERAL PARTNER

    The following table sets forth summary information for the 23 other commodity pools (other than four pools exempt from disclosure under CFTC Rule 4.7) operated to date by Demeter, thirteen of which employ one trading advisor and ten of which employ more than one trading advisor, for which Demeter serves as general partner. In the context of a pool with only one trading advisor, Demeter performs general monitoring of the trading advisor and administrative services. Generally, in the context of pools with more than one trading advisor, in addition to providing general monitoring and administrative services, Demeter provides asset allocation strategies in the selection and replacement of trading advisors as well as in the allocation of assets to such advisors.

    While each of these commodity pools has essentially the same objective, appreciation of its assets through speculative trading, the structure (including fees and interest income arrangements) and performance of these pools varies widely. For example, certain pools employ only one trading advisor while others employ more than one advisor (several pools employ two to four trading advisors and some have employed more than ten trading advisors at the same time). Certain pools are so-called "principal protection pools," offering an assurance of principal return at a date certain. The performance records of these pools include several pools that have traded unprofitably, including four pools that have terminated trading due to losses; other pools that have not incurred losses, but have not achieved significant profits; and certain pools that have performed well over time.

    All summary performance information is current as of April 30, 1998. Performance information is set forth for the most recent five full years of each pool, or in the event that a pool has been trading for less than five years, performance information is set forth from the inception of trading. Except as otherwise indicated, rate of return information prior to January 1, 1993 has not been included for pools that have been trading for more than five years in accordance with CFTC regulations. In reviewing the following summary performance information, prospective investors should understand that (i) such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and (ii) a more complete presentation of the performance of the futures funds operated or managed by the General Partner and/or its affiliates is available without charge upon request to the General Partner.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS AND MATERIAL DIFFERENCES EXIST BETWEEN THE COMMODITY POOLS DESCRIBED HEREIN AND THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL PERFORM IN A MANNER COMPARABLE TO ANY OF THE COMMODITY POOLS DESCRIBED BELOW OR THAT THE PARTNERSHIP WOULD HAVE DONE SO IN THE PAST. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                              -------------------

    PROSPECTIVE INVESTORS SHOULD NOTE THAT THE PERFORMANCE RECORDS OF THE COMMODITY POOLS OPERATED BY THE GENERAL PARTNER ARE SET FORTH IN SUMMARY FORM HEREIN. A MORE DETAILED PRESENTATION OF SUCH PERFORMANCE INFORMATION WILL BE PROVIDED TO ANY PROSPECTIVE INVESTOR UPON REQUEST AND WITHOUT CHARGE.

                              -------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED
  (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1993 THROUGH APRIL 30,
                                     1998)

                                                                                                             CURRENT
                                                                                                               NET
                                                                                               CURRENT        ASSET      CUMULATIVE
                                                                                                TOTAL         VALUE        RETURN
                                                    START       CLOSE        AGGREGATE        NET ASSET        PER         SINCE
               FUND TYPE/FUND(1)                   DATE(2)     DATE(3)    SUBSCRIPTION(4)      VALUE(5)      UNIT(6)    INCEPTION(7)
------------------------------------------------  ----------  ----------  ----------------  --------------  ----------  ------------
                                                                                 $                $             $            %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                            Jan-81      Dec-88            9,648,397          739,757      488.29       (51.37)
Columbia Futures Fund(11)                         Jul-83      N/A              29,276,299        8,676,206    2,638.16       169.20
DW Diversified Futures Fund L.P.(11)              Apr-88      N/A             206,815,107      122,410,956      924.29       266.48
DW Multi-Market Portfolio L.P.(11)                Sep-88      N/A             252,526,000        9,506,820    1,038.59         3.86
DW Diversified Futures Fund II L.P.               Jan-89      N/A              13,210,576       10,192,431    2,436.29       143.63
DW Diversified Futures Fund III L.P.              Nov-90      N/A             126,815,755       61,695,355    1,531.19        53.12
DW Portfolio Strategy Fund L.P.(11)               Feb-91      N/A             143,522,564      122,833,612    2,257.56       125.76
DWFCM International Access Fund L.P.              Mar-94      N/A              68,115,440       41,679,647    1,332.17        33.22
DW Spectrum Global Balanced L.P.(11)              Nov-94      N/A              32,155,851       30,401,819       14.33        43.30
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                             Jan-85      Dec-91           19,122,276          281,303      456.80       (53.15)
DW Cornerstone Fund II(11)                        Jan-85      N/A              65,634,484       27,748,445    3,467.26       255.62
DW Cornerstone Fund III(11)                       Jan-85      N/A             137,116,765       41,235,639    3,086.21       216.53
DW Cornerstone Fund IV(11)                        May-87      N/A             167,936,749      108,660,798    4,184.48       329.18
DW Spectrum Select L.P.(11)                       Aug-91      N/A             200,874,673      153,983,232       20.08       100.80
DW Global Perspective Portfolio L.P.              Mar-92      N/A              67,424,535       18,298,896      881.82       (11.82)
DW World Currency Fund L.P.                       Apr-93      N/A             114,945,830       27,973,610      929.96        (7.00)
DW Spectrum Strategic L.P.                        Nov-94      N/A              79,348,721       57,064,085        9.73        (2.70)
DW Spectrum Technical L.P.                        Nov-94      N/A             196,199,149      192,367,410       14.03        40.30
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.             Jul-89      Sep-95          126,263,000        7,022,437    1,000.00         0.00
DW Principal Plus Fund L.P.(11)                   Feb-90      N/A             109,013,535       52,512,157    1,781.09        78.11
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II, L.P.             Mar-89      Mar-96          162,203,303        4,966,449    1,056.55         5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Chesapeake L.P.                               Nov-94      N/A              16,854,355       17,478,937    1,865.00        86.50
DWR/JWH Futures Fund L.P.                         Feb-96      N/A              24,257,946       22,644,603    1,116.57        11.66


                                                      WORST       WORST PEAK-      COMPOUND ANNUAL RATES OF RETURN(10)
                                                    MONTHLY %      TO-VALLEY    ------------------------------------------
               FUND TYPE/FUND(1)                   DRAWDOWN(8)    DRAWDOWN(9)       1998          1997           1996
------------------------------------------------  -------------  -------------  ------------  -------------  -------------
                                                        %              %             %              %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Commodity Partners                                 (34.48)          (64.23)
                                                         7/88       4/86-12/88
Columbia Futures Fund(11)                              (17.54)          (42.58)        (6.81)         22.60          19.09
                                                         4/86        7/83-9/85     (4 months)
DW Diversified Futures Fund L.P.(11)                   (12.85)          (24.86)        (9.43)         11.96          (2.66)
                                                         5/90        5/95-6/96     (4 months)
DW Multi-Market Portfolio L.P.(11)                     (13.26)          (29.84)        (9.03)         13.28          (6.76)
                                                         2/96        5/95-6/96     (4 months)
DW Diversified Futures Fund II L.P.                    (13.41)          (25.62)        (9.24)         11.28          (4.83)
                                                         8/89        5/95-6/96     (4 months)
DW Diversified Futures Fund III L.P.                   (13.62)          (27.00)        (9.51)         12.29          (4.73)
                                                         1/92        5/95-6/96     (4 months)
DW Portfolio Strategy Fund L.P.(11)                    (14.40)          (25.65)        (4.88)         11.28          25.50
                                                         1/92        1/92-4/92     (4 months)
DWFCM International Access Fund L.P.                   (12.87)          (22.84)       (10.12)         26.22           3.97
                                                         1/95        8/94-1/95     (4 months)
DW Spectrum Global Balanced L.P.(11)                    (7.92)          (10.64)         4.22          18.23          (3.65)
                                                         2/96        2/96-5/96     (4 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Cornerstone Fund I                                  (20.88)          (64.47)
                                                         8/91        4/86-8/91
DW Cornerstone Fund II(11)                             (11.74)          (32.70)        (6.92)         18.05          11.47
                                                         9/89       7/88-10/89     (4 months)
DW Cornerstone Fund III(11)                            (18.28)          (32.35)         3.10          10.24           8.24
                                                         2/89       2/89-10/89     (4 months)
DW Cornerstone Fund IV(11)                             (21.04)          (45.21)        (5.66)         38.41          12.97
                                                         9/89        7/89-9/89     (4 months)
DW Spectrum Select L.P.(11)                            (13.72)          (26.77)        (3.69)          6.22           5.27
                                                         1/92        6/95-8/96     (4 months)
DW Global Perspective Portfolio L.P.                    (8.55)          (40.90)        (8.83)         11.16           9.26
                                                         2/96        8/93-1/95     (4 months)
DW World Currency Fund L.P.                             (9.68)          (46.04)        (6.42)         39.35          12.97
                                                         5/95        8/93-1/95     (4 months)
DW Spectrum Strategic L.P.                             (11.06)          (21.91)        (9.15)          0.37          (3.53)
                                                         4/98        4/97-4/98     (4 months)
DW Spectrum Technical L.P.                              (6.39)           (8.27)        (4.10)          7.49          18.35
                                                         2/96        3/97-5/97     (4 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PR
DW Principal Guaranteed Fund III L.P.                  (13.98)          (30.93)
                                                         1/92        5/90-4/92

DW Principal Plus Fund L.P.(11)                         (7.48)          (13.08)         4.30          15.39          (5.28)
                                                         2/96        2/96-5/96     (4 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Principal Guaranteed Fund II, L.P.                   (5.62)          (14.69)
                                                         1/91        8/89-4/92                                        1.00
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Chesapeake L.P.                                    (16.14)          (17.80)         8.57          15.38          15.23
                                                         7/96        5/96-7/96     (4 months)
DWR/JWH Futures Fund L.P.                               (8.49)          (16.86)       (16.86)         13.66          18.17
                                                         5/97        1/98-4/98     (4 months)                   (11 months)


               FUND TYPE/FUND(1)                      1995          1994           1993
------------------------------------------------  ------------  -------------  ------------
                                                       %              %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Commodity Partners

Columbia Futures Fund(11)                                28.21          (5.75)        14.36

DW Diversified Futures Fund L.P.(11)                     (4.56)          7.68          6.65

DW Multi-Market Portfolio L.P.(11)                       (6.37)          2.66          8.65

DW Diversified Futures Fund II L.P.                      (2.90)          5.41          7.35

DW Diversified Futures Fund III L.P.                     (4.02)          5.89          7.58

DW Portfolio Strategy Fund L.P.(11)                      25.37          (5.41)        19.88

DWFCM International Access Fund L.P.                     21.88          (7.32)
                                                                   (10 months)
DW Spectrum Global Balanced L.P.(11)                     22.79          (1.70)
                                                                    (2 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Cornerstone Fund I

DW Cornerstone Fund II(11)                               26.50          (8.93)         7.81

DW Cornerstone Fund III(11)                              27.50         (10.04)        (4.78)

DW Cornerstone Fund IV(11)                               22.96         (14.27)        (9.12)

DW Spectrum Select L.P.(11)                              23.62          (5.12)        41.62

DW Global Perspective Portfolio L.P.                     16.76         (31.62)        (4.67)

DW World Currency Fund L.P.                               2.02         (25.13)       (17.35)
                                                                                  (9 months)
DW Spectrum Strategic L.P.                               10.49           0.10
                                                                    (2 months)
DW Spectrum Technical L.P.                               17.59          (2.20)
                                                                    (2 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PR
DW Principal Guaranteed Fund III L.P.
                                                          5.21           1.08          5.37
                                                     (9 months)
DW Principal Plus Fund L.P.(11)                          17.98          (8.61)        11.55

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Principal Guaranteed Fund II, L.P.
                                                          7.30          (8.12)         9.74
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Chesapeake L.P.                                      15.80          11.57
                                                                    (2 months)
DWR/JWH Futures Fund L.P.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

 1. Each pool is identified by certain of the following classifications. Funds that are "publicly-offered" are pools offered to the public pursuant to registration in accordance with the requirements of the Securities Act of 1933, as amended. The General Partner also serves as general partner and/or commodity pool operator to seven "privately-offered" funds, which are pools offered in private placements exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. Performance information for four of such privately-offered funds is not provided, consistent with CFTC Rule 4.7. Funds with more than one advisor are pools the assets of which are managed by more than one commodity trading advisor but are not "multi-advisor pools" within the meaning of CFTC Rule 4.10(d)(2). (The CFTC defines a multi-advisor pool as one in which no advisor is allocated or intended to be allocated more than 25% of the pool's assets available for trading.) Funds with "principal protection" are pools with an investment feature whereby investors are guaranteed to receive back at least the amount that they originally invested at a date certain in the future (generally 5 to 7 years after the date of subscription). Funds without "principal protection" are pools in which there is no guarantee of an investor's investment. None of the privately-offered pools has a principal protection feature.

 2. "Start Date" is the month and year in which the pool commenced operations.

 3. "Close Date" is the month and year in which the pool liquidated its assets and ceased to do business.

 4. "Aggregate Subscriptions" is the aggregate of all amounts ever contributed to the pool, including investments which were subsequently redeemed by investors.

 5. "Current Total Net Asset Value" is the net asset value of the pool as of April 30, 1998, and, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.

 6. "Current Net Asset Value Per Unit" is the Current Total Net Asset Value divided by the total number of units outstanding as of April 30, 1998, and, in the case of liquidated pools, the net asset value per unit on the date of liquidation.

 7. "Cumulative Return Since Inception" is the percentage increase in the net asset value of a unit from inception through April 30, 1998.

 8. "Drawdown" means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, I.E., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

 9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. "Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end net asset value per unit which occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end. For example, if the net asset value per unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value per unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated in respect of each year by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 1998, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly. Multi-Market, formerly named Dean Witter Principal Guaranteed Fund L.P., was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection. Portfolio Strategy, formerly named Dean Witter Principal Secured Futures Fund L.P., was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection. Spectrum Global Balanced was formerly named Spectrum Balanced. Spectrum Select was formerly named Select Futures Fund; each unit of Select Futures Fund was converted into 100 units of Spectrum Select on April 30, 1998, with a corresponding revaluation of Net Asset Value per Unit from $2,008.20 to $20.08. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred through the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual returns for the years 1993 and 1994. The performance record of Principal Plus includes the performance of Dean Witter Plus Fund Management L.P., an affiliated pool.

                              THE TRADING ADVISOR

    THE FOLLOWING UPDATES AND REPLACES TABLES A AND B ON PAGES 42-43 UNDER "THE TRADING ADVISOR." THE NOTES TO SUCH TABLES ON PAGE 43 ARE AN INTEGRAL PART OF THE TABLES. FOR PERFORMANCE INFORMATION FOR THE PARTNERSHIP, SEE PAGES S-2 TO S-3.

                                    TABLE A

    Name of CTA: Morgan Stanley Commodities Management, Inc.
    Name of Program: MS Commodity Investment Portfolio Strategy
    Inception of Client Trading by CTA: February 1993
    Inception of Client Trading in Program: May 1994
    Number of Open Accounts: 3
    Aggregate Assets Overall: $248,200,000
    Aggregate Assets in Program: $247,700,000
    Largest Monthly % Drawdown: (5.48)%--(2/98)
    Largest Peak-to-Valley Drawdown: (13.21)%--(8/97-present)

                                                                        1998       1997       1996       1995       1994
MONTHLY RATES OF RETURN                                                   %          %          %          %          %
--------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
January.............................................................      (1.68)      1.35      (0.70)     (0.82)
February............................................................      (5.48)      2.26       2.45       0.21
March...............................................................       0.43       1.30       3.93       1.69
April...............................................................      (1.73)      0.29       1.64       0.34
May.................................................................                  0.58      (0.99)     (1.17)      7.32
June................................................................                 (2.24)      0.13      (0.36)      4.83
July................................................................                  3.19      (0.12)      1.40       2.06
August..............................................................                 (1.59)      4.91       1.86      (0.82)
September...........................................................                  0.86      (0.95)      1.01       0.50
October.............................................................                  0.49      (0.90)      0.46       0.38
November............................................................                 (1.67)      2.36       1.49       1.88
December............................................................                 (3.53)      2.45       5.53       1.35
Compound (period)
  Rate of Return....................................................      (8.27)      1.09      14.92      12.09      18.61

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE B

    Name of CTA: Morgan Stanley Commodities Management, Inc.
    Name of Program: MS Commodity Yield Fund Strategy
    Inception of Client Trading by CTA: February 1993
    Inception of Client Trading in Program: February 1993
    Number of Open Accounts: 1
    Aggregate Assets Overall: $248,200,000
    Aggregate Assets in Program: $500,000
    Largest Monthly % Drawdown: (8.07)%--(5/94)
    Largest Peak-to-Valley Drawdown: (16.58)%--(11/93-8/94)
    1998 year-to-date return (4 months): (4.94)%
    1997 annual return: (6.07)%
    1996 annual return: 16.33%
    1995 annual return: (3.26)%
    1994 annual return: (9.25)%
    1993 annual return (11 months): 16.20%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                               CERTAIN LITIGATION

    THE FOLLOWING UPDATES AND REPLACES THE INFORMATION IN THE THIRD AND FOURTH PARAGRAPHS UNDER "CERTAIN LITIGATION" ON PAGE 44.

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the Partnership, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

    On October 25, 1996, the Market Surveillance Committee of the National Association of Securities Dealers, Inc. ("NASD") filed a formal complaint against MS & Co. and seven current and former traders, alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. Hearings were held in June and July 1997. On April 13, 1998, the Committee ruled that MS & Co. and the seven traders had engaged in manipulative and deceptive practices and improperly locked or crossed markets, but not that MS & Co. had failed to supervise its traders. The Committee levied a fine of $1,000,000 on MS & Co., a fine of $100,000 and a 90-day suspension on one of its former traders, and fines of $25,000 and 30-day suspensions on each of the remaining current and former traders. MS & Co. and the traders have appealed the decision on the grounds, among others, that the decision is not supported by the law or the facts and that it violates the parties' due process rights. The sanctions will be abated during the pendency of the appeal.

                              POTENTIAL ADVANTAGES

    THE FOLLOWING SUPPLEMENTS THE INFORMATION UNDER "POTENTIAL
ADVANTAGES--INVESTMENT DIVERSIFICATION" ON PAGES 64-69.

    The table below is an empirical example of how different asset classes can react to business cycles. In each case, the asset class is represented by a recognized industry index.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                      U.S. TREASURY
                          BONDS
                         (LEHMAN         INT'L        MANAGED
                         BROTHERS       STOCKS        FUTURES
            STOCKS       TREASURY        (EAFE        (BARCLAY
           (S&P 500)   BOND INDEX)      INDEX)       CTA INDEX)
           ---------  --------------  -----------  --------------
               %            %              %             %
  1981         -5.0          1.14          -1.0          23.9
  1982         21.6         41.11          -0.9          16.7
  1983         22.5          1.80          24.6          23.8
  1984          6.2         14.68           7.9           8.7
  1985         31.7         32.01          56.7          25.5
  1986         18.6         24.15          70.0           3.8
  1987          5.2         -2.66          24.9          57.3
  1988         16.5          9.14          28.6          21.8
  1989         31.6         18.89          10.8           1.8
  1990         -3.1          4.56         -23.2          21.0
  1991         30.4         17.85          12.5           3.7
  1992          7.6          7.83         -11.8          -0.9
  1993         10.1         16.37          32.9          10.4
  1994          1.3         -6.92           8.1          -0.7
  1995         37.5         30.70          11.5          13.7
  1996         23.0         -0.41           6.4           9.2
  1997         33.4         14.87           2.1          10.2

    The S&P 500 Index and EAFE Index performance data for stocks and international stocks, respectively, are provided by Thomson Investment Software, Rockville, MD. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which by definition are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIP, INCLUDING MANAGEMENT, INCENTIVE, BROKERAGE AND SERVICE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIP). ALSO, THE PARTNERSHIP'S LONG-POSITION ONLY TRADING STRATEGY IS DIFFERENT FROM THE TRADING STRATEGIES EMPLOYED BY THE TRADING ADVISORS INCLUDED IN THE BARCLAY CTA INDEX, WHICH GENERALLY MAY GO LONG OR SHORT THE FUTURES CONTRACTS TRADED, AND EMPLOY GREATER LEVERAGE. ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS, OR INDIVIDUALLY (IN PARTICULAR, THE PARTNERSHIP), MAY DIFFER. SEE "THE PARTNERSHIP-- PERFORMANCE RECORD" ON PAGES S-2--S-3 FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIP.

                            ------------------------

    Over time, managed futures investments have demonstrated that they have the potential to perform independently of traditional markets such as stocks and bonds. The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities Are Cheap--Time to

Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlations of their performance to stocks and bonds.

                                    EXPERTS

    The statement of financial condition of Morgan Stanley Tangible Asset Fund L.P. as of July 31, 1997 in the Prospectus, and the statements of financial condition of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 included in this Supplement have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto in the Prospectus and this Supplement, and are included therein and herein in reliance upon the authority of said firm as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for MSDW.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                        STATEMENT OF FINANCIAL CONDITION

                                  (UNAUDITED)

                                                                                                      MARCH 31,
                                                                                                         1998
                                                                                                    --------------
                                                                                                          $
ASSETS
Equity in Commodity futures trading accounts:
  Cash............................................................................................      31,821,345
  Net unrealized gain on open contracts...........................................................          97,560
                                                                                                    --------------
  Total Trading Equity............................................................................      31,918,905
Subscriptions receivable (Received $5,385,979)....................................................       5,385,979
Investment in U.S. Treasury Bills.................................................................       1,795,989
Interest receivable (MS & Co.)....................................................................         113,363
                                                                                                    --------------
    Total Assets..................................................................................      39,214,236
                                                                                                    --------------
                                                                                                    --------------
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Accrued brokerage fees (MS & Co. and MSIL)......................................................         102,169
  Accrued management fee payable (MSCM)...........................................................          69,979
  Service fee payable (Demeter)...................................................................          27,991
                                                                                                    --------------
  Total Liabilities...............................................................................         200,139
                                                                                                    --------------
Partners' Capital
  Limited Partners (4,045,003.483 Units)..........................................................      38,599,988
  General Partner (43,395.648 Units)..............................................................         414,109
                                                                                                    --------------
  Total Partners' Capital.........................................................................      39,014,097
                                                                                                    --------------
  Total Liabilities and Partners' Capital.........................................................      39,214,236
                                                                                                    --------------
                                                                                                    --------------
NET ASSET VALUE PER UNIT                                                                                      9.54
                                                                                                    --------------
                                                                                                    --------------

                The accompanying footnotes are an integral part
                         of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                            STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                                                                                               FOR THE PERIOD FROM
                                                                                                 JANUARY 2, 1998
                                                                                                (COMMENCEMENT OF
                                                                                                 OPERATIONS) TO
                                                                                                 MARCH 31, 1998
                                                                                               -------------------
                                                                                                        $
REVENUES
  Trading profit (loss):
    Realized.................................................................................         (1,378,000)
    Net change in unrealized.................................................................             97,560
                                                                                               -------------------
      Total Trading Results..................................................................         (1,280,440)
  Interest income (MS & Co.).................................................................            313,122
                                                                                               -------------------
      Total Revenues.........................................................................           (967,318)
                                                                                               -------------------

EXPENSES
  Brokerage fees (MS & Co. and MSIL).........................................................            277,573
  Management fee (MSCM)......................................................................            190,118
  Service fee (Demeter)......................................................................             76,047
                                                                                               -------------------
      Total Expenses.........................................................................            543,738
                                                                                               -------------------

NET LOSS.....................................................................................         (1,511,056)
                                                                                               -------------------
                                                                                               -------------------

NET LOSS ALLOCATION
  Limited Partner............................................................................         (1,475,165)
  General Partner............................................................................            (35,891)

NET LOSS PER UNIT
  Limited Partner............................................................................               (.46)
  General Partner............................................................................               (.46)

                The accompanying footnotes are an integral part
                         of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                      FOR THE QUARTER ENDED MARCH 31, 1998

                                  (UNAUDITED)

                                                       UNITS OF
                                                     PARTNERSHIP        LIMITED        GENERAL
                                                       INTEREST         PARTNERS       PARTNER        TOTAL
                                                   ----------------  --------------  -----------  --------------
Partners' Capital January 2, 1998................           200.000  $        1,000  $     1,000  $        2,000
Initial Offering.................................     2,573,486.803      25,475,868      259,000      25,734,868
Offering of Units................................     1,515,212.328      14,603,350      190,000      14,793,350
Net Loss.........................................         --             (1,475,165)     (35,891)     (1,511,056)
Redemptions......................................          (500.000)         (5,065)     --               (5,065)
                                                   ----------------  --------------  -----------  --------------
Partners' Capital March 31, 1998.................     4,088,399.131  $   38,599,988  $   414,109  $   39,014,097
                                                   ----------------  --------------  -----------  --------------
                                                   ----------------  --------------  -----------  --------------

                The accompanying footnotes are an integral part
                         of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                            STATEMENT OF CASH FLOWS

                                  (UNAUDITED)

                                                                                               FOR THE PERIOD FROM
                                                                                                 JANUARY 2, 1998
                                                                                                (COMMENCEMENT OF
                                                                                                 OPERATIONS) TO
                                                                                                 MARCH 31, 1998
                                                                                               -------------------
                                                                                                        $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.....................................................................................         (1,511,056)
Noncash item included in net loss:
  Net change in unrealized...................................................................            (97,560)
Increase in operating assets:
  Investment in U.S. Treasury Bills..........................................................         (1,795,989)
  Interest receivable (MS & Co.).............................................................           (113,363)
Increase in operating liabilities:
  Accrued brokerage fees (MS & Co. and MSIL).................................................            102,169
  Accrued management fee payable (MSCM)......................................................             69,979
  Service fee payable (Demeter)..............................................................             27,991
                                                                                               -------------------
Net cash used for operating activities.......................................................         (3,317,829)
                                                                                               -------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...........................................................................         25,734,868
  Offering of Units..........................................................................         14,793,350
  Increase in subscriptions receivable.......................................................         (5,385,979)
  Redemptions of units.......................................................................             (5,065)
                                                                                               -------------------
Net cash provided by financing activities....................................................         35,137,174
                                                                                               -------------------
Net increase in cash.........................................................................         31,819,345
Balance at beginning of period...............................................................              2,000
                                                                                               -------------------
Balance at end of period.....................................................................         31,821,345
                                                                                               -------------------
                                                                                               -------------------

                The accompanying footnotes are an integral part
                         of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                       FOOTNOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The financial statements include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of Morgan Stanley Tangible Asset Fund L.P. (the "Partnership").

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Morgan Stanley Tangible Asset Fund L.P. is a limited partnership organized to engage primarily in speculative trading of futures contracts in metals, energy and agricultural markets and commenced operations on January 2, 1998. The general partner is Demeter Management Corporation ("Demeter"). The commodity brokers are Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("MSIL"), (collectively, the "Commodity Brokers"). The trading advisor is Morgan Stanley Commodities Management, Inc. ("MSCM"). MSCM, the Commodity Brokers and Demeter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW").

    Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

    BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

    REVENUE RECOGNITION--MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due to the Partnership on or with respect to futures interests but not actually received.

    NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

    EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnership's asset "Equity in Commodity futures trading accounts" consists of cash on deposit at MS & Co. and MSIL to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts.

    BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Brokerage fees are accrued at a monthly rate of 1/12 of 3.65% of the Net Assets, as defined, as of the first day of each month (a 3.65% annual rate). Such fees are for all costs of executing trades by the Partnership, including floor brokerage fees, exchange fees, clearing house fees, NFA fees, "give-ups" or transfer fees and any costs associated with taking delivery of commodities.

    SERVICE FEE--The Partnership will pay Demeter a monthly service fee equal to 1/12 of 1% per month (a 1% annual rate) of the Partnership's Net Assets, as defined, as of the first day of each month.

    OPERATING EXPENSES--The Partnership incurs monthly management fees and may incur incentive fees as described in Note 2. All administrative expenses are borne by Demeter.

    INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                                  (UNAUDITED)

    DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

    OFFERING OF UNITS--Units of limited partnership interest were offered to the public at a price equal to 100% of the net asset value as of the close of business on the last day of the month immediately preceding the four closings held on January 2, February 2, March 2 and April 1, 1998.

    REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value Per Unit effective as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any Units redeemed at or prior to the last day of the eleventh month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eleventh month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value per Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. Limited Partners who obtained their units via an exchange from another DWR-sponsored commodity pool are not subject to the six month holding period or the redemption charges.

    DISSOLUTION OF THE PARTNERSHIP--The Partnership will terminate on December 31, 2027 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

    The Partnership pays brokerage commissions to the Commodity Brokers and a service fee to Demeter as described in Note 1. The Partnership's cash is on deposit with MS & Co. and MSIL in commodity trading accounts to meet margin requirements as needed. MS & Co. pays interest on these funds as described in
Note 1.

    Compensation to the Trading Advisor by the Partnership consists of a management fee and an incentive fee as follows:

    MANAGEMENT FEE--The management fee is accrued at the rate of 5/24 of 1% of the Net Assets on the first day of each month (a 2.5% annual rate).

    INCENTIVE FEE--The Partnership will pay an annual incentive fee equal to 20% of the "Trading Profits" as defined as of the end of each calendar year. Such incentive fee is accrued in each month in which "Trading Profits" occur. In those months in which trading profits are negative, previous accruals, if any, during the incentive period will be reduced. Any accrued incentive fees with respect to Units redeemed at the end of a month that is not the end of a calendar year will be deducted and paid to the Trading Advisor at the time of such redemption.

3. FINANCIAL INSTRUMENTS

    The Partnership trades futures contracts in metals, energy and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                                  (UNAUDITED)

perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At March 31, 1998, open contracts were:

                                                                                CONTRACT OR
                                                                              NOTIONAL AMOUNT
                                                                              MARCH 31, 1998
                                                                             -----------------
                                                                                     $
EXCHANGE-TRADED CONTRACTS
  Commodity Futures:
    Commitments to Purchase................................................        34,367,000
  Foreign Futures:
    Commitments to Purchase................................................         8,338,000
    Commitments to Sell....................................................         2,185,000

    The net unrealized gain on open contracts is reported as a component of "Equity in Commodity futures trading accounts" on the Statement of Financial Condition and totaled $97,560 at March 31, 1998.

    Of the $97,560 net unrealized gain on open contracts at March 31, 1998, all related to exchange-traded futures contracts.

    Exchange-traded futures contracts held by the Partnership at March 31, 1998 mature through December 1998.

    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty, nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statement of Financial Condition.

    The Partnership also has credit risk because either MS & Co. or MSIL acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnership's assets. Exchange-traded futures and options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS & Co. and MSIL, as the futures commission merchants for all of the Partnership's exchange-traded futures and options contracts, are required pursuant to regulations of the Commodity Futures Trading Commission ("CFTC") to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and options contracts including an amount equal to the net unrealized gain on all open futures and options contracts, which funds totaled $31,918,905 at March 31, 1998.

    For the quarter ended March 31, 1998, the average fair value of financial instruments held for trading purposes was as follows:

                                                                           MARCH 1998
                                                                   --------------------------
                                                                                  LIABILITIES
                                                                                  -----------
                                                                      ASSETS           $
                                                                   -------------
                                                                         $
EXCHANGE-TRADED CONTRACTS
  Commodity Futures..............................................     29,771,000      --
  Foreign Futures................................................      6,488,000    1,142,000

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") as of November 30, 1997 and December 31, 1996. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
January 12, 1998
New York, New York

                         DEMETER MANAGEMENT CORPORATION

    (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                 FEBRUARY 28,
                                                                     1998         NOVEMBER 30,     DECEMBER 31,
                                                                  (UNAUDITED)         1997             1996
                                                                ---------------  ---------------  ---------------
                                                                       $                $                $
ASSETS

Investments in affiliated partnerships (Note 2)...............       22,886,801       22,016,069       18,955,507
Income taxes receivable.......................................        --                 429,885        --
Receivable from affiliated partnership........................              965              968            1,049
                                                                ---------------  ---------------  ---------------
    Total Assets..............................................       22,887,766       22,446,922       18,956,556
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to MSDWD (Note 3)...................................       17,808,977       17,995,100       15,762,235
  Income taxes payable........................................          188,052        --                 114,218
  Accrued expenses............................................           35,668           34,072           30,379
                                                                ---------------  ---------------  ---------------
    Total Liabilities.........................................       18,032,697       18,029,172       15,906,328
                                                                ---------------  ---------------  ---------------
STOCKHOLDER'S EQUITY
  Common stock, no par value:
    Authorized 1,000 shares; Issued and outstanding 100 shares
      at stated value of $500 per share.......................           50,000           50,000           50,000
  Additional paid-in capital..................................      111,170,000      111,170,000      111,170,000
  Retained earnings...........................................        4,705,069        4,267,750        2,899,724
                                                                ---------------  ---------------  ---------------
                                                                    115,925,069      115,487,750      114,119,724
  Less: Notes receivable from MSDWD (Note 4)..................     (111,070,000)    (111,070,000)    (111,070,000)
                                                                ---------------  ---------------  ---------------
    Total Stockholder's Equity................................        4,855,069        4,417,750        3,049,724
                                                                ---------------  ---------------  ---------------
    Total Liabilities and Stockholder's Equity................       22,887,766       22,446,922       18,956,556
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION

    [WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.]

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

                 (THE INFORMATION RELATED TO 1998 IS UNAUDITED)

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

    Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

    On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time, DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. Prior to the merger, DWD's fiscal year ended on December 31. Subsequent to the merger, MSDWD and Demeter adopted a fiscal year end of November 30.

    Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., ("Anchor"), Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., DWR/JWH Futures Fund L.P. ("DWR/JWH") and Morgan Stanley Tangible Asset Fund L.P. ("MSTAF").

    Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

    In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH, which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in DWR/JWH was $75,000.

    Demeter terminated Dean Witter Principal Guaranteed Fund II L.P. ("DWPGF II") as of March 31, 1996. DWPGF II was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

    On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed "Dean Witter Portfolio Strategy Fund L.P." and continued trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation were eliminated.

    Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which was offered to investors for a limited time in a public offering.

                         DEMETER MANAGEMENT CORPORATION

    [WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.]

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

                 (THE INFORMATION RELATED TO 1998 IS UNAUDITED)

    On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I liquidated and distributed its remaining assets in 1997.

    Demeter reopened DWPSF for additional investment and on May 12, 1997 DWPSF registered with the SEC 50,000 units which were offered to investors for a limited time in a public offering.

    On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 11, 1997, MSTAF registered with the SEC 5,000,000 units to be offered to investors for a limited time in a public offering.

    On September 18, 1997, Demeter ceased trading activities in Anchor and distributed approximately 87% of Anchor's assets. Demeter distributed the remainder of Anchor's assets in 1998.

    INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDWD, computed on a separate company basis and due to MSDWD.

    BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2. INVESTMENTS IN AFFILIATED PARTNERSHIPS

    The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

    The total assets, liabilities and partners' capital of all the funds managed by Demeter at February 28, 1998 (unaudited), November 30, 1997 and December 31, 1996 were as follows:

                                                    FEBRUARY 28,
                                                        1998          NOVEMBER 30,      DECEMBER 31,
                                                    (UNAUDITED)           1997              1996
                                                  ----------------  ----------------  ----------------
                                                         $                 $                 $
Total assets....................................     1,254,721,181     1,195,307,516     1,084,660,072
Total liabilities...............................        18,807,828        19,346,113        27,893,698
Total partners' capital.........................     1,235,913,353     1,175,961,403     1,056,766,374

    Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3. PAYABLE TO MSDWD

    The payable to MSDWD is primarily for amounts due for the purchase of partnership investments.

4. NET WORTH REQUIREMENT

    At February 28, 1998 (unaudited), November 30, 1997 and December 31, 1996, Demeter held non-interest bearing notes from MSDWD that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

                         DEMETER MANAGEMENT CORPORATION

    [WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.]

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

                 (THE INFORMATION RELATED TO 1998 IS UNAUDITED)

    The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less].

    In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDWD are included in net worth for purposes of this calculation.

5. LEGAL MATTERS

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR, an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6. SUBSEQUENT EVENTS (UNAUDITED)

    On March 24, 1998, Morgan Stanley, Dean Witter, Discover & Co. changed its corporate name to Morgan Stanley Dean Witter & Co.

    On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P. and Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P.

    On May 11, 1998 Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of Dean Witter Spectrum Select L.P., both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.

                                                                         ANNEX A

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                    SUBSCRIPTION AND EXCHANGE AGREEMENT AND
                               POWER OF ATTORNEY
                               ------------------

                     UNITS OF LIMITED PARTNERSHIP INTEREST

    Subscribers purchasing Units for cash hereby are "Subscribers." Subscribers who are redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator are "Exchange Subscribers." Subscribers and Exchange Subscribers should follow the instructions below.

                           SUBSCRIPTION INSTRUCTIONS

    ANY PERSON DESIRING TO SUBSCRIBE FOR UNITS SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS DATED NOVEMBER 10, 1997 (THE "PROSPECTUS"), THE SUPPLEMENT TO THE
PROSPECTUS DATED     , 1998 (THE "SUPPLEMENT"), THE PARTNERSHIP'S MOST RECENT
MONTHLY REPORT, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY. BY SIGNING THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, A SUBSCRIBER OR EXCHANGE SUBSCRIBER WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT SET FORTH IN THIS AGREEMENT ON PAGES 4-6, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.

    SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES 9 AND 10, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES 11 and 12, USING BLACK INK, AS FOLLOWS:

Item 1 (PAGE 9 OR PAGES 11-12)

              --      Enter Dean Witter Reynolds Inc. ("DWR") Account Number.

              --      Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of entity that is subscribing. In case of joint ownership, either Social Security Number may be used.

              --      Each subscriber must (i) if a United States taxable subscriber, review the representation relating to backup withholding tax under "United States Taxable
                      Investors Only" on page 9 (for Subscribers) or page 11 (for Exchange
                      Subscribers) or (ii) if a non-United States subscriber, review the representation relating to such subscriber's classification as a non-resident alien for United States federal income tax purposes under "Non-United States
                      Investors Only" on page 9 (for Subscribers) or page 11 (for Exchange
                      Subscribers). SUBSCRIBER(S) AND EXCHANGE SUBSCRIBER(S) MUST SIGN BELOW THE TAX
                      REPRESENTATION IN ITEM 1 ON PAGE 9 OR 11.

              --      Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.

              --      Enter taxable year of subscriber, if other than calendar year.

              --      Check box if the subscriber is a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the U.S.

              --      If there is a co-subscriber, trustee or custodian, complete applicable information.

              --      Each subscriber purchasing Units as custodian for a minor: (i) if a gift to minor not made with minor's funds, net worth and annual income representations apply only to subscriber, or (ii) if not a gift, net worth and annual income representations apply only to such minor.

              --      Each subscriber purchasing Units as a trustee or custodian of an employee benefit plan with an individual beneficiary or of an individual retirement account ("IRA") at the direction of the beneficiary of such plan or IRA: net worth and annual income representations apply only to the beneficiary of such plan or account.

For Signatories to Subscription Signature Page (PAGE 9)

              --      Enter the dollar amount of the subscription for the Partnership.

For Signatories to Exchange Signature Page (PAGE 11)

              --      Enter the symbol of the limited partnership from which units are to be redeemed; specify the quantity to be redeemed (entire interest or number of whole units).

Item 2 (PAGE 10 OR 12)

              --      Each subscriber must execute the Subscription and Exchange Agreement and Power of Attorney Signature Page (on page 10 (for Subscribers) or page 12 (for
                      Exchange Subscribers)).

Item 3 (PAGE 10 OR 12)

              --      Account Executive and Branch Manager must complete the required information.

              --      This Subscription and Exchange Agreement and Power of Attorney must be mailed to Dean Witter Reynolds Inc. at Two World Trade Center, 62nd Floor, New York,
                      New York 10048-0026.

                                STATE CLEARANCES

    As of the date of the Supplement, the Units have been registered or are otherwise qualified for offer and sale in all states (OTHER THAN MINNESOTA), the District of Columbia and Puerto Rico, subject to the special suitability and minimum investment requirements for certain states set forth under "State Suitability Requirements" on pages 5 and 6. Units may be offered and sold in Minnesota, in reliance upon an exemption from registration, solely to Subscribers and Exchange Subscribers who qualify as "accredited investors" within the meaning of Rule 501(a) of SEC Regulation D, or who otherwise qualify as institutional investors within the meaning of the Minnesota exemption.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                                ---------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    Any person subscribing for Units of Limited Partnership Interest ("Units") in Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") should carefully read and review the Partnership's Prospectus dated November 10, 1997 (the
"Prospectus"), the Supplement to the Prospectus dated     , 1998 (the
"Supplement"), and the Partnership's most recent Monthly Report (the "Monthly Report"; except as otherwise indicated herein, the term "Prospectus" shall mean the Prospectus, as amended and supplemented by the Supplement and the Monthly Report). Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.

    FOR SIGNATORIES TO SUBSCRIPTION SIGNATURE PAGE: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units at the price per Unit described in the Prospectus.

    FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest in the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units at the price per Unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR ACCOUNT EXECUTIVE. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to the Partnership and to be bound by the terms of the Partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).

--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR SIGNATORIES TO SUBSCRIPTION SIGNATURE PAGE: Payment of this subscription must be made by charging the Subscriber's Customer Account with DWR. In the event that the Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, the Subscriber should make appropriate arrangements with Subscriber's DWR account executive, if any, and if none, should contact Subscriber's local DWR branch office. If Subscriber is a customer of another broker-dealer acting as an Additional Seller of the Units, such Additional Seller will assist Subscriber in opening a DWR Customer Account. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to the Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.

    FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE: Payment of this subscription must be made by applying the proceeds from a redemption of limited partnership units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described therein Subscriber may be subject to a redemption charge.

--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and the Partnership as follows:

        (1) Subscriber has received a copy of the Prospectus, which includes the Limited Partnership Agreement, as well as a copy of the Supplement and the Partnership's most recent Monthly Report.

        (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

        (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/ or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements." Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnership.

        (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

        (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, the Trading Advisor, nor any of their respective affiliates either: (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

        (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian, or nominee for another.

        (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

        (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of the plan or IRA, the representations set forth above apply only to the beneficiary of such plan or IRA.

        (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to the Limited Partnership Agreement.

        (10) Subscriber either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if so required, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Subscriber agrees to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS ONLY:

        (11) Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fraction thereof) which are the subject of this redemption request are not subject to any pledge or otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Partnership, the General Partner, the Trading Advisor, DWR, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------

STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, investors in the Partnership must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000, or $2,000 in the case of IRAs, or, in the case of an Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of the Subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. However, the states listed below have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

    ALABAMA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    ARIZONA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    ARKANSAS:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    CALIFORNIA:  (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

    IOWA: (1) The minimum initial investment for IRAs is $2,500; and (2) the Subscriber has at least (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

    KANSAS:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    KENTUCKY:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    MAINE:  (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

    MASSACHUSETTS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    MICHIGAN: (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of NW.

    MISSOURI:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    NEBRASKA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    NEW MEXICO:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    NORTH CAROLINA:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    NORTH DAKOTA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    OHIO: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

    OKLAHOMA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    OREGON:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    PENNSYLVANIA:  (a) $175,000 NW and investment may not exceed 10% of NW, or
    (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

    SOUTH DAKOTA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    TENNESSEE:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    TEXAS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

    WASHINGTON:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------

SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus, the Supplement and the Monthly Report in their entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnership:

        (1) The General Partner, DWR, Morgan Stanley & Co. Incorporated ("MS & Co."), Morgan Stanley & Co. International Limited ("MSIL"), the Partnership's commodity brokers, and Morgan Stanley Commodities Management, Inc., the Partnership's trading advisor, are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

        (2) MS & Co. and MSIL will receive substantial commodity brokerage fees from the Partnership, and will also realize the benefits of excess interest earned on the Partnership's funds and compensating balance benefits from deposits of the Partnership's funds, and MS & Co. will pay a portion of such amounts to DWR, all subject to certain limitations, as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of the Partnership of the Customer Agreements with MS & Co. and MSIL, and to the payment to MS & Co., MSIL, and DWR of such fees and benefits.

        (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnership will have similar results or will realize any profits whatsoever. A Limited Partner will be deemed to have consented to the execution and delivery by the General Partner on behalf of the Partnership of the Management Agreement with the Trading Advisor (as described in the Prospectus), and with such other trading advisors as the General Partner may retain from time to time.

        (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month end following the closing at which such person first became a Limited Partner. Thereafter, Units may be redeemed as of the end of any month. However, any Units redeemed at the end of the sixth or at or prior to the end of the eleventh or twenty-fourth month after which such Units were purchased will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after March 31, 1997, and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units, expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. Subscribers who purchase $500,000 or more of Units will not be subject to the redemption charges described above. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of a redemption, which will be the last day of a calendar month.

        (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers, subject to the limited revocation right described on page 3 of this Agreement.

--------------------------------------------------------------------------------

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENT
--------------------------------------------------------------------------------

    Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of the Partnership, Subscriber shall become a Limited Partner of the Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).

--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of the Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit Subscriber as a Limited Partner of the Partnership and to admit others as additional or substituted Limited Partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) the Limited Partnership Agreement and the Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of the Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given copies of the Prospectus, the Supplement, and the most current monthly account statement (report) for the Partnership. The undersigned hereby acknowledges receipt of the Prospectus, the Supplement, and the Monthly Report.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION SIGNATURE PAGE
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.
    PAGES 9 AND 10, THE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE CLOSING.
    The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in Morgan Stanley Tangible Asset Fund L.P. (the "Partnership"), hereby subscribes for Units at the applicable Closing, at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding the Closing, all as described in the Prospectus. Unless otherwise provided under "State Suitability Requirements," the minimum investment in the Partnership is $5,000 or $2,000 in the case of IRAs. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a subsequent Closing with a minimum investment of $1,000.

    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIP DATED NOVEMBER 10, 1997, THE SUPPLEMENT THERETO
DATED     , 1998, AND THE PARTNERSHIP'S MOST RECENT MONTHLY REPORT
(COLLECTIVELY, THE "PROSPECTUS"), INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY.

--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

DWR ACCOUNT NO.                                                            MSTAF            $

                             -                      AMOUNT OF SUBSCRIPTION
TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  / / / / -- / / / / / / / / / / / / / OR / / / / / / / / / / / / / / / / / / / / / /
Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ / Individual Ownership                  / /Trust other than Grantor or            / /IRA (the DWR Branch Manager must
                                                 Revocable Trust                           sign below for IRA accounts)
/ /Joint Tenants with Rights of
       Survivorship                       / / Estate                                / /Employee Benefit Plan
                                                                                    (Participant
/ / Tenants in Common                     / /UGMA/UTMA (Minor)                             Directed)
/ / Community Property                    / / Partnership                           / / Defined Benefit Plan (Other)
/ /Grantor or other Revocable Trust       / / Corporation                           / / Other (specify)

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

 UNITED STATES TAXABLE INVESTORS:                        OR     NON-UNITED STATES INVESTORS
 / / Check box if Subscriber is subject to backup               Under penalties of perjury, by signature below, the
     withholding under the provisions of Section                Subscriber certifies that such Subscriber is NOT
     3406(a)(1)(C) of the Internal Revenue Code.                (a) a citizen or resident of the United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b) or, a United States corporation, partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under penalties of perjury, by signing below, I
 certify that the Social Security Number (or Taxpayer
 ID Number) above to be the true, correct and complete
 Social Security Number (or Taxpayer ID Number) and
 that all the information above is true, correct and
 complete.
 X

(Signature of Subscriber or Officer, Partner or Trustee of Subscriber or Branch Manager            Date
in the case of an IRA)

If Subscriber is an        Type or Print Name of Entity: .........................................................
Entity:

                           Name: ................................................................  Date: .........

                           Title: ................................................................................

Full Name of Account..............................................................................................
                           (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of  ........................  and a citizen of  ........................
                           (name of country)                            (name of country)

Street Address ...................................................................................................
                           (MUST be residence address--P.O. Box alone not acceptable)

City  ...................  State  .............  Zip Code  .............  Tel. No. ( ............. )  ............

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................................................. Telephone Number ( ................. ) ................
The person or entity above is a/an (check one)

 / / Co-Subscriber                    / / Trustee or Custodian             / / Authorized Person, if an
                                                                           Institutional Trustee

Street Address .................................................................

                               (P. O. Box alone not acceptable)

City .......................................................  State  .....................  Zip Code  ....................

Co-Subscriber, Trustee or Custodian is a resident of .......  and a citizen of ...........................................

Minor (if not a gift) is a resident of .....................  and a citizen of ...........................................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X                                                                X
(Signature of Subscriber)                       Date             (Signature of Co-Subscriber)                    Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .............................                               X
(Type or Print Name of Entity)  (Signature)                                                 Date

Print Name  ..................  Title  .......................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 THE UNDERSIGNED ACCOUNT EXECUTIVE HEREBY CERTIFIES THAT:      THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO
 (1) the above signature(s) is/are true and correct;           SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.
 (2) s/he has informed the Subscriber about the liquidity      X ........................................................
     and marketability of the Units as set forth in the                          ACCOUNT EXECUTIVE'S SIGNATURE
     Prospectus;                                               ..........................................................
 (3) based on information obtained from the Subscriber                  Type or Print Full Name of Account Executive
     concerning this Subscriber's investment objectives,       Telephone
     other investments, financial situation, needs and any     Number  ( ............. ) ...................................
     other relevant information, that s/he reasonably          THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
     believes that:                                            (1) the above signature(s) is/are true and correct.
   (a) such Subscriber is or will be in a financial position   (2) the above client(s) is/are suitable.
       appropriate to enable such Subscriber to realize the    X
       benefits of the Partnership as described in the         BRANCH MANAGER'S SIGNATURE
 Prospectus;                                                    .........................................................
   (b) such Subscriber has a net worth sufficient to sustain   Type or Print Full Name of Branch Manager
       the risk inherent in the Partnership (including loss
       of investment and lack of liquidity); and
   (c) the Partnership is otherwise a suitable investment
       for such Subscriber; and
 (4) the Subscriber received the Prospectus at least five
     business days prior to the Closing.

  Please drop a BUY ticket upon receipt of a completed Subscription Agreement.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                            EXCHANGE SIGNATURE PAGE
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.
    PAGES 11 AND 12, THE EXCHANGE SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE CLOSING.
    The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership identified in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in Morgan Stanley Tangible Asset Fund L.P. ("MSTAF" or the "Partnership"), hereby subscribes for Units at the applicable Closing, at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding the Closing, all as described in the Prospectus. Redemption of units of any partnership for an exchange must be in whole units, unless Subscriber is redeeming its entire interest in such partnership.
    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIP DATED NOVEMBER 10, 1997, THE SUPPLEMENT THERETO
DATED       , 1998, AND THE PARTNERSHIP'S MOST RECENT MONTHLY REPORT
(COLLECTIVELY, THE "PROSPECTUS"), INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY.


--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

DWR ACCOUNT NO.

                                -

SYMBOL FOR FUND FROM WHICH                                   SPECIFY QUANTITY OF UNITS TO BE REDEEMED
UNITS TO BE REDEEMED                                              (CHECK BOX IF ENTIRE INTEREST;
                                                                   INSERT NUMBER IF WHOLE UNITS)

/ / / / / / / / / /                            / /  ENTIRE INTEREST  OR
-
---------------
---------------
- WHOLE UNITS  TO
- MSTAF
-
-------------------------------------------------------------------------
-------------------------------------------------------------------------

The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the symbol of the partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in MSTAF as indicated. The Subscriber may redeem either (a) whole units of limited partnership interest, with a minimum redemption equal to the lesser of
(i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of a minimum of 5 units (2 units in the case of an IRA) from a partnership other than those in the Dean Witter Spectrum Series ("Spectrum"), or (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of Spectrum partnerships; or (b) his entire interest in a partnership.

 TAXABLE INVESTORS                                                                  NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  / / / / -- / / / / / / / / / / / / / OR / / / / / / / / / / / / / / / / / / / / / /
Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager
                                                   Revocable Trust                       must  sign below for IRA
/ /  Joint Tenants with Rights of                                                        accounts)
         Survivorship                     / /  Estate
                                                                                    / /  Employee Benefit Plan
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                    (Participant-
                                                                                             Directed)
/ /  Community Property                   / /  Partnership
                                                                                    / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable           / /  Corporation
     Trust                                                                          / /  Other (specify)

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

 UNITED STATES TAXABLE INVESTORS                       OR       NON-UNITED STATES INVESTORS
 / / Check box if Subscriber is subject to backup               Under penalties of perjury, by signature below, the
     withholding under the provisions of Section                Subscriber certifies that such Subscriber is NOT
     3406(a)(1)(C) of the Internal Revenue Code.                (a) a citizen or resident of the United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b) or, a United States corporation, partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under penalties of perjury, by signing below, I
 certify that the Social Security Number (or Taxpayer
 ID Number) above to be the true, correct and complete
 Social Security Number (or Taxpayer ID Number) and
 that all the information above is true, correct and
 complete.
 X
 (Signature of Subscriber or Officer, Partner or                                        Date
 Trustee of Subscriber [or Branch Manager in the case
 of an IRA])

If Subscriber is an Entity: Type or Print Name of Entity:  ...........................................................

                           Name:  ...................................... Date: ......................................

                           Title:  ..................................................................................

Full Name of Account ....................................................................................................
                    (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)
Subscriber is a resident of ........................................... and a citizen of ...........................................
                                        (name of country)                                            (name of country)
Street Address ....................................................................................................................
                                   (MUST be residence address -- P. O. Box alone not acceptable)

City........................................................ State.......... Zip Code....... Tel. No. ( ....... ) ......

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name  ............... Telephone Number ( ......... )  ..........................
                   The person or entity above is a/an (check one)

                                                             / /  Authorized Person, if an
 / /  Co-Subscriber            / /  Trustee or Custodian     Institutional Trustee

Street Address  ................................................................
                            (P. O. Box alone not acceptable)

City................................................................................................ State.......... Zip Code.......

Co-Subscriber, Trustee or Custodian
is a resident of................... and a citizen of...................

Minor (if not a gift) is a resident
of................................. and a citizen of...................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

                   X                                                              X
       (Signature of Subscriber)                 Date               (Signature of Co-Subscriber)                Date

(ENTITY SUBSCRIPTION)

    ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING
IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

    The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any of the entity, and is legally permissible.

 ....................................................... X .....................................................
(Type or Print Name of Entity)                         (Signature)                          Date
Print Name ............................................ Title .................................................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 The undersigned Account Executive hereby                 THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN
 certifies that:                                          ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD
 (1) the above signature(s) is/are true and                           CONDUCT RULE 2810.
     correct;                                                                 X
 (2) s/he has informed the Subscriber about                     ACCOUNT EXECUTIVE'S SIGNATURE
     the liquidity and marketability of the               ..................................................
     Units as set forth in the Prospectus;                          ......................
 (3) based on information obtained from the                  Type or Print Full Name of Account
     Subscriber concerning this Subscriber's                              Executive
     investment objectives, other                                         Telephone
     investments, financial situation, needs               Number  ( ............. )  ............
     and any other relevant information,                  .......................
     that s/he reasonably believes that:                    THE UNDERSIGNED BRANCH MANAGER HEREBY
   (a) such Subscriber is or will be in a                              CERTIFIES THAT:
       financial position appropriate to                 (1) the above signature(s) is/are true and
       enable such Subscriber to realize the                                correct.
       benefits of the Partnership as                     (2) the above client(s) is/are suitable.
       described in the Prospectus;                                           X
   (b) such Subscriber has a net worth                           BRANCH MANAGER'S SIGNATURE
sufficient to sustain the risk inherent in                 .........................................
the Partnership (including loss of                        Type or Print Full Name of Branch Manager
investment and lack of liquidity); and
   (c) the Partnership is otherwise a
       suitable investment for such
       Subscriber; and
 (4) the Subscriber received the Prospectus
     at least five business days prior to
     the Closing.

   Please drop an EXG ticket upon receipt of a completed Exchange Agreement.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
              SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 10, 1997

    The Prospectus dated November 10, 1997 is supplemented by a Supplement dated
- , 1998. The Supplement is an integral part of, and must be read together with, the Prospectus.

- , 1998

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
            MINIMUM OF 500,000 UNITS OF LIMITED PARTNERSHIP INTEREST
                                ----------------

    Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") is a commodity pool limited partnership formed under the laws of the State of Delaware to engage primarily in speculative trading of futures contracts in the metals, energy, and agricultural markets, as more fully described herein (hereinafter referred to collectively as "futures interests"). Demeter Management Corporation, the general partner of the Partnership (the "General Partner"), has retained Morgan Stanley Commodities Management, Inc. (the "Trading Advisor"), to engage in futures interests trading on behalf of the Partnership. Morgan Stanley & Co. Incorporated ("MS & Co.") will act as the primary futures commission merchant for the Partnership's futures interest account.

    Units of limited partnership interest ("Units") are being offered initially at $10 per Unit, for issuance at the first closing (the "First Closing"), which is currently scheduled to be held on January 2, 1998; provided, however, that the General Partner may at its discretion hold such First Closing at any time during the Offering Period (as defined herein). Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a second closing, if any (the "Second Closing"), and a third closing, if any (the "Third Closing"), currently scheduled to be held on February 2, 1998 and March 2, 1998, respectively. Units will be offered for sale at the Second and Third Closings at a price per Unit equal to 100% of the Net Asset Value of a Unit (assets less liabilities, divided by number of Units outstanding) as of the close of business on the last day of the month immediately preceding such closing. The General Partner may in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond May 29, 1998. Units are being offered and sold by the Partnership through Dean Witter Reynolds Inc. ("DWR") on a best efforts basis. If subscriptions for a minimum of 500,000 Units have not been received and accepted by the General Partner at the time the Offering Period is terminated, all subscriptions will be promptly credited to the subscribers' customer accounts with DWR, but in no event later than 5 business days following termination of the Offering Period. The Partnership has registered 5,000,000 Units for sale under this offering, however, because the Partnership may register additional Units for sale there is no maximum aggregate amount of contributions that may be received by the Partnership.

    The minimum investment for most subscribers is $5,000, or $2,000 in the case of an Individual Retirement Account.

    THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS-- INVESTMENT REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 11), AND "CONFLICTS OF INTEREST" (PAGE 17).

    An investment in the Partnership involves significant risks, including the following:

       -
        Futures interests trading is speculative and volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

       -
        The Partnership is subject to substantial charges by the Trading Advisor, the General Partner, and MS & Co. The Partnership must earn estimated net trading profits of 3.15% per year of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion of its assets. Investors should see "Break Even Analysis" on page 24 for the effect of redemption charges which are not included in the above figures.

       -
        No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner. A Unit redeemed at or prior to the end of the twenty-fourth month following the closing at which the Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

       -
        Conflicts of interest exist that may adversely affect the Partnership, including the facts that the Trading Advisor, DWR, the General Partner and the Commodity Brokers are affiliates, fees to such parties have not been negotiated in arm's-length transactions, and DWR employees will receive a portion of the brokerage fees paid by the Partnership. See "Conflicts of Interest."

       -
        The Partnership will not be profitable unless the Trading Advisor is successful with its trading program. Past performance is not necessarily indicative of future results.

       -
        While the General Partner does not intend to make any distributions, profits earned in any year will result in taxable income to investors.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                                                INITIAL PRICE
                                                                      TO                   SELLING             PROCEEDS TO THE
                                                                  PUBLIC(1)            COMMISSIONS(1)          PARTNERSHIP(2)(3)
Per Unit                                                         $         10                  None             $           10
Total Minimum (500,000 Units)                                    $  5,000,000                  None             $    5,000,000
Total Maximum (5,000,000 Units)                                  $ 50,000,000                  None             $   50,000,000

COVER PAGE CONTINUED AND NOTES TO THE ABOVE TABLE ON PAGE (i).

                           DEAN WITTER REYNOLDS INC.

               The date of this Prospectus is November 10, 1997.

    Subject to redemption charges during the 24 months following the issuance of a Unit and certain other restrictions, a Unit may be redeemed as of the end of any month beginning six months after the Unit was issued. See "Redemptions."

    The Partnership is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

NOTES TO TABLE ON FRONT COVER PAGE

(1) Units are offered for sale at the First Closing at $10 per Unit. Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a Second Closing and a Third Closing, if any, at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding such closing. No underwriting compensation or selling commissions will be paid out of the proceeds of this offering. However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Commencing with the thirteenth month following the closing at which a Unit is issued and continuing until the Partnership terminates or such Unit is redeemed, an employee of DWR who sold such Unit and who is properly registered with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"), and has passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of DWR also will receive from DWR (payable solely from its own funds) up to 1/4 of 1% of the Net Asset Value (up to a 3% annual rate) of a Unit as of the first day of each month. Such continuing compensation is to be paid in recognition of the employee's continuing services to the Limited Partners. For a description of all such continuing services, see "Plan of Distribution." The Selling Agreement for the Partnership provides that such compensation may only be paid as long as such services are provided. Such continuing compensation may be deemed to be underwriting compensation. The compensation described above will be paid by DWR out of the portion of the brokerage fees received by DWR from MS & Co. and will not be paid directly by any Limited Partner or the Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. No person will receive the continuing compensation described above who is not a DWR employee at the time of receipt of payment.

    DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased by a subscriber with the proceeds of a redemption, on or after March 31, 1997, of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator. Such employees will instead receive the continuing payments with respect to Units that are comparable to the payments that were received by such employees with respect to such other commodity pool.

    DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of Units any additional selling agent ("Additional Seller") which is a member of the National Association of Securities Dealers, Inc. ("NASD") or, under certain conditions, a foreign person as described under "Plan of Distribution." DWR may compensate any Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, not to exceed 3% of the Net Asset Value of such Unit. Additional Sellers who are properly registered with the CFTC and are members of the NFA also may receive from DWR, payable solely from its own funds, continuing compensation for providing to Limited Partners the continuing services referred to above. Such continuing compensation may be up to 1/4 of 1% (up to 3% annually) of the Net Asset Value as of the first day of each month of outstanding Units sold by such Additional Sellers. Additional Sellers may pay all or a portion of such continuing compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such continuing compensation may be deemed to be underwriting compensation. See "Plan of Distribution."

    No part of the compensation described above will be paid by the Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. DWR has agreed to indemnify any Additional Seller against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. DWR will be indemnified by the Partnership against certain civil liabilities.

(2) Units are offered for sale for a period from the date hereof, unless sooner terminated, to the date of the First Closing. Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, for a period from the date of the First Closing to the date of the Second Closing, if any, and from the date of the Second Closing to the date of the Third Closing, if any (the period from the date of this Prospectus through March 12, 1998 will be referred to herein as the "Offering Period"). The General Partner may, in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond May 29, 1998. In the event of any such extension, the term "Offering Period" shall be deemed to include such additional closings. The General Partner shall also have the discretion to terminate the offering of Units at any time during the Offering Period. Subscription amounts received during the Offering Period and not immediately rejected by the General Partner will be held in escrow at The Chase Manhattan Bank, New York, New York (the "Escrow Agent") until the applicable closing or until earlier rejection by the General Partner. The funds will be invested in the Escrow Agent's interest-bearing bank money market account. Interest earned on subscriptions accepted or rejected by the General Partner will be credited to the subscribers' customer accounts with DWR.

    The General Partner will determine to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney. See "Plan of Distribution."

   Any subscription received by DWR during the last five business days of the month prior to a closing may be rejected by the General Partner. See "Plan of Distribution."

(3) DWR will pay all of the costs incurred in connection with the organization of the Partnership and the offering of Units, estimated to be approximately $875,000 in the aggregate. Such costs include legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs, and other related fees and expenses incurred in connection with the offering of Units. The Partnership will not reimburse DWR for any portion of the costs so incurred or any offering expense incurred in connection with the offering of Units, and while DWR may recoup such costs from receipt of a portion of the brokerage fees paid to DWR by MS & Co. and receipt of interest and compensating balance benefits with respect to the Partnership's assets deposited with MS & Co., the Partnership will not be liable for any such costs at any time. Investments by subscribers are not subject to any upfront fees, commissions or expenses and therefore, 100% of the proceeds of the offering are available for investment in the Partnership. The number of Units sold will have no effect on the Net Asset Value per Unit.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

    The Partnership must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

    UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    The Partnership has filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnership and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.

                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS, SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 22 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 25.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 11.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               TABLE OF CONTENTS

                                                  PAGE
Risk Disclosure Statement.....................        iii
Summary of the Prospectus.....................          1
  Investment Requirements.....................          1
  Additional Information......................          2
  The Investment Objective....................          2
  The Partnership.............................          2
  The General Partner.........................          3
  The Commodity Brokers.......................          3
  The Trading Advisor.........................          3
  Risk Factors................................          3
    Risks Relating to Futures Interests
      Trading.................................          3
    Risks Relating to the Partnership and
      Offering of Units.......................          4
    Risks Related to the Trading Advisor......          4
    Taxation Risks............................          4
  Conflicts of Interest.......................          5
  Description of Charges to the Partnership...          5
  Redemptions.................................          6
  Distributions...............................          7
  Transferability of Units....................          7
  The Offering................................          7
    Securities Offered........................          7
    Subscription Procedure....................          7
    Plan of Distribution......................          8
    No Selling Commissions or Offering Expense
      Charge..................................          9
    Suitability Standards.....................          9
  Interest on Partnership Assets..............          9
  Use of Proceeds.............................          9
  Tax Considerations..........................          9
Risk Factors..................................         11
  Risks Relating to Futures Interests Trading
   and the Futures Interests Markets..........         11
    Futures Interests Trading Is Speculative
      and Volatile............................         11
    Futures Interests Trading Is Highly
      Leveraged...............................         11
    Futures Interests Trading May Be
      Illiquid................................         11
    Special Risks Associated with Trading on
      Foreign Exchanges.......................         11
    The Partnership Has Credit Risk to the
      Commodity Brokers.......................         12
    Possible Effects of Speculative Position
      Limits..................................         12
  Risks Relating to the Partnership and the
   Offering of Units..........................         12
    Substantial Charges to the Partnership....         12
    Restricted Investment Liquidity in the
      Units...................................         12
    Conflicts of Interest in the Partnership
      Structure...............................         13
    Limited Partners Will Not Participate in
      Management..............................         13
    Reliance on the General Partner...........         13
    Certain Litigation........................         13
  Risks Relating to the Trading Advisor.......         14
    Reliance on the Trading Advisor to Trade
      Successfully............................         14
    Past Performance Not Necessarily
      Indicative of Future Results............         14
    Market Factors May Adversely Influence the
      Trading Program.........................         14
    Limited Term of the Management Agreement
      May Limit Access to the Trading
      Advisor.................................         14
    Possible Adverse Effects of Increasing the
      Assets Traded by the Trading Advisor....         14
    Trading Decisions Based on Technical
      Trading Approach May Not Perform Under
      Certain Market Conditions...............         14
  Taxation and Regulatory Risks...............         15
    Possibility of Taxation as a
      Corporation.............................         15

                                                  PAGE
    Partner's Tax Liability May Exceed
      Distributions...........................         15
    Possible Limitation on Deduction of
      Certain Expenses........................         16
    Redemption of Units May Produce Negative
      Tax Consequences........................         16
    Tax Laws Are Subject to Change............         16
    Deductibility of Passive Losses May Be
      Limited.................................         16
    Possibility of Tax Audit..................         16
    Absence of Regulations Applicable to
      Securities Mutual Funds and Their
      Advisers................................         17
Conflicts of Interest.........................         18
  Relationship of the General Partner and the
   Trading Advisor to the Commodity Brokers...         18
  Accounts of Affiliates of the General
   Partner, the Commodity Brokers, and DWR....         19
  Management of Other Accounts by the Trading
   Advisor....................................         19
  Customer Agreements with the Commodity
   Brokers....................................         20
  Other Commodity Pools.......................         20
Fiduciary Responsibility......................         20
Description of Charges to the Partnership.....         22
  1. The Trading Advisor......................         22
  2. The Commodity Brokers....................         23
  3. The General Partner......................         24
  4. Extraordinary Expenses...................         24
  5. Expense Limitations......................         24
  6. Break Even Analysis......................         25
Investment Program, Use of Proceeds and
 Trading Policies.............................         26
  Trading Policies............................         28
Capitalization................................         28
The General Partner...........................         29
  Directors and Officers of the General
   Partner....................................         30
  Description and Performance Information of
   Commodity Pools Operated by the General
   Partner....................................         31
The Futures Markets...........................         35
  Futures Contracts...........................         35
  Hedgers and Speculators.....................         35
  Commodity Exchanges.........................         35
  Speculative Position Limits.................         36
  Daily Limits................................         36
  Regulations.................................         36
  Margins.....................................         38
General Description of Trading Approaches.....         38
  Introduction................................         38
  Systematic and Discretionary................         38
  Technical and Fundamental Analysis..........         39
  Trend-Following.............................         40
  Risk Control Techniques.....................         40
The Trading Advisor...........................         40
  Introduction................................         40
  Morgan Stanley Commodities Management,
   Inc........................................         41
  MSCM's Trading Program......................         41
  MSCM's Performance Record...................         41
The Commodity Brokers.........................         43
  Description of the Commodity Brokers........         43
  Brokerage Arrangements......................         44
Certain Litigation............................         44
The Management Agreement......................         45
  Term........................................         45
  Liability and Indemnification...............         45
  Obligations to the Partnership..............         45
Redemptions...................................         46
The Limited Partnership Agreement.............         47

                                                  PAGE
  Nature of the Partnership...................         47
  Management of Partnership Affairs...........         48
  Additional Offerings........................         48
  Sharing of Profits and Losses...............         49
  Restrictions on Transfers or Assignments....         49
  Amendments; Meetings........................         49
  Indemnification.............................         50
  Reports to Limited Partners.................         50
Plan of Distribution..........................         51
Subscription Procedure........................         54
Purchases by Employee Benefit Plans--ERISA
 Considerations...............................         55
Material Federal Income Tax Considerations....         56
  Introduction................................         56
  Partnership Status..........................         57
  Partnership Taxation........................         57
    Partners, Rather than Partnership, Subject
      to Federal Income Tax...................         57
    Organization and Syndication Expenses.....         57
    Allocation of Partnership Profits and
      Losses..................................         57
  Cash Distributions and Redemptions..........         58
  Gain or Loss on Trading Activity............         58
  Taxation of Limited Partners................         60
    Limitations on Deductibility of
      Partnership Losses......................         60
    Limitations on Deductibility of Passive
      Losses..................................         60
    Limited Deduction of Certain Expenses.....         60
    Tax on Capital Gains and Losses...........         61
    Alternative Minimum Tax...................         61
    Limitation on Deductibility of Interest on
      Investment Indebtedness.................         61
    Taxation of Foreign Limited Partners......         61
    Tax Elections.............................         63
    Tax Returns and Information...............         63
    Partnership's Tax Accounting..............         63
                                                  PAGE
    Unrelated Business Taxable Income of
      Employee Benefit Plan Limited Partners
      and Other Tax-Exempt Investors..........         63
  Tax Audits..................................         63
State and Local Income Tax Aspects............         64
Potential Advantages..........................         64
  Investment Diversification..................         64
  Futures Interests Traded and the Futures
   Markets....................................         66
  Professional Trading Management.............         69
  Limited Liability...........................         69
  Interest Income.............................         70
  Administrative Convenience..................         70
Legal Matters.................................         70
Experts.......................................         70
Additional Information........................         70
Glossary......................................         71
  Certain Terms and Definitions...............         71
  Blue Sky Glossary...........................         72
Morgan Stanley Tangible Asset Fund L.P.
  Independent Auditors' Report................        F-1
  Statement of Financial Condition............        F-2
  Notes to Statement of Financial Condition...        F-3
Demeter Management Corporation
  Independent Auditors' Report................        F-5
  Statements of Financial Condition...........        F-6
  Notes to Statements of Financial Condition
   (certain information relating to the
   financial condition of Demeter Management
   Corporation's parent is contained in "The
   General Partner")..........................        F-7
Exhibit A--Limited Partnership Agreement......        A-1
Annex 1--Request for Redemption...............       A-22
Exhibit B--Subscription and Exchange Agreement
 and Power of Attorney........................        B-1

                           SUMMARY OF THE PROSPECTUS
               THE DATE OF THIS PROSPECTUS IS NOVEMBER 10, 1997.

    The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.

                            INVESTMENT REQUIREMENTS

    The minimum investment for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an Individual Retirement Account ("IRA"); or (b) for subscribers who redeem, on or after March 31, 1997, units of limited partnership interest in any other commodity pool for which Demeter Management Corporation, the Partnership's general partner (the "General Partner"), serves as the general partner and commodity pool operator and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units (such purchases are hereinafter referred to as "Exchanges"), the lesser of
(i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. A subscriber whose subscription is accepted by the General Partner at a closing (each, a "Limited Partner") and who desires to make an additional investment in the Partnership may subscribe for Units at a subsequent closing with a minimum investment of $1,000.

    Subscribers should be aware that there are minimum net worth and/or annual income suitability standards which must be met in order to subscribe for Units. Each subscriber must represent and warrant in a Subscription and Exchange Agreement and Power of Attorney that such subscriber has received this Prospectus and that such subscriber meets the applicable State minimum financial suitability standard set forth in the Subscription and Exchange Agreement and Power of Attorney (which may require a greater minimum investment), and may be required to provide additional information regarding the subscriber's background and investment history. Dean Witter Reynolds Inc. ("DWR"), the Partnership's selling agent, and its account executives have a duty to determine that this is a suitable investment for the subscriber.

    Unless otherwise specified in the Subscription and Exchange Agreement and Power of Attorney under "State Suitability Requirements," a subscriber must have either: (a) a net worth of at least $75,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $30,000. Certain jurisdictions impose more restrictive suitability and/or minimum investment requirements than those set forth above, including requirements for a higher net worth, a higher annual income, or both. A list of such jurisdictions and the restrictions imposed is included in the Subscription and Exchange Agreement and Power of Attorney under the heading "State Suitability Requirements." A specimen form of the Subscription and Exchange Agreement and Power of Attorney is annexed hereto as Exhibit B. Separate execution copies of the Subscription and Exchange Agreement and Power of Attorney either accompany this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office.

    Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers, and the General Partner may, in its sole discretion, reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units, and although the Partnership's Limited Partnership Agreement (the "Limited Partnership Agreement") permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in the Partnership for a significant period of time. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments" and "Redemptions."

                             ADDITIONAL INFORMATION

    In addition to this Prospectus, a sales brochure and introductory letters prepared by DWR may be delivered with this Prospectus or may be obtained from a DWR account executive or by writing to Dean Witter Reynolds Inc., Two World Trade Center, 62nd Floor, New York, New York 10048.

                            THE INVESTMENT OBJECTIVE

    The objective of Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") is to generate substantial appreciation of its assets over time through speculative trading. The proceeds of the sale of the Units will be deposited in the Partnership's accounts with Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("MSIL"), the Partnership's commodity brokers, to be used as margin for the Partnership's trading activities and may be subject to depletion if the Partnership experiences losses from its trading activities.

    The Partnership will trade futures contracts pursuant to the trading program utilized by Morgan Stanley Commodities Management, Inc. (the "Trading Advisor"), the Partnership's trading advisor. The Partnership's portfolio will normally include contracts for diverse futures interests, including metals, energy products and agriculturals (collectively, "futures interests"). The Trading Advisor may from time to time, in its discretion, modify its trading program and add to and delete from the Partnership's portfolio additional futures interests. See "Investment Program, Use of Proceeds and Trading Policies -- Trading Policies" and "The Trading Advisor."

    Based upon the fees and expenses of the Partnership, the Partnership will be required to earn net trading profits of 3.15% per year of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion of its assets. See "Description of Charges to the Partnership." Investors should see "Break Even Analysis" on page 25 for the effect of redemption charges which are not included in the above figures. By reason of the foregoing, investors should consider an investment in the Partnership as a long-term investment.

    Distributions of profits, if any, will be made at the sole discretion of the General Partner. It is currently the intention of the General Partner not to make distributions. See "Distributions" in this section.

                                THE PARTNERSHIP

    The Partnership was organized as a limited partnership on July 31, 1997 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The offices of the Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.

    The Partnership will terminate upon the first to occur of the following: (i) December 31, 2027; (ii) the insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership is continued by a successor general partner; (iii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (iv) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding; (v) withdrawal by the General Partner (unless a new general partner(s) is elected by the Limited Partners); (vi) a decline in the Net Asset Value of a Unit (as determined by the General Partner) as of the close of business on any day to less than $250; (vii) a decline in the Partnership's Net Assets (as determined by the General Partner) as of the close of business on any day to $250,000 or less; (viii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date. See "The Limited Partnership Agreement--Termination of the Partnership."

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of the Partnership is Demeter Management Corporation, a Delaware corporation (the "General Partner"). The General Partner, the Trading Advisor, DWR, MS & Co., and MSIL are each wholly-owned subsidiaries of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). See "Conflicts of Interest," "The General Partner," "The Trading Advisor," and "The Commodity Brokers." The Trading Advisor makes all trading decisions in respect of the funds of the Partnership, except that the General Partner may override the instructions of the Trading Advisor and make trading decisions under certain circumstances. See "The Management Agreement." The General Partner is or has been the general partner and commodity pool operator of 28 commodity pools, five of which have terminated. The General Partner had, in the aggregate, approximately $1.1 billion of net assets under management as of June 30, 1997.

                             THE COMMODITY BROKERS

    The primary commodity broker for the Partnership is Morgan Stanley & Co. Incorporated ("MS & Co."); Morgan Stanley & Co. International Limited ("MSIL" and, together with MS & Co., the "Commodity Brokers"), will act as the Partnership's commodity broker to the extent it trades on the London Metals Exchange. The Commodity Brokers are wholly-owned subsidiaries of MSDWD. The General Partner believes that the fees payable to MS & Co. by the Partnership (no separate fees shall be payable to MSIL) are competitive with those paid by other public commodity pools, although they may be higher than those paid by certain other customers of MS & Co. See "Conflicts of Interest," "Description of Charges to the Partnership--2. The Commodity Brokers," and "The Commodity Brokers."

                              THE TRADING ADVISOR

    The trading advisor for the Partnership is Morgan Stanley Commodities Management, Inc. ("MSCM" or the "Trading Advisor"). The Trading Advisor is a wholly-owned subsidiary of MSDWD. Subject to certain limitations, the Trading Advisor has authority and responsibility for directing the investment and reinvestment in futures interests of the Partnership's Net Assets. See "The Management Agreement." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor depends on the success of the trading program of the Trading Advisor.

                                  RISK FACTORS

    As a general matter, an investment in the Partnership is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Risks of an investment in the Partnership include:

RISKS RELATING TO FUTURES INTERESTS TRADING

       -Futures interests trading is speculative and volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

       -Futures interests trading is highly leveraged and relatively small price movements can result in significant losses to the Partnership.

       -Futures interests trading may be illiquid and in certain situations prevent the Partnership from limiting its loss on an unfavorable position.

       -Trading on foreign exchanges may result in the Partnership having less regulatory protection available.

       -The Partnership has credit risk because the Commodity Brokers act as the futures commission merchants with respect to the Partnership's assets.

       -Speculative position limits may result in the Partnership having to liquidate profitable positions.

RISKS RELATING TO THE PARTNERSHIP AND OFFERING OF UNITS

       -The Partnership incurs substantial charges regardless of whether it realizes profits. The Partnership must earn estimated net trading profits of 3.15% per year of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion of its assets. Investors should see "Break Even Analysis" on page 25 for the effect of redemption charges which are not included in the above figures.

       -The liquidity of the Units is restricted in that there is an absence of a secondary market, the ability to assign or transfer is restricted, redemptions are limited to monthly after the first six months, and redeemed Units may be subject to redemption charges.

       -Significant actual and potential conflicts of interest exist among the General Partner, the Trading Advisor and the Commodity Brokers.

       -Limited Partners do not participate in the management of the Partnership or in the conduct of its business.

       -Limited Partners must rely on the General Partner's selection of a trading advisor.

RISKS RELATED TO THE TRADING ADVISOR

       -The Partnership will not be profitable unless the Trading Advisor is successful with its trading program.

       -Past results are not necessarily indicative of future results.

       -Market factors may adversely affect or require modifications to the Trading Advisor's program.

       -The Management Agreement may not be renewed, may be renewed on less favorable terms to the Partnership, or may be terminated by the Trading Advisor such that the Trading Advisor will no longer be available to the Partnership.

       -Substantial increase in assets allocated to the Trading Advisor may adversely affect its performance.

       -The Trading Advisor's primarily technical trading program may not perform under certain market conditions.

TAXATION RISKS

       -If the tax laws and/or certain facts and circumstances change, the Partnership may be taxed as a corporation.

       -Profits earned during any year will result in taxable income to an investor even though the General Partner does not intend to make distributions.

       -Deductibility of certain of the Partnership's expenses or losses may be limited.

       -The Partnership's tax return may be audited by the Internal
        Revenue Service.

    Only the General Partner will be liable for Partnership obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon) are insufficient to meet those obligations. See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges to the Partnership," and "The Limited Partnership Agreement--Nature of the Partnership."

                             CONFLICTS OF INTEREST

    Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership, principally arising from the affiliation among the General Partner, DWR, the Trading Advisor, and the Commodity Brokers, and the trading of other accounts of, or managed by, the General Partner, DWR, the Trading Advisor, the Commodity Brokers, and their affiliates. Such conflicts include the fact that the brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and the Commodity Brokers, and that the General Partner and the Commodity Brokers may have conflicting demands in respect of other commodity pools; that DWR employees selling Units will receive a portion of the brokerage fees paid to MS & Co. by the Partnership, and thus have a conflict in advising investors whether and when to redeem Units; that the Management Agreement was not negotiated at arm's-length due to the affiliation between the General Partner and the Trading Advisor; that the Trading Advisor, the Commodity Brokers, and DWR, and individuals and entities associated with the General Partner, the Commodity Brokers, and DWR, may trade futures interests for their own accounts, which trading may compete with the Partnership for positions; that trading by the Trading Advisor for its own account and for other customers could result in application of position limits to restrict the Partnership's trading; that under the customer agreements with the Commodity Brokers, the Commodity Brokers may close out positions and take certain other actions with regard to the Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner and the Trading Advisor may compete with the Partnership. See "Conflicts of Interest," "The Trading Advisor" "The General Partner," and "The Commodity Brokers."

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

    The Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges to the Partnership." See also "Risk Factors--Risks Relating to the Partnership and the Offering of Units--Substantial Charges to the Partnership," "Investment Program, Use of Proceeds and Trading Policies," "The Commodity Brokers," and "The Management Agreement."

     RECIPIENT                   FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
-------------------  --------------------------------------------  --------------------------------------------
The Trading Advisor  Monthly Management Fee.                       A flat-rate monthly fee of 5/24 of 1% of Net
                                                                     Assets as of the first day of each month
                                                                     (a 2.5% annual rate).
                     Annual Incentive Fee.                         20% of the Trading Profits experienced as of
                                                                     the end of each calendar year.
MS & Co.             Brokerage Fee.                                A flat-rate monthly fee of 1/12 of 3.65% of
                                                                     Net Assets as of the first day of each
                                                                     month (a 3.65% annual rate).
                     Financial benefit to MS & Co., DWR or their   The aggregate of (i) brokerage fees payable
                       affiliates from interest earned on the        by the Partnership, and (ii) net excess
                       Partnership's assets in excess of the         interest and compensating balance benefits
                       interest paid to the Partnership and from     to MS & Co., DWR or their affiliates
                       compensating balance treatment in             (after crediting the Partnership with
                       connection with their designation of a        interest) are capped at 14% annually of
                       bank or banks in which Partnership assets     the Partnership's average monthly Net As-
                       are deposited.                                sets as of the last day of each month
                                                                     during a calendar year.

     RECIPIENT                   FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
-------------------  --------------------------------------------  --------------------------------------------
The General Partner  Monthly Service Fee.                          A flat-rate monthly fee of 1/12 of 1% of Net
                                                                     Assets as of the first day of each month
                                                                     (a 1% annual rate).

    As long as redemption charges are imposed, as described under "Redemptions," the management, incentive, brokerage, and service fees and the cap on aggregate brokerage fees and net excess interest and compensating balance benefits may not be increased. Thereafter, none of such fees and cap may be increased unless Limited Partners are given prior notice thereof and an opportunity to redeem their Units, subject to additional limits described under "Description of Charges to the Partnership."

    Based on the annual fees and expenses of the Partnership described above, the Partnership must earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 3.15% per year of its average annual Net Assets in order to avoid depletion of its assets. In order for a Limited Partner to pay the redemption charge and recoup its initial investment upon redemption on or prior to the last day of the eleventh month and after one year, the Partnership must earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 4.80% and 4.20%, respectively, of its average annual Net Assets.

                                  REDEMPTIONS

    A Limited Partner may first redeem Units effective as of the last day of the sixth month following the closing at which such person first becomes a Limited Partner, and may redeem Units at any month-end thereafter, in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the eleventh month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eleventh month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

    A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after March 31, 1997 and purchases Units will not be subject to the redemption charges or restrictions under the circumstances described herein. The number of Units, expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by
(b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnership will not be subject to a redemption charge on 50% of his Units. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above.

    A redemption may be made only in whole Units or in multiples of $1,000 (which may result in the redemption of fractional Units), unless a Limited Partner's entire interest in the Partnership is redeemed. The right to obtain redemption is contingent upon the Partnership having assets sufficient to discharge its liabilities (including any amounts owed to affiliates of the General Partner) as of the month-end, and the General Partner's timely receipt of a properly executed Request for Redemption. The Partnership will liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Redemptions."

    In addition to the information and reports described below under "The Limited Partnership Agreement--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission (the "SEC") rules and policies for commodity pools and similar investment vehicles.

                                 DISTRIBUTIONS

    Distributions of profits, if any, will be made at the sole discretion of the General Partner (it is currently the intention of the General Partner not to make distributions). It is possible that no distributions will be made in some years in which the Partnership has taxable profits, realized or unrealized. However, a Limited Partner will nevertheless be required to account for his share of such profits as income for federal tax purposes. Distributions may be made by credit to a Limited Partner's customer account with DWR. See "Material Federal Income Tax Considerations."

                            TRANSFERABILITY OF UNITS

    The assignability or transferability of Units is limited by the Limited Partnership Agreement and no assignee or transferee may become a substituted Limited Partner without the consent of the General Partner, which consent the General Partner may withhold, in its sole discretion. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments."

                                  THE OFFERING

SECURITIES OFFERED

    5,000,000 Units have been registered and are available for sale by the Partnership. The General Partner, in its discretion, may register and sell additional Units from time to time.

SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting Exchanges, the lesser of (i) $5,000 ($2,000 in the case of an IRA),
(ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. A subscriber whose subscription is accepted by the General Partner at a closing and who desires to make an additional investment in the Partnership may subscribe for Units at a subsequent closing with a minimum investment of $1,000. Certain jurisdictions may impose higher minimum investment requirements; see "State Suitability Requirements" in the Subscription and Exchange Agreement and Power of Attorney. No selling commissions will be charged on subscriptions. No offering expenses will be charged to investors or the Partnership. See "Investment Requirements" above, "Plan of Distribution," and "Subscription Procedure."

    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of the Subscription and Exchange Agreement and Power of Attorney to DWR. In the Subscription and Exchange Agreement and Power of Attorney, a subscriber will (i) authorize the General Partner and DWR to transfer the subscription amount from the subscriber's customer account with DWR to the Morgan Stanley Tangible Asset Fund L.P. Escrow Account, or (ii) in the case of an Exchange, authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership. A subscriber must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will debit the customer account and transfer such funds to the escrow account with the Escrow Agent on that date. A subscriber may revoke his Subscription and Exchange Agreement and Power of Attorney, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Agreement or no later than 3:00 p.m., New York City time, on the date of the applicable closing, whichever comes first, by delivering written notice to his DWR account executive.

PLAN OF DISTRIBUTION

    The Units are being offered and sold by the Partnership through DWR. Pursuant to a Selling Agreement among the Partnership, the General Partner, the Trading Advisor and DWR, DWR will use its best efforts to sell Units, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase any Units. See "Plan of Distribution." The General Partner, in its sole discretion, may reject a subscription in whole or in part at any time prior to acceptance. Units are being offered initially to the public at $10 per Unit, for issuance at the First Closing, which is currently scheduled to be held on January 2, 1998; provided, however, that the General Partner may at its discretion hold such First Closing at any time during the Offering Period (as defined below). Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a Second Closing and a Third Closing, currently scheduled to be held on February 2, 1998 and March 2, 1998, respectively, at a price per Unit equal to 100% of the Net Asset Value thereof as of the close of business on the last day of the month immediately preceding such closing. The General Partner shall have the discretion to terminate the offering of Units at any time. The period from the date of this Prospectus through March 12, 1998 will be referred to herein as the "Offering Period." The General Partner may, in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond May 29, 1998. In the event of any such extension, the term "Offering Period" shall be deemed to include such additional closings. If at least 500,000 Units have been subscribed for at any time during the Offering Period, the General Partner may either elect to (a) accept such subscriptions at the First Closing and commence the Partnership's trading operations, or (b) continue to offer Units until the conclusion or earlier termination of the Offering Period.

    Funds with respect to a subscription received during the Offering Period and not immediately rejected by the General Partner will be transferred to, and held in escrow by, The Chase Manhattan Bank (the "Escrow Agent"), as described above, until the General Partner either rejects such subscription prior to the applicable closing or accepts such subscription at such closing.

    If fewer than 500,000 Units have been subscribed for at the termination of the Offering Period, the offering of Units will terminate and each subscription will be promptly credited to the subscriber's customer account with DWR, but in no event later than five business days following termination of the Offering Period, together with any interest earned on the subscriber's subscription funds while held in escrow, and at such time such funds will be immediately available to the subscriber for investment or withdrawal. The General Partner, DWR, MS & Co., MSIL, and the Trading Advisor and their respective principals, directors, officers, employees, and affiliates may subscribe for Units. Such Units subscribed for by any of the foregoing persons and entities will not be counted for purposes of determining whether the 500,000 Unit minimum subscription requirement has been met. If 500,000 or more Units have been subscribed for during the Offering Period, each subscriber will receive a credit to his customer account with DWR in the amount of any interest earned on his subscription funds while held in escrow. Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers. Interest earned on subscriptions deposited into escrow and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR.

    Employees of DWR will receive compensation from DWR, and not from the Partnership, out of the portion of the brokerage fees received by DWR from MS & Co. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation. See "Plan of Distribution."

NO SELLING COMMISSIONS OR OFFERING EXPENSE CHARGE

    In connection with the offering of Units pursuant to this Prospectus, no selling commissions or offering expenses will be paid by Limited Partners or the Partnership, and DWR will pay all of the costs incurred in connection with the organization of the Partnership and this offering of Units, estimated to be approximately $875,000 in the aggregate. The Partnership will not reimburse DWR for any portion of the costs so incurred, and will not be liable for any such costs at any time (although DWR may recoup such costs from receipt of a portion of the brokerage fees and receipt of interest and compensating balance benefits with respect to the Partnership's assets deposited with the Commodity Brokers). However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Commencing with the thirteenth month following the closing at which a Unit is issued and continuing until the Partnership terminates or such Unit is redeemed, an employee of DWR that is properly registered with the Commodity Futures Trading Commission (the "CFTC") and is a member of the National Futures Association ("NFA") will receive from DWR (solely from its own funds) up to 1/4 of 1% of the Unit's month-end Net Asset Value (up to a 3% annual rate), as described in Note (1) to the table on the front cover page of this Prospectus. See "Plan of Distribution." DWR's employees may have a conflict of interest in rendering advice to Limited Partners as to when and whether to redeem Units because of their interest in receiving certain continuing compensation for ongoing services rendered to holders of outstanding Units. The compensation described above will be paid by DWR out of the portion of the brokerage fees received by DWR from MS & Co. and will not be paid directly by any Limited Partner or the Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation.

SUITABILITY STANDARDS

    Each investor (or person entitled to exercise control over assets of such investor's account under an IRA or other employee benefit plan) must represent and warrant in the Subscription and Exchange Agreement and Power of Attorney that such investor and/or other person has received this Prospectus and satisfies certain investment and/or suitability requirements described under "--Investment Requirements" above.

                         INTEREST ON PARTNERSHIP ASSETS

    Once the Partnership's assets are deposited with MS & Co., they will be held in customer segregated funds accounts established by MS & Co. The Partnership's assets held by the Commodity Brokers shall be used as margin solely for the Partnership's trading. MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. See "Investment Program, Use of Proceeds and Trading Policies."

                                USE OF PROCEEDS

    The entire proceeds of this offering, together with the General Partner's capital contribution, will be deposited in the Partnership's accounts maintained with the Commodity Brokers, and used for trading in futures interests. See "Investment Program, Use of Proceeds and Trading Policies."

                               TAX CONSIDERATIONS

    In the opinion of the General Partner's tax counsel, the Partnership will be classified as a partnership for federal income tax purposes and not as an association (or publicly traded partnership) taxable as a corporation. Accordingly, the Partnership will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (E.G., capital or ordinary) when allocated to the Limited Partners. Moreover, the special allocation of Partnership gain or loss upon a redemption of Units, which retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. All such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation (including the Partnership's tax allocations in respect of redeemed Units), especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."

    Taxes payable by partners with respect to Partnership profits may exceed the amount of Partnership distributions, if any, for a taxable year. Based upon the current and contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnership should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

    Cash distributions by the Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate basis in his Units are not taxable. Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed the Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in the Partnership and, following the complete redemption, such Limited Partner has remaining tax basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."

    The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be deemed engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in the Partnership, provided such Foreign Limited Partner is not a dealer in commodities. In the event the Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations." As regards tax-exempt Limited Partners, see "Purchases by Employee Benefit Plans--ERISA Considerations."

                                  RISK FACTORS

    In addition to the Risk Disclosure Statement appearing at the beginning of this Prospectus, prospective subscribers should consider the following risks before subscribing for Units.

RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS

    FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE. Futures interests prices are highly volatile. Price movements of futures interests are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; domestic and foreign political and economic events and policies; and changes in interest rates. See "The Trading Advisor--MSCM's Performance Record" for a discussion of the volatility of the trading program to be employed for the Partnership.

    The Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of the Commodity Brokers or the Commodity Brokers themselves to satisfy substantial deficiencies in such customer's account, the Partnership may be subject to a risk of loss of its funds on deposit with such Commodity Brokers. See "The Futures Markets."

    FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in futures interests trading (typically between 2% and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a futures interests trading account. As a result, a relatively small price movement in a futures interest may result in immediate and substantial losses to the investor. The Partnership uses leverage which could, depending on performance, result in increased gain or loss. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. See "The Futures Markets--Margins" and "The Limited Partnership Agreement--Nature of the Partnership." See also "Investment Program, Use of Proceeds and Trading Policies" and "The Trading Advisor--MSCM's Performance Record" for a discussion of the leverage to be utilized in the trading program to be employed for the Partnership.

    FUTURES INTERESTS TRADING MAY BE ILLIQUID. Most United States futures exchanges limit fluctuations in certain futures interests prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in the futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various futures interests have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions.

    In addition, the Partnership may not be able to execute trades at favorable prices if little trading in the futures interests involved is taking place. Under some circumstances, the Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. See "Investment Program, Use of Proceeds and Trading Policies--Trading Policies." It also is possible that an exchange or the CFTC may suspend trading in a particular futures interest, order immediate liquidation and settlement of a particular futures interest, or order that trading in a particular futures interest be conducted for liquidation only. See "The Futures Markets."

    SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES. The Partnership may trade in futures contracts on exchanges located outside the United States where CFTC regulations do not apply.

Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on foreign exchanges, the Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. Although the Commodity Brokers monitor the creditworthiness of the foreign exchanges with which they do business for clients, the Commodity Brokers do not have the capability to precisely quantify the Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and as a result, the risk is not monitored by the Commodity Brokers on an individual client basis (including the Partnership).

    Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "The Futures Markets."

    THE PARTNERSHIP HAS CREDIT RISK TO THE COMMODITY BROKERS. The Partnership has credit risk because the Commodity Brokers act as the futures commission merchants with respect to the Partnership's assets. Exchange traded futures contracts are marked to market on a daily basis, with variations in value credited or charged to the Partnership's account on a daily basis. MS & Co., as futures commission merchant for the Partnership's U.S. exchange traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by MS & Co. with respect to exchange traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts.

    POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and the United States futures exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short futures contract position which any person or group of persons may own, hold, or control in particular futures interests.

    All futures interests accounts owned, controlled or managed by the Trading Advisor and its principals will be combined for position limit purposes. In this connection, the Management Agreement provides that if speculative position limits are exceeded by the Trading Advisor in the opinion of independent counsel, the CFTC or any regulatory body, exchange, or board, the Trading Advisor and its principals will promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor, fairly and equitably in light of each account's trading strategies to the extent necessary to comply with applicable position limits. See "The Management Agreement." From time to time, the trading approach or instructions of the Trading Advisor may have to be modified, and positions held by the Partnership may have to be liquidated, in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. See "Conflicts of Interest--Management of Other Accounts by the Trading Advisor." The Partnership is also subject to the same speculative position limits and may have to modify or liquidate positions if such limits are, or are about to be, exceeded by the Partnership as a whole.

RISKS RELATING TO THE PARTNERSHIP AND THE OFFERING OF UNITS

    SUBSTANTIAL CHARGES TO THE PARTNERSHIP. The Partnership is subject to substantial charges to its Net Assets from the payment of the monthly management fee, brokerage fee, service fee, and any extraordinary costs, regardless of whether the Partnership realizes profits. See "Description of Charges to the Partnership."

    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in the Limited Partnership Agreement, and there will be no public market for the Units. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments." A Limited Partner, after proper notice has been given, may require the Partnership to redeem all or part of his Units as of, but not before, the sixth month-end following the closing at which such person becomes a Limited Partner, in the manner described herein. Thereafter, Units may be redeemed as of the end of any month. However, no Limited Partner may redeem fractions of Units, except that fractions of Units may be redeemed if a Limited Partner is redeeming in multiples of $1,000 or is redeeming his entire interest in the Partnership. Redemptions of Units are subject to redemption charges through the twenty-fourth month following the closing at which such Units are issued. The foregoing redemption charges and the six month limitation will not apply to Limited Partners who purchase Units pursuant to Exchanges. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the timely receipt by the General Partner of a Request for Redemption. All liabilities of the Partnership are accrued daily and are reflected in the daily Net Asset Value of the Partnership. See "Redemptions." Under certain circumstances (including, but not limited to, the Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due the Partnership from dealers, brokers, banks, or other persons), the Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."

    CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. DWR and the General Partner were instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). Moreover, the Partnership, DWR, the Commodity Brokers, the Trading Advisor, and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with regard to this offering. See "Conflicts of Interest."

    LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Limited Partners will not participate in the management of the Partnership or in the conduct of its business. See "The Limited Partnership Agreement--Management of Partnership Affairs." However, the Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners. See "The Limited Partnership Agreement--Amendments; Meetings."

    RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner in the selection of a successful trading advisor for the Partnership. The selection by the General Partner of the Trading Advisor involved numerous considerations. The General Partner evaluated the performance record of the Trading Advisor and determined if the Trading Advisor was suitable for the Partnership's overall trading approach, trading policies and investment objectives. The General Partner reviewed other aspects of the Trading Advisor (including the Trading Advisor's trading program, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the Trading Advisor and its personnel and amount of funds under management), and made certain subjective judgments in retaining the Trading Advisor. Although the General Partner carefully weighed the above factors in making its selection, other factors not considered by the General Partner may also be important. In the future, the General Partner may be required to terminate and replace the Trading Advisor by reason of its poor performance or for other reasons or to retain additional trading advisors for the Partnership and similar judgments will have to be made from time to time.

    CERTAIN LITIGATION. DWR, the General Partner, other affiliated entities, certain limited partnership commodity pools of which the General Partner is the general partner, and certain trading advisors to those pools, are all defendants in certain purported class actions. Generally these class actions allege, among other things, fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. Although the ultimate outcome of the legal proceedings cannot be predicted with certainty, the DWR related parties believe that strong defenses to these allegations exist and, as such, they are being vigorously contested. In addition, the Commodity Brokers from time to time are subject to various legal actions. See "Certain Litigation."

RISKS RELATING TO THE TRADING ADVISOR

    RELIANCE ON THE TRADING ADVISOR TO TRADE SUCCESSFULLY. Futures interests trading decisions for the Partnership will be made by the Trading Advisor, upon whose judgment and abilities the success of the Partnership largely depends. No assurance can be given that the trading program utilized by the Trading Advisor will prove successful under all or any market conditions.

    PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Certain commentators have expressed concerns over the potentially misleading character of the performance records included in futures fund prospectuses. In fact, certain academic studies reached the conclusion that public commodity pools often significantly underperform the prior performance records of the selected trading advisors included in their prospectuses. See, for example, Elton, Gruber & Rentzler, "New Public Offerings, Information and Investor Rationality: The Case of Publicly Offered Funds," 62 JOURNAL OF BUSINESS, 1-15 (1989), and Edwards & Ma, "Commodity Pool Performance: Is the Information Contained in Pool Prospectuses, Useful?," 8 THE JOURNAL OF FUTURES MARKETS, 589-616 (1988). New futures funds often are offered following periods of successful trading by an advisor. No assurance can be given that the Partnership will perform successfully in the future inasmuch as the Trading Advisor's past performance is not necessarily indicative of future results.

    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAM. Any factor which may lessen the prospect of major commodity price trends in the future may reduce the Trading Advisor's ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of the futures interests markets, investors should view their investment as long term (at least 2 years) in order to permit the program of the Trading Advisor to function over time. Further, the Trading Advisor may alter its program from time to time such that it is possible that the trading program used by the Trading Advisor in the future may be different from that presently in use.

    LIMITED TERM OF THE MANAGEMENT AGREEMENT MAY LIMIT ACCESS TO THE TRADING ADVISOR. The Management Agreement with the Trading Advisor will have an original term of one year. Thereafter, the Partnership or the Trading Advisor may terminate the Management Agreement upon 60 days' prior written notice to the Partnership. In addition, the Management Agreement will be terminable by the Partnership at any time without penalty at any month end upon 15 days' prior written notice to the Trading Advisor, and at any time upon written notice under certain circumstances specified therein. See "The Management Agreement." Upon the expiration or termination of the Management Agreement, there can be no assurance that the services of the Trading Advisor or another trading advisor will be available on the same or similar terms.

    POSSIBLE ADVERSE EFFECTS OF INCREASING THE ASSETS TRADED BY THE TRADING ADVISOR. A trading advisor is limited in the amount of assets that it can successfully manage, both by the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management and by the restrictive effect of speculative position limits. Increased equity generally results in a larger demand for the same futures interests among the accounts managed by a trading advisor. Furthermore, while there has been substantial debate on the subject, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases. The Trading Advisor has not agreed to limit the amount of additional equity that it may manage. There can be no assurance that the Trading Advisor's trading program will not be adversely affected by additional equity, including the proceeds of this offering.

    TRADING DECISIONS BASED ON TECHNICAL TRADING APPROACH MAY NOT PERFORM UNDER CERTAIN MARKET CONDITIONS. Trading decisions of the Trading Advisor generally are based on a "technical" trading program as opposed to a "fundamental" trading method, although the Trading Advisor does utilize subjective judgment in an effort to identify situations where future market reactions are likely to be inconsistent with past market reactions. Fundamental trading methods attempt to examine external factors (such as governmental policies, national and international political and economic events, changing trade prospects, and similar factors which affect the supply and demand for a particular futures interest) in order to predict future prices. Technical trading systems, however, generate buy and sell signals which are not based on analysis of fundamental supply and demand factors, but rather are based, in most cases, upon a study of actual daily, weekly, and monthly price fluctuations, volume variations and changes in open interest and other related mathematical, statistical or quantitative data utilizing charts and/or computers.

    The profitability of both technical and fundamental analysis in futures interest trading generally depends upon the accurate forecasting of major price moves or trends in some futures interests. No assurance can be given of the accuracy of the forecasts or the existence of some major price move. The best trading approach will not be profitable if there are sustained periods in which there are no price moves or trends of the kind the trading approach seeks to identify and follow. In the past, there have been periods without discernible trends and, presumably, such periods will continue to occur in the future. Periods without such price moves may produce losses. Any factor which would lessen the prospect of major trends occurring in the future (such as increased governmental control of or participation in the markets) may reduce the prospect that a particular trading approach will be profitable in the future. Moreover, any factor which would make it more difficult to execute trades at desired prices in accordance with a trading approach (such as a significant lessening of liquidity in a particular market) would also be detrimental to profitability. Many other trading approaches utilize similar analyses in making trading decisions; therefore, bunching of buy and sell orders can occur which makes it more difficult for a position to be taken or liquidated. No assurance can be given that the Trading Advisor's trading program and trading decisions will be successful under all or any market conditions.

    A limiting factor in the use of technical analysis is that such an approach generally requires price movement data which can be translated into price trends sufficient to dictate a market entry or exit decision. Any trading approach which is based upon such technical concepts may not perform well when futures interests markets are trendless or erratic, because a technical approach may fail to identify a trend on which action should be taken or it may react to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading approach may underperform other trading approaches when fundamental factors dominate price moves within a given market. For example, since technical analysis generally does not take into account fundamental factors such as supply, demand, and political and economic events (except insofar as such factors may have influenced price and other technical data constituting input information for such approach), a technical trading approach may be unable to respond to fundamental causative events until after their impact has ceased to influence the markets; positions dictated by such resultant price movements may be incorrect in light of the fundamental factors then affecting the markets.

TAXATION AND REGULATORY RISKS

    POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current United States federal income tax (hereinafter "federal income tax") laws and regulations, the Partnership will be classified as a partnership and not as an association (or publicly traded partnership) taxable as a corporation. This status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If the Partnership were taxed as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable to the Partners as dividends or capital gains. See "Material Federal Income Tax Considerations."

    PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If the Partnership has profits for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to the Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, the Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."

    POSSIBLE LIMITATION ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are further reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnership, the General Partner has been advised by its legal counsel that in its opinion various expenses incurred by the Partnership should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. Such advice is not binding on the Internal Revenue Service or any court. If the Partnership's expenses (including incentive fees) were treated as subject to these limitations, a Limited Partner's after-tax return could be significantly reduced. See "Material Federal Income Tax Considerations."

    REDEMPTION OF UNITS MAY PRODUCE NEGATIVE TAX CONSEQUENCES. The Partnership will allocate taxable gains or losses to a Limited Partner who redeems a Unit generally to the extent such Limited Partner's capital account allocable to such Unit differs from the federal income tax basis allocable to such Unit. Gain or loss allocable to a Limited Partner as his distributive share of Partnership gain or loss (including such distributive share arising from a special allocation upon redemption of Units) retains the same character as in the hands of the Partnership. Accordingly, this special allocation of Partnership gain or loss upon a redemption of Units may alter or modify the character of such Limited Partner's income arising from a redemption of Units (by reducing the amount of long-term capital gain recognized upon a receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. Further, no assurance can be given that the Internal Revenue Service will not challenge the Partnership's tax allocations (including the special allocation upon redemption of Units), and if such allocations are successfully challenged, the amount of income or loss allocated to the Limited Partners may be increased or reduced, or the character of such income or loss may be modified. See "Material Federal Income Tax Considerations."

    TAX LAWS ARE SUBJECT TO CHANGE. It is possible that the current federal income tax treatment accorded an investment in the Partnership will be modified by legislative, administrative, or judicial action in the future. The nature of additional changes in federal income tax law cannot be determined prior to enactment of any new tax legislation or administration or judicial action. However, such legislation could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Partnership. Prospective subscribers should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of any future proposed tax legislation or administrative or judicial action.

    DEDUCTIBILITY OF PASSIVE LOSSES MAY BE LIMITED. Losses from a passive activity ("passive losses") are generally disallowed to the extent such losses exceed income from all passive activities ("passive income"). Pursuant to Proposed and Temporary Treasury Regulations, the Partnership will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction or loss from the Partnership will not be characterized as passive income or loss, and Partnership gains allocable to the Limited Partners will not be available to offset passive losses from other investments. However, Partnership gains allocable to the Limited Partners will be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to the Limited Partners will be available to offset other income, regardless of source. See "Material Federal Income Tax Considerations."

    POSSIBILITY OF TAX AUDIT. There can be no assurance that the Partnership's tax return will not be audited by the Internal Revenue Service or that adjustments to such return will not be made as a result of such an audit. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."

    ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. The Partnership is not registered as an investment company or a "mutual fund" under the Investment Company Act of 1940, as amended (or any similar state law), and neither the General Partner nor the Trading Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the rules of the National Futures Association (the "NFA"), the General Partner is registered as a commodity pool operator, the Trading Advisor is registered as a commodity trading advisor, and MS & Co. is registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.

    THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO INVEST IN THE UNITS.

                             CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER AND THE TRADING ADVISOR TO THE COMMODITY BROKERS

    The General Partner, the Trading Advisor, and the Commodity Brokers are all wholly-owned subsidiaries of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Because the General Partner is affiliated with the Commodity Brokers, the General Partner will have a conflict of interest between its responsibilities to limit and reduce the brokerage fees paid by the Partnership and otherwise manage the Partnership for the benefit of the Limited Partners and its interest in obtaining for MS & Co. favorable brokerage fees (MSIL's fees will be paid by MS & Co. and not directly by the Partnership). Most customers of MS & Co. pay commissions at negotiated rates that are substantially less than the rate that is paid by the Partnership. Four of the 22 currently actively trading commodity pools for which Demeter acts as general partner (none of which uses MS & Co. or MSIL as a commodity broker) are charged flat-rate asset-based brokerage fees, 16 of such commodity pools are charged brokerage fees on a roundturn brokerage commission basis (I.E., a charge for entering and exiting each futures interest transaction) and such fees are subject to a monthly asset-based cap, and two are charged on a roundturn brokerage commission basis without a monthly asset-based cap. See "The Commodity Brokers" and "Fiduciary Responsibility."

    Because the General Partner is also affiliated with the Trading Advisor, the General Partner will have a conflict with respect to its responsibility for determining whether distributions are to be made to Partners by the Partnership. Because any distributions will reduce the Partnership's Net Assets, which serve as the basis on which the Trading Advisor's monthly management fee, the General Partner's monthly service fee and MS & Co.'s flat-rate brokerage fee are calculated, the General Partner will have a disincentive to make distributions. Also, the General Partner selected the Trading Advisor and will participate in the selection of any new trading advisor for the Partnership. However, because the selection of trading advisors who engage in a high volume of trades will increase the costs to MS & Co. of serving as a commodity broker for the Partnership, without MS & Co.'s receipt of an offsetting increase in revenue, the General Partner has an incentive to select trading advisors and trading systems that engage in a low volume of trades.

    Because the General Partner, the Trading Advisor and the Commodity Brokers are subsidiaries of the same parent entity, the Customer Agreements with the Commodity Brokers and the Management Agreement with the Trading Advisor have not been agreed upon in arm's-length negotiations, and there has been no independent due diligence conducted with regard to this offering. Moreover, because of such relationships, the General Partner has a disincentive to replace the Commodity Brokers as the commodity brokers, and the Trading Advisor as trading advisor, for the Partnership. However, the General Partner has a fiduciary duty under the Partnership Act to exercise good faith and fairness in all dealings on behalf of the Partnership, including the Partnership's dealings with the Trading Advisor and the Commodity Brokers. See "Fiduciary Responsibility." In addition, the Limited Partnership Agreement contains restrictions on the General Partner's ability to contract with its affiliates on behalf of the Partnership. See "The Limited Partnership Agreement--Management of Partnership Affairs."

    While the Customer Agreements are nonexclusive, so that the Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreements and other arrangements between the Partnership and the Commodity Brokers are fair, reasonable and competitive, and represent the best prices and services available, considering the matters discussed in this paragraph below and in the immediately following paragraph. DWR is subject to the risk and expense of offering the Units, and the General Partner, an affiliate of DWR, will provide ongoing services to the Partnership, which include operating the Partnership, monitoring the activity of the Trading Advisor, administering the redemption of Units, and paying all of the Partnership's ordinary administrative expenses, and has financial obligations as the general partner of the Partnership. A significant portion of the brokerage fees to be paid to MS & Co. by the Partnership will be paid by MS & Co. to DWR. DWR will use this portion of the brokerage fees to pay certain of its employees for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees who provide continuing advice to Limited Partners as to when and whether to redeem Units may have a conflict of interest by reason of their continuing receipt of a portion of the brokerage fees paid to MS & Co. by the Partnership.

    The General Partner will review the brokerage arrangements at least annually to ensure they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of the Partnership and the services provided, and costs, expenses, and risk borne, by the Commodity Brokers, DWR, and the General Partner. See "The Commodity Brokers" and "Fiduciary Responsibility."

    The Commodity Brokers, the Trading Advisor, and the General Partner may, from time to time, be subject to conflicting demands with respect to their obligations to the Partnership and other commodity pools and accounts. Certain pools may generate larger brokerage commissions, resulting in increased payments to DWR employees as described above. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE COMMODITY BROKERS, AND DWR

    While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain officers, directors and employees of the General Partner, the Commodity Brokers, and DWR, and their affiliates, principals, directors, officers, and employees, may trade futures interests for their own accounts. The records of such trading will not be available to Limited Partners. In addition, MS & Co. is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States, while MSIL is a member of the London Metals Exchange and other foreign commodity exchanges. It is possible that the Commodity Brokers will effect transactions for the Partnership in which the other party to such transactions is an employee of or otherwise affiliated with the General Partner, the Commodity Brokers, DWR or their affiliates. Such persons might also compete with the Partnership in bidding on purchases or sales of futures interests without knowing that the Partnership is also bidding. It is possible that transactions for the officers, directors, affiliates, employees, customers and correspondents of the General Partner, the Commodity Brokers, or DWR might be effected when similar trades for the Partnership are not executed or are executed at less favorable prices. See "The General Partner" and "The Commodity Brokers."

    The Limited Partnership Agreement provides that, except as described therein or in this Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No commodity broker for the Partnership may pay, directly or indirectly, rebates or "give ups" to the General Partner or any trading advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISOR

    The Management Agreement allows the Trading Advisor to manage futures interests accounts in addition to the Partnership's account. The Trading Advisor and its affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers, and operating other commodity pools, and will continue such activities in the future. The Trading Advisor presently acts as advisor and commodity pool operator to four other commodity pools. The Trading Advisor also operates an additional trading program in its management of accounts, which program will not be used in trading for the Partnership. In addition, other accounts using the trading program to be employed for the Partnership trade at different leverage levels and with different fees and costs from the Partnership. Such other accounts may experience significantly different performance results than the Partnership. The Trading Advisor is required to aggregate futures interests positions in other accounts managed by it with futures interests positions in the Partnership's account for speculative position limit purposes. Such aggregation of positions could require the Trading Advisor to liquidate or modify positions for all such accounts, and such liquidation or modification may adversely affect the Partnership. Moreover, if the Trading Advisor makes trading decisions for such accounts and the Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of accounts of the Trading Advisor's employees and accounts managed by the Trading Advisor will not be made available to Limited

Partners, the Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. The Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS

    Under the Partnership's respective Customer Agreements with the Commodity Brokers, all funds, futures interests positions, securities, and credits carried for the Partnership are held as security for the Partnership's obligations to the Commodity Brokers; the margins required to initiate or maintain open positions will be as established by the Commodity Brokers from time to time; and the Commodity Brokers may close out positions, purchase futures interests, or cancel orders at any time they deem necessary for their protection, without the consent of the Partnership. The Partnership also has agreed to indemnify and defend the Commodity Brokers and their stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as the Partnership's commodity brokers. Each Commodity Broker or the General Partner, upon 10 days' prior written notice to the other, or the Limited Partners by majority vote, upon 60 days' prior written notice, may terminate the brokerage relationship and close the Partnership's futures interests accounts at the Commodity Broker. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS

    The General Partner is or has been the general partner for 28 other commodity pools. DWR is the commodity broker for such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnership in that any one or more of such pools might compete with the Partnership for the execution of trades.

                            FIDUCIARY RESPONSIBILITY

    Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. The General Partner's fiduciary duty to the Limited Partners under the Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under Delaware law. The Limited Partnership Agreement prohibits the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibilities, the Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Advisor also has a fiduciary responsibility under applicable law to the Partnership.

    The Limited Partnership Agreement, the Customer Agreements, and the Management Agreement generally provide that the General Partner, the Commodity Brokers, the Trading Advisor and their "affiliates" (as defined in the Limited Partnership Agreement) shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Partnership that the General Partner, the Commodity Brokers, or the Trading Advisor, as applicable, determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity of or by the General Partner, the Commodity Brokers, the Trading Advisor or their affiliates, as applicable, constituted misconduct or negligence.

    The Limited Partnership Agreement, the Customer Agreements, the Selling Agreement, and the Management Agreement generally provide that the Partnership will indemnify, defend, and hold harmless the General Partner, DWR, the Commodity Brokers, the Trading Advisor, any Additional Sellers, and any affiliates of the foregoing persons from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from acts, omissions, activities, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner, DWR, the Commodity Broker, or the Trading Advisor, as applicable, has determined, in good faith, that the act, omission, activity or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Payment of any indemnity to such person by the Partnership would reduce the Net Assets of the Partnership. The General Partner does not carry insurance covering such potential losses and it is not contemplated that the Partnership will carry liability insurance covering its potential indemnification exposure.

    Notwithstanding the foregoing, in any action brought by a Limited Partner in the right of the Partnership, the General Partner or any affiliate thereof may only be indemnified to the extent and subject to the conditions specified in the Partnership Act (which presently permits indemnification of any partner to the extent provided in the Limited Partnership Agreement, as described in the immediately preceding paragraph). Also, no indemnification of the General Partner, DWR, any Additional Seller, either Commodity Broker, the Trading Advisor or their affiliates by the Partnership shall be permitted for losses, liabilities, or expenses arising from or out of alleged violations of federal or state securities laws unless: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations, before seeking court approval for indemnification. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of the Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as MS & Co.) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

    The Partnership is subject to substantial charges, all of which are described in detail below.

                                      FORM OF                                    AMOUNT OF
     RECIPIENT                      COMPENSATION                                COMPENSATION
-------------------  ------------------------------------------  ------------------------------------------
The Trading Advisor  Monthly Management Fee.                     A flat-rate monthly fee of 5/24 of 1% of
                                                                   Net Assets as of the first day of each
                                                                   month (a 2.5% annual rate).
                     Annual Incentive Fee.                       20% of the Trading Profits experienced as
                                                                   of the end of each calendar year.
MS & Co.             Brokerage Fee.                              A flat-rate monthly fee of 1/12 of 3.65%
                                                                   of Net Assets as of the first day of
                                                                   each month (a 3.65% annual rate).
                     Financial benefit to MS & Co., DWR or       The aggregate of (i) brokerage fees
                       their affiliates from interest earned on    payable by the Partnership, and (ii) net
                       the Partnership's assets in excess of       excess interest and compensating balance
                       the interest paid to the Partnership and    benefits to MS & Co., DWR or their
                       from compensating balance treatment in      affiliates (after crediting the
                       connection with its designation of a        Partnership with interest) are capped at
                       bank or banks in which Partnership as-      14% annually of the Partnership's
                       sets are deposited.                         average monthly Net Assets as of the
                                                                   last day of each month during a calendar
                                                                   year.
The General Partner  Monthly Service Fee.                        A flat-rate monthly fee of 1/12 of 1% of
                                                                   Net Assets as of the first day of each
                                                                   month (a 1% annual rate).

1.  THE TRADING ADVISOR

    (a) MONTHLY MANAGEMENT FEE. The Partnership will pay the Trading Advisor a monthly management fee equal to 5/24 of 1% (a 2.5% annual rate) of Net Assets (as defined herein on page 70) as of the first day of each month. For example, if Net Assets were $30,000,000 as of the first of each month during a year, the Trading Advisor would receive an aggregate monthly management fee for the year of $750,000 (5/24 of 1% of $30,000,000 per month, or $62,500 times 12).

    If during any month the Partnership suspends trading operations or the Partnership does not conduct business operations, or, as a result of an act or material failure to act by the Trading Advisor, the Trading Advisor does not provide its services on any trading day, then the management fee payable to the Trading Advisor will be prorated based on the ratio that the number of trading days in the month in which the Partnership engaged in trading operations or, as appropriate, in which the Trading Advisor provided its services bears to the total number of trading days in such month.

    If the Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

    (b) ANNUAL INCENTIVE FEE. The Partnership also will pay the Trading Advisor an incentive fee equal to 20% of the Trading Profits as of the end of each calendar year, as qualified below. "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on Net Assets allocated to the Trading Advisor, decreased by monthly management fees, brokerage fees and service fees of the Partnership; with such Trading Profits and items of decrease determined from the last date as of which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been previously earned by the Trading Advisor, from the date the Partnership commenced trading to the date as of which such incentive fee calculation is made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits, and no incentive fees will be paid on interest earned by the Partnership. Any accrued incentive fees with respect to any Units redeemed will be deducted and paid to the Trading Advisor at the time of redemption.

    If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits earned by the Partnership and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent calendar year, the Trading Advisor will be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no incentive fees will be payable to the Trading Advisor for subsequent calendar years until Trading Profits have been earned by the Partnership; PROVIDED, HOWEVER, that if Net Assets are reduced or increased because of redemptions, distributions, reallocations or subscriptions that occur at the end of, or subsequent to, a month in which the Trading Advisor experiences a futures interests trading loss, the trading loss that must be recovered before the Net Assets allocated to the Trading Advisor will be deemed to experience Trading Profits will be reduced or increased proportionately.

    Thus, for example, if the Trading Advisor earned Trading Profits of $5,000,000 for the year ended December 31, 1997, the Trading Advisor would receive an incentive fee of $1,000,000 for that period. If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees and expenses that offset trading profits, so as to result in a $500,000 loss for the year ended December 31, 1998, no incentive fee will be paid to the Trading Advisor for that year. If the Trading Advisor is to earn an incentive fee for the year ended December 31, 1999, the Trading Advisor will have to earn profits exceeding $500,000 on behalf of the Partnership for that year, since the incentive fee is payable measured from the last calendar year as of which an incentive fee was paid (I.E., 1997), and not the immediately preceding calendar year. For the calendar year ended December 31, 1999, Trading Profits would be equal to the amount of profits in excess of $500,000. The Trading Advisor would receive an incentive fee for such year equal to 20% of such Trading Profits. (The foregoing examples assume no redemptions, reallocations or additional purchases of Units during the periods in question, which would require adjustments as described above.)

    If the Management Agreement is terminated as of any date that is not the end of a calendar year, the incentive fee described above, if applicable, will be determined and paid as if such termination date were at the end of a calendar year. See "The Management Agreement."

2.  THE COMMODITY BROKERS

    (a) BROKERAGE FEES. Commodity brokerage fees for futures interests trades are typically paid on the completion or liquidation of a trade and are referred as "roundturn commissions" that cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the Customer Agreement with MS & Co., the Partnership will not pay commodity brokerage commissions on a per-trade basis, but rather on a monthly flat-rate basis. The Partnership will pay to MS & Co. a monthly brokerage fee of 1/12 of 3.65% of the Partnership's Net Assets as of the first day of each month (a 3.65% annual rate). MS & Co. will pay, from the brokerage fees received by it, all costs of executing trades by the Partnership, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give-up" or transfer fees, and any costs associated with taking delivery of commodities (collectively, "transaction fees and costs"). MS & Co. will also pay all costs of executing the Partnership's trades through MSIL from the brokerage fees paid by the Partnership; no separate fee will be payable by the Partnership to MSIL in this connection.

    While the Partnership will be paying a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the Trading Advisor's historical trading, that such 3.65% flat-rate brokerage fee would translate into an average roundturn commission of approximately $80. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OF THE FOREGOING ESTIMATE, AS IT IS ENTIRELY DEPENDENT ON THE NUMBER OF TRANSACTIONS EFFECTED BY THE TRADING ADVISOR FOR THE PARTNERSHIP IN THE FUTURE.

    (b) MS & CO. PAYMENTS TO DWR AND FINANCIAL BENEFITS. In order to compensate DWR for introducing the Partnership's futures interests account to MS & Co., MS & Co. will pay to DWR, out of the brokerage fee paid by the Partnership, "trailing commissions" in a monthly amount up to 1/4 of 1% of the Net Assets of the Partnership as of the first day of each month (up to a 3% annual rate). DWR will in turn pay a portion of such compensation to its employees for providing certain continuing services to the Limited Partners. See "Plan of Distribution." The Commodity Brokers, DWR or their affiliates also will receive interest income on and compensating balance benefits with respect to the Partnership's funds deposited with the Commodity Brokers. See "Investment Program, Use of Proceeds and Trading Policies."

    DWR will pay all of the costs incurred in connection with the organization of the Partnership and the offering of Units, estimated to be approximately $875,000 in the aggregate. Such costs include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses. The Partnership will not reimburse DWR for any such organizational and offering costs, and while DWR may recoup the costs of the offering from receipt of the portion of the brokerage fees and interest income or compensating balance benefits it receives, the Partnership will not be liable for any such costs at any time.

3.  THE GENERAL PARTNER

    To compensate the General Partner for serving as general partner to the Partnership, the Partnership will pay the General Partner a monthly service fee of 1/12 of 1% of Net Assets as of the first day of each month (a 1% annual rate). This service fee compensates the General Partner for providing ongoing services to the Partnership such as evaluating, retaining, monitoring, and terminating trading advisors for the Partnership, administering the subscription and redemption of Units, incurring substantial financial obligations as general partner to the Partnership, and paying the Partnership's ordinary administrative expenses, including legal, accounting, auditing, recordkeeping, administration, and computer expenses, expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities, printing and duplication expenses, mailing expenses, and filing fees. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions of Units.

4.  EXTRAORDINARY EXPENSES

    The Partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently.

5.  EXPENSE LIMITATIONS

    As long as redemption charges are imposed, as described under "Redemptions," the management, incentive, brokerage, and service fees and cap on aggregate brokerage fees and interest benefits may not be increased. Thereafter, none of such fees and cap may be increased unless Limited Partners are given prior notice thereof (including a description of redemption and voting rights of Limited Partners) and an opportunity to redeem their Units. Notwithstanding the foregoing, in accordance with guidelines applied by certain state securities regulators (see "Glossary--Blue Sky Glossary"), the Partnership's fees and expenses are subject to the following limits: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) either (A) the service fee to the General Partner, or (B) the Partnership's customary and routine administrative expenses (other than commodity brokerage fees or commissions, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fee payable by the Partnership to a trading advisor for the Partnership shall not exceed 15% of the Partnership's Trading Profits (as defined herein) during the relevant period (not more often than quarterly), PROVIDED that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 3.5% of Net Assets, the maximum incentive fee payable may be increased to 20%); (c) any "roundturn" brokerage commissions (excluding transaction fees and costs) payable by the Partnership to any commodity broker for the Partnership shall not exceed 80% of such commodity broker's published non-member rates for speculative accounts; and
(d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any commodity broker for the Partnership, (ii) any transaction fees and costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any commodity broker for the Partnership (after crediting the Partnership with interest, as described herein), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an affiliate thereof will pay any fees and expenses in excess of any such limits.

    The foregoing fees and expenses may equal a significant percentage of the annual average Net Assets of the Partnership. Based on the foregoing fees and expenses of the Partnership, the Partnership will be required to earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 3.15% per year of its average annual Net Assets in order to avoid depletion of its assets. This assumes that the Trading Advisor's gross profits equal expenses such that no incentive fees are earned by the Trading Advisor.

6.  BREAK EVEN ANALYSIS

    Based upon the annual fees and expenses of the Partnership, the Partnership will be required to earn estimated net trading profits (after taking into account estimated interest income) of 4.20% of its average Net Assets in its first year in order for a Limited Partner to pay the redemption charge and to recoup its initial investment upon redemption after one year.

    Based upon the Net Asset Value per Unit of $10 at the First Closing, the Partnership must earn estimated net trading profits of $0.42 per Unit, in order for a Limited Partner to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 1% redemption charge (as calculated below).

                                                                                        AFTER             AFTER
                                                                                  ELEVEN MONTHS(8)      ONE YEAR
                                                                                ---------------------  -----------

Net Asset Value per Unit(1)...................................................        $   10.00         $   10.00
Management Fee(2).............................................................             0.23              0.25
Brokerage Fee(3)..............................................................             0.33              0.37
Service Fee(4)................................................................             0.09              0.10
Redemption Charge(5)..........................................................             0.20              0.10
Incentive Fee(6)..............................................................               --                --
Less: Interest Income(7)......................................................             0.37              0.40
Amount of Trading Income Required for a Limited Partner to Recoup its
  Investment..................................................................             0.48              0.42
Percentage of Net Asset Value per Unit........................................             4.80%             4.20%

---------

NOTES

(1) Units are offered for sale at the First Closing at $10 per Unit. Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a Second Closing and a Third Closing, if any, at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding such closing.

(2) Monthly management fees are equal to 5/24 of 1% of the Net Assets on the first day of each month (a 2.5% annual rate).

(3) The brokerage fee is a monthly fee of 1/12 of 3.65% of Net Assets as of the first day of the month (a 3.65% annual rate). Such fee covers all brokerage fees and transaction fees and costs (including "give up" and transfer fees).

(4) The service fee is a monthly fee of 1/12 of 1% of Net Assets as of the first day of each month (a 1% annual rate).

(5) Units redeemed at the end of one year from the date of purchase are subject to a 1% redemption charge.

(6) Incentive fees are assumed to be zero because (i) interest income will exceed the redemption charge, and (ii) the Trading Advisor's profits from futures interests trading will equal all of the other fees and expenses reflected in this table.

(7) MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. Such rate was estimated at 5% for purposes of the calculation.

(8) Supplementally, Units redeemed on or prior to the last day of the eleventh month after the date of purchase are subject to a 2% redemption charge. In calculating the break even analysis for a redemption occurring on the last day of the eleventh month, the management fee, brokerage fee, service fee and interest income were each prorated over an 11-month period.

    The General Partner will furnish to each Limited Partner a monthly statement of account describing the performance of the Partnership and setting forth, among other things, aggregate management and incentive fees, brokerage fees, and service fees incurred or accrued by the Partnership during the month and certain other information. See "The Limited Partnership Agreement--Reports to Limited Partners."

            INVESTMENT PROGRAM, USE OF PROCEEDS AND TRADING POLICIES

    The Partnership was formed to engage primarily in the speculative trading of futures interests. The entire proceeds of this offering of Units and the capital contribution of the General Partner will be deposited in the Partnership's accounts maintained with the Commodity Brokers, except as described below, and all of such proceeds will be allocated for use by the Partnership to engage in futures interest trading pursuant to instructions provided by the Trading Advisor.

    The trading program to be employed by the Trading Advisor on behalf of the Partnership, which is generally technical in nature, is designed to capture the overall rate of commodity price inflation by maintaining long positions in futures interests. The portfolio is maintained in a diversified manner and looks to overweight and underweight individual commodities based on their relative strength. The liquidity of each commodity also will influence its level of inclusion in the Partnership's portfolio. The trading program will be continuously evaluated over time and may be refined and modified in the future, including the possibility, upon prior notice to the Limited Partners, that the Trading Advisor may maintain short positions in futures interests for the Partnership's account.

    The trading program encompasses a broad range of commodities, including futures interests on metals, energy products, agriculturals, and other commodities selected by the Trading Advisor from time to time. At present, it is anticipated that the Trading Advisor will invest the Partnership's assets in the following types of futures interests on the futures markets indicated: Chicago Board of Trade (corn, wheat, soybeans, soybean oil, soybean meal, oats); Commodity Exchange, Inc. (platinum, silver, copper, gold); Chicago Mercantile Exchange (live cattle, feeder cattle, lean hogs, pork bellies, lumber); Coffee, Sugar & Cocoa Exchange (coffee, sugar, cocoa); London Metals Exchange (aluminum, lead, copper, nickel, tin, zinc); New York Cotton Exchange (cotton, orange juice); and New York Mercantile Exchange (crude oil, heating oil, gasoline, natural gas). For a general description of the United States and non-United States futures markets, see "The Futures Markets."

    The Trading Advisor currently limits its trading program in the following manner (although the Trading Advisor may change these policies in the future with prior approval of the General Partner):

       (a) The Partnership will maintain only long positions in futures interests.

       (b) The Partnership trades only futures interests that are now, or may hereafter be, traded on United States or non-United States commodity exchanges.

       (c) The Partnership will not trade futures interests on financial instruments (including stock indices) and foreign currencies.

       (d) The underlying value of the positions entered into in the futures interest markets (the "Portfolio Value") will be targeted at 1.0 to
    2.0 times the assets of the Partnership with an expected average of 1.5 times the assets of the Partnership.

       (e) Upon every portfolio reweighting:

           (i) A minimum of 10% of the assets of the Partnership will be exposed to each of the following commodities sectors: energy, precious metals and base metals.

           (ii)A maximum of 20% of the Portfolio Value will be exposed to any one particular commodity.

           (iii)
               A maximum of 40% of the Portfolio Value will be exposed to any one of the following commodities sectors: energy, precious metals and base metals. A maximum of 30% of the Portfolio Value will be exposed to any one of the other commodities sectors.

    Except as set forth below, the entire proceeds of this offering of Units received by the Partnership, including any capital contribution of the General Partner, will be deposited in the Partnership's accounts maintained with the Commodity Brokers, and all of such proceeds will be allocated for use by the Partnership in futures interest trading. The Partnership's assets deposited with MS & Co. will be segregated pursuant to Section 4d(2) of the CEAct, and the regulations of the CFTC. It is anticipated that no more than 30% of the Partnership's Net Assets normally will be committed as margin for futures interest trading, but the percentage of assets committed as margin may be more or less than 30% from time to time. The Partnership will utilize cash to meet its margin requirements. To the extent the Partnership trades on non-U.S. exchanges, the Partnership's assets are deposited in accounts with non-United States banks and foreign brokers. Currently, the London Metals Exchange is the only foreign futures exchange on which the Trading Advisor intends to trade on behalf of the Partnership, although trading on other foreign exchanges could occur in the future. To the extent the Partnership trades on the London Metals Exchange, Partnership assets will be deposited with MSIL. All such banks and foreign brokers (including MSIL) will be qualified depositories pursuant to relevant regulatory authorities, and foreign brokers (including MSIL) will be members of the exchanges on which the futures trades are executed and will be subject to the regulatory authorities in the jurisdictions in which they operate. The protections provided by such foreign regulatory authorities may differ significantly from those provided by United States regulators. Margin commitments with respect to trading on non-U.S. exchanges are expected to be less than 5% of the Partnership's Net Assets. See "Risk Factors--Risks Relating to Futures and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

    MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. All of such funds will be available for margin for the Partnership's trading. For the purpose of such interest payments, Net Assets do not include monies due to the Partnership on or with respect to futures interests but not actually received by it from banks, brokers or dealers. The Partnership's funds will either be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnership will be credited with interest at the most recent 3-month U.S. Treasury Bill auction rate as of the First Closing and as of every 13 weeks thereafter (as if 80% of the Partnership's assets were invested in U.S. Treasury Bills at such rate); MS & Co. will retain and pay to DWR any interest earned in excess of the interest paid to the Partnership. To the extent that the assets of the Partnership are held in non-interest-bearing bank accounts, the Commodity Brokers, DWR or their affiliates will benefit from compensating balance treatment in connection with the Commodity Brokers' designation of a bank or banks in which the Partnership's assets are deposited, I.E., the Commodity Brokers, DWR or their affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to the Partnership, it is estimated that they should not exceed 4% of the Partnership's annual average Net Assets after such credits. To the extent that such benefits to the Commodity Brokers, DWR or their affiliates exceed the interest MS & Co. is obligated to credit to the Partnership, they will not be shared with the Partnership, but will be retained by the Commodity Brokers, DWR or their affiliates and shared among them as they shall agree from time to time. Notwithstanding the foregoing, the aggregate of (i) brokerage fees payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to the Commodity Brokers, DWR or their affiliates (after crediting the Partnership with interest as described above) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year.

    Assets of the Partnership are not commingled with assets of any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

TRADING POLICIES

    Material changes may be made to the following Trading Policies only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    1. The Partnership will not employ the trading technique commonly known as "pyramiding," in which a speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

    2. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

    3. The Partnership will not under any circumstances lend money to affiliates or otherwise. The Partnership will not utilize borrowings except if the
Partnership purchases or takes delivery of commodities. However, if the Partnership borrows money, from the General Partner or any "affiliate" thereof (as defined in the first sentence of Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount.

    4. The Partnership will not permit "churning" of the Partnership's assets.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Partnership as of the date of this Prospectus and the pro forma capitalization of the Partnership adjusted to reflect (i) the proceeds (at the initial offering price of $10 per Unit) from the sale during the Offering Period of the minimum number of Units (500,000) and the maximum number of Units (5,000,000) offered by this Prospectus, and (ii) the capital contribution required of the General Partner based on such capitalization of the Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest:

                                                                                           PRO FORMA(1)
                                                                                 --------------------------------
                                                                                     SALE OF          SALE OF
                                                                    OUTSTANDING   MINIMUM UNITS    MAXIMUM UNITS
                                                                    -----------  ---------------  ---------------
Limited Partnership Interest(1)(2)................................   $   1,000    $   5,000,000    $  50,000,000
General Partnership Interest(1)(3)................................       1,000           51,000          506,000
                                                                    -----------  ---------------  ---------------
    Total.........................................................   $   2,000    $   5,051,000    $  50,506,000
                                                                    -----------  ---------------  ---------------
                                                                    -----------  ---------------  ---------------

---------

(1) The amounts shown assume that all Units are sold at the initial offering price of $10 per Unit.

(2) The $1,000 Limited Partnership Interest shown as outstanding represents the interest of Mr. Mark J. Hawley (President and a Director of the General Partner) acquired by him as the initial Limited Partner of the Partnership; such interest was originally acquired in order to permit the Partnership to be organized as a limited partnership under the Partnership Act. At the First Closing, such interest will be redeemed and $1,000 will be returned to the initial Limited Partner.

(3) The $1,000 General Partnership Interest shown as outstanding reflects the initial capital contribution to the Partnership by the General Partner to permit the Partnership to be organized as a limited partnership under the Partnership Act. The General Partner has agreed to contribute in $1,000 increments at each closing an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership (including the General Partner's contribution) and (b) $25,000. Such additional contributions by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest, each of which will have a Net Asset Value per Unit equal to that of the Partnership's Net Asset Value per Unit at the date of such closing. Under certain conditions and where modification will not adversely affect the interests of Limited Partners, the General Partner's minimum investment requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners.

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of the Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator ("Demeter" or the "General Partner"). Effective in 1977, the General Partner became registered with the CFTC as a commodity pool operator and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd floor, New York, New York 10048, telephone (212) 392-8899. The General Partner, the Trading Advisor, the Commodity Brokers, and DWR are affiliates in that each company is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), which is a publicly-owned company. MSDWD, DWR, the Trading Advisor, the Commodity Brokers and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnership within the meaning of the federal securities laws.

    The General Partner is or has been the general partner and commodity pool operator for 24 other publicly offered commodity pools--Dean Witter Reynolds Commodity Partners ("Commodity Partners"), Columbia Futures Fund ("Columbia"), Dean Witter Cornerstone Funds I, II, III, and IV (individually, "Cornerstone I," "Cornerstone II," "Cornerstone III," and "Cornerstone IV," and collectively, the "Cornerstone Funds"), Dean Witter Diversified Futures Fund Limited Partnership ("Diversified"), Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.) ("Multi-Market"), Dean Witter Diversified Futures Fund II L.P. ("Diversified II"), Dean Witter Principal Guaranteed Fund II L.P. ("Principal Guaranteed Fund II"), Dean Witter Principal Guaranteed Fund III L.P. ("Principal Guaranteed Fund III"), Dean Witter Principal Plus Fund L.P. (including Dean Witter Principal Plus Fund Management L.P., an affiliated pool, "Principal Plus"), Dean Witter Diversified Futures Fund III L.P. ("Diversified III"), Dean Witter Portfolio Strategy fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("Portfolio Strategy"), Dean Witter Select Futures Fund L.P. ("Select"), Dean Witter Global Perspective Portfolio L.P. ("Global"), Dean Witter World Currency Fund L.P. ("World Currency"), DWFCM International Access Fund L.P. ("DWIAF"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), DWR Chesapeake L.P. ("Chesapeake"), and DWR/JWH Futures Fund L.P. ("DWR/JWH"), plus four other commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. The General Partner has served in such capacities since the inception of Commodity Partners in February 1981 (until its termination in December 1988), the inception of Cornerstone I (until its termination in December 1991), Cornerstone II, and Cornerstone III in December 1983, the inception of Cornerstone IV in December 1986, February 1985 for Columbia, the inception of Diversified in November 1987, the inception of Multi-Market in April 1988, the inception of Diversified II in September 1988, the inception of Principal Guaranteed Fund II in October 1988, the inception of Principal Guaranteed Fund III in October 1988, the inception of Principal Plus in August 1989, the inception of Diversified III in May 1990, the inception of Portfolio Strategy in February 1991, the inception of Select in March 1991, the inception of Global in November 1991, the inception of World Currency in December 1992, the inception of DWIAF in October 1993, the inception of each of Spectrum Strategic, Spectrum Technical and Spectrum Balanced in April 1994, the inception of Chesapeake in November 1994, and the inception of DWR/JWH in December 1995. As of June 30, 1997, the General Partner had approximately $1.1 billion in aggregate net assets under management, making it one of the largest operators of managed futures funds in the United States. As of June 30, 1997, there were approximately 84,000 investors in the commodity pools managed by Demeter.

    The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreement--Management of Partnership Affairs." The General Partner will receive a service fee for its services to the Partnership (see "Description of Charges to the Partnership--3. The General Partner"). The General Partner also shares office space, equipment and staff with DWR, which will receive interest income, compensating balance benefits and a portion of the brokerage fees paid by the Partnership, as described under "Description of Charges to the Partnership--2. The Commodity Brokers." Under the Limited Partnership Agreement, the General Partner is required generally to maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all the Partners thereof (including the General Partner's contribution) and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated additional investment in the Partnership, the General Partner will increase its net worth from time to time as may be required. MSDWD intends to contribute to the General Partner any additional capital that may be necessary to permit the General Partner to meet such net worth requirements. Under certain conditions and where modifications will not adversely affect the interests of Limited Partners, the General Partner's minimum net worth requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners. See "Capitalization."

    In this connection, as reflected in the respective 1996 Annual Reports of Dean Witter, Discover & Co. ("DWD") and Morgan Stanley Group Inc. ("MS Group"), which merged to form MSDWD effective May 31, 1997, DWD had total shareholders' equity of $5,164.4 million and total assets of $42,413.6 million as of December 31, 1996 (audited), while MS Group had total stockholders' equity of $6,538 million and total assets of $196,446 million as of November 30, 1996 (audited). As reflected in its Form 10-Q for the quarter ended May 31, 1997, MSDWD had total shareholders' equity of $12,156 million and total assets of $269,984 million as of May 31, 1997 (unaudited). Additional financial information regarding DWD, MS Group and MSDWD is included in the financial statements filed as part of such Annual Reports and Form 10-Q. MSDWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to MSDWD at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

    RICHARD M. DeMARTINI, age 45, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also the Chairman of the Board and a Director of Dean Witter Futures & Currency Management, Inc. ("DWFCM"), a registered commodity trading advisor. Mr. DeMartini has served as President and Chief Operating Officer of Dean Witter Capital, a division of DWR since January 1989. From January 1988 until January 1989, Mr. DeMartini served as President and Chief Operating Officer of the Consumer Banking Division of DWD, and from May 1985 until January 1988 was President and Chief Executive Officer of the Consumer Markets Division of DWD. Mr. DeMartini currently serves as a Director of DWD and of DWR, and has served as an officer of DWR for the past five years. Mr. DeMartini has been with DWD and its affiliates for 22 years.

    MARK J. HAWLEY, age 54, is President and a Director of the General Partner. Mr. Hawley joined DWR in February 1989 as Senior Vice President and Director of DWR's Managed Futures and Precious Metals Department, and currently serves as Executive Vice President of that department. Mr. Hawley also serves as President of DWFCM. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Co.

    LAWRENCE VOLPE, age 50, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he was associated with Arthur Andersen & Co. and prior to his departure he served as audit manager in that firm's financial services division.

    JOSEPH G. SINISCALCHI, age 52, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

    EDWARD C. OELSNER III, age 55, is a Director of the General Partner. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.

    ROBERT E. MURRAY, age 36, is a Director of the General Partner. Mr. Murray is currently a Senior Vice President of the DWR Managed Futures Division and is a Director and the Senior Administrative Officer of DWFCM. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance. Mr. Murray began at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Division and is responsible for the development and maintenance of the proprietary Fund Management System utilized by the General Partner and DWFCM for organizing information and producing reports for monitoring investors' accounts.

    PATTI L. BEHNKE, age 37, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in 1991 as Assistant Vice President of Financial Reporting and is currently a First Vice President and Director of Financial Reporting and Managed Futures Accounting in the Capital Markets division of DWR. From August 1988 to September 1990, Ms. Behnke was Assistant Controller of L.F. Rothschild & Co. and from September 1986 to August 1988, she was associated with Carteret Savings Bank as Assistant Vice President--Financial Analysis. From April 1982 to September 1986, Ms. Behnke was an auditor at Arthur Andersen & Co.

    The General Partner and its officers and directors may, from time to time, trade futures interests contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

    No principals of the General Partner own Units as of the date of this Prospectus, except that Mark J. Hawley owns one unit as the initial Limited Partner.

    The General Partner has agreed to make capital contributions to the Partnership as needed to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. The General Partner and its principals are not obligated to purchase Units but may do so.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER

    The following table sets forth summary information for the 23 other commodity pools (other than the four pools exempt from disclosure under CFTC Rule 4.7) operated to date by Demeter, thirteen of which employ one trading advisor and ten of which employ more than one trading advisor, for which Demeter serves as general partner. In the context of a pool with only one trading advisor, Demeter performs general monitoring of the trading advisor and administrative services. Generally, in the context of pools with more than one trading advisor, in addition to providing general monitoring and administrative services, Demeter provides asset allocation strategies in the selection and replacement of trading advisors as well as in the allocation of assets to such advisors.

    While each of these commodity pools has essentially the same objective, appreciation of its assets through speculative trading, the structure (including fees and interest income arrangements) and performance of these pools varies widely. For example, certain pools employ only one trading advisor while others employ more than one advisor (several pools employ two to four trading advisors and some have employed more than ten trading advisors at the same time). Certain pools are so-called "principal protection pools," offering an assurance of principal return at a date certain. The performance records of these pools include several pools that have traded unprofitably, including four pools that have terminated trading due to losses; other pools that have not incurred losses, but have not achieved significant profits; and certain pools that have performed well over time.

    All summary performance information is current as of August 31, 1997. Performance information is set forth for the most recent five full years of each pool, or in the event that a pool has been trading for less than five years, performance information is set forth from the inception of trading. Except as otherwise indicated, rate of return information prior to January 1, 1992 has not been included for pools that have been trading for more than five years in accordance with CFTC regulations. In reviewing the following summary performance information, prospective investors should understand that (i) such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and (ii) a more complete presentation of the performance of the futures funds operated or managed by the General Partner and/or its affiliates is available without charge upon request to the General Partner.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS AND MATERIAL DIFFERENCES EXIST BETWEEN THE COMMODITY POOLS DESCRIBED HEREIN AND THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL PERFORM IN A MANNER COMPARABLE TO ANY OF THE COMMODITY POOLS DESCRIBED BELOW OR THAT THE PARTNERSHIP WOULD HAVE DONE SO IN THE PAST. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME,AND IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                              -------------------

    PROSPECTIVE INVESTORS SHOULD NOTE THAT THE PERFORMANCE RECORDS OF THE COMMODITY POOLS OPERATED BY THE GENERAL PARTNER ARE SET FORTH IN SUMMARY FORM HEREIN. A MORE DETAILED PRESENTATION OF SUCH PERFORMANCE INFORMATION WILL BE PROVIDED TO ANY PROSPECTIVE INVESTOR UPON REQUEST AND WITHOUT CHARGE.

                              -------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED
  (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1992 THROUGH AUGUST 31,
                                     1997)

                                                                                                             CURRENT
                                                                                                               NET
                                                                                               CURRENT        ASSET      CUMULATIVE
                                                                                                TOTAL         VALUE        RETURN
                                                    START       CLOSE        AGGREGATE        NET ASSET        PER         SINCE
               FUND TYPE/FUND(1)                   DATE(2)     DATE(3)    SUBSCRIPTION(4)      VALUE(5)      UNIT(6)    INCEPTION(7)
------------------------------------------------  ----------  ----------  ----------------  --------------  ----------  ------------
                                                                                 $                $             $            %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                            Jan-81      Dec-88            9,648,397          739,757      488.29       (51.37)
Columbia Futures Fund(11)                         Jul-83      N/A              29,276,299        8,523,667    2,506.58       155.77
DW Diversified Futures Fund L.P.(11)              Apr-88      N/A             206,815,107      142,309,233      932.29       269.65
DW Multi-Market Portfolio L.P.(11)                Sep-88      N/A             252,526,000       10,385,073    1,035.01         3.50
DW Diversified Futures Fund II L.P.               Jan-89      N/A              13,210,576       11,281,730    2,454.95       145.50
DW Diversified Futures Fund III L.P.              Nov-90      N/A             126,815,755       69,635,327    1,541.25        54.13
DW Portfolio Strategy Fund L.P.(11)               Feb-91      N/A             143,522,564      125,814,682    2,197.03       119.70
DWFCM International Access Fund L.P.              Mar-94      N/A              68,115,440       44,446,305    1,332.75        33.28
DW Spectrum Balanced L.P.                         Nov-94      N/A              24,939,264       22,956,839       13.19        31.90
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                             Jan-85      Dec-91           19,122,276          281,303      456.80       (53.15)
DW Cornerstone Fund II(11)                        Jan-85      N/A              65,604,518       28,935,301    3,431.77       251.98
DW Cornerstone Fund III(11)                       Jan-85      N/A             137,116,765       42,591,632    2,997.04       207.39
DW Cornerstone Fund IV(11)                        May-87      N/A             167,620,417      107,597,098    3,938.78       303.98
DW Select Futures Fund L.P.                       Aug-91      N/A             200,874,673      171,671,773    2,063.90       106.39
DW Global Perspective Portfolio L.P.              Mar-92      N/A              67,424,535       22,135,969      982.89        (1.71)
DW World Currency Fund L.P.                       Apr-93      N/A             114,945,830       30,301,232      914.08        (8.59)
DW Spectrum Strategic L.P.                        Nov-94      N/A              66,967,120       62,123,362       11.77        17.70
DW Spectrum Technical L.P.                        Nov-94      N/A             155,171,941      157,207,256       13.55        35.50
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.             Jul-89      Sep-95          126,263,000        7,022,437    1,000.00         0.00
DW Principal Plus Fund L.P.(11)                   Feb-90      N/A             109,013,535       52,476,005    1,621.97        62.20
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II, L.P.             Mar-89      Mar-96          162,203,303        4,966,449    1,056.55         5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Chesapeake L.P.                               Nov-94      N/A              12,708,786       10,696,202    1,468.68        46.87
DWR/JWH Futures Fund L.P.                         Feb-96      N/A              17,819,699       20,963,263    1,226.51        22.65


                                                       WORST        WORST PEAK-      COMPOUND ANNUAL RATES OF RETURN(10)
                                                     MONTHLY %       TO-VALLEY    -----------------------------------------
               FUND TYPE/FUND(1)                    DRAWDOWN(8)     DRAWDOWN(9)       1997          1996           1995
------------------------------------------------  ---------------  -------------  ------------  -------------  ------------
                                                         %               %             %              %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Commodity Partners                                  (34.48)          (64.23)
                                                          7/88       4/86-12/88
Columbia Futures Fund(11)                               (17.54)          (42.58)          8.55          19.09         28.21
                                                          4/86        7/83-9/85      (8 months)
DW Diversified Futures Fund L.P.(11)                    (12.85)          (24.86)          2.28          (2.66)        (4.56)
                                                          5/90        5/95-6/96      (8 months)
DW Multi-Market Portfolio L.P.(11)                      (13.26)          (29.84)          2.70          (6.76)        (6.37)
                                                          2/96        5/95-6/96      (8 months)
DW Diversified Futures Fund II L.P.                     (13.41)          (25.62)          1.76          (4.83)        (2.90)
                                                          8/89        5/95-6/96      (8 months)
DW Diversified Futures Fund III L.P.                    (13.62)          (27.00)          2.28          (4.73)        (4.02)
                                                          1/92        5/95-6/96      (8 months)
DW Portfolio Strategy Fund L.P.(11)                     (14.40)          (25.65)          3.01          25.50         25.37
                                                          1/92        1/92-4/92      (8 months)
DWFCM International Access Fund L.P.                    (12.87)          (22.84)         13.49           3.97         21.88
                                                          1/95        8/94-1/95      (8 months)
DW Spectrum Balanced L.P.                                (7.92)          (10.64)         13.41          (3.65)        22.79
                                                          2/96        2/96-5/96      (8 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Cornerstone Fund I                                   (20.88)          (64.47)
                                                          8/91        4/86-8/91
DW Cornerstone Fund II(11)                              (11.74)          (32.70)          8.76          11.47         26.50
                                                          9/89       7/88-10/89      (8 months)
DW Cornerstone Fund III(11)                             (18.28)          (32.35)         10.37           8.24         27.50
                                                          2/89       2/89-10/89      (8 months)
DW Cornerstone Fund IV(11)                              (21.04)          (45.21)         22.91          12.97         22.96
                                                          9/89        7/89-9/89      (8 months)
DW Select Futures Fund L.P.                             (13.72)          (26.77)          5.17           5.27         23.62
                                                          1/92        6/95-8/96      (8 months)
DW Global Perspective Portfolio L.P.                     (8.55)          (40.90)         12.96           9.26         16.76
                                                          2/96        8/93-1/95      (8 months)
DW World Currency Fund L.P.                              (9.68)          (46.04)         28.17          12.97          2.02
                                                          5/95        8/93-1/95      (8 months)
DW Spectrum Strategic L.P.                              (10.29)          (15.61)         10.31          (3.53)        10.49
                                                          2/96        2/96-7/96      (8 months)
DW Spectrum Technical L.P.                               (6.39)           (8.27)         (0.44)         18.35         17.59
                                                          2/96        3/97-5/97      (8 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PR
DW Principal Guaranteed Fund III L.P.                   (13.98)          (30.93)
                                                          1/92        5/90-4/92                                        5.21
                                                                                                                  (9 months)
DW Principal Plus Fund L.P.(11)                          (7.48)          (13.08)          9.60          (5.28)        17.98
                                                          2/96        2/96-5/96      (8 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Principal Guaranteed Fund II, L.P.                    (5.62)          (14.69)
                                                          1/91        8/89-4/92                          1.00          7.30
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Chesapeake L.P.                                     (16.14)          (17.80)         (1.35)         15.23         15.80
                                                          7/96        5/96-7/96      (8 months)
DWR/JWH Futures Fund L.P.                                (8.49)          (13.13)          3.80          18.17
                                                          5/97        2/97-5/97      (8 months)    (11 months)


               FUND TYPE/FUND(1)                      1994           1993           1992
------------------------------------------------  -------------  -------------  -------------
                                                        %              %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Commodity Partners

Columbia Futures Fund(11)                                 (5.75)         14.36           2.02

DW Diversified Futures Fund L.P.(11)                       7.68           6.65          16.70

DW Multi-Market Portfolio L.P.(11)                         2.66           8.65          (7.75)

DW Diversified Futures Fund II L.P.                        5.41           7.35          17.99

DW Diversified Futures Fund III L.P.                       5.89           7.58          15.79

DW Portfolio Strategy Fund L.P.(11)                       (5.41)         19.88          (6.37)

DWFCM International Access Fund L.P.                      (7.32)
                                                     (10 months)
DW Spectrum Balanced L.P.                                 (1.70)
                                                      (2 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Cornerstone Fund I

DW Cornerstone Fund II(11)                                (8.93)          7.81          (1.34)

DW Cornerstone Fund III(11)                              (10.04)         (4.78)        (11.08)

DW Cornerstone Fund IV(11)                               (14.27)         (9.12)         10.37

DW Select Futures Fund L.P.                               (5.12)         41.62         (14.45)

DW Global Perspective Portfolio L.P.                     (31.62)         (4.67)          4.63
                                                                                   (10 months)
DW World Currency Fund L.P.                              (25.13)        (17.35)
                                                                     (9 months)
DW Spectrum Strategic L.P.                                 0.10
                                                      (2 months)
DW Spectrum Technical L.P.                                (2.20)
                                                      (2 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PR
DW Principal Guaranteed Fund III L.P.
                                                           1.08           5.37         (18.78)

DW Principal Plus Fund L.P.(11)                           (8.61)         11.55           9.44

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISO
DW Principal Guaranteed Fund II, L.P.
                                                          (8.12)          9.74          (4.54)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT
DWR Chesapeake L.P.                                       11.57
                                                      (2 months)
DWR/JWH Futures Fund L.P.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

 1. Each pool is identified by certain of the following classifications. Funds that are "publicly-offered" are pools offered to the public pursuant to registration in accordance with the requirements of the Securities Act of 1933, as amended. The General Partner also serves as general partner and/or commodity pool operator to six "privately-offered" funds, which are pools offered in private placements exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. Performance information for four of such privately-offered funds is not provided, consistent with CFTC Rule 4.7. Funds with more than one advisor are pools the assets of which are managed by more than one commodity trading advisor but are not "multi-advisor pools" within the meaning of CFTC Rule 4.10(d)(2). (The CFTC defines a multi-advisor pool as one in which no advisor is allocated or intended to be allocated more than 25% of the pool's assets available for trading.) Funds with "principal protection" are pools with an investment feature whereby investors are guaranteed to receive back at least the amount that they originally invested at a date certain in the future (generally 5 to 7 years after the date of subscription). Funds without "principal protection" are pools in which there is no guarantee of an investor's investment. None of the privately-offered pools has a principal protection feature.

 2. "Start Date" is the month and year in which the pool commenced operations.

 3. "Close Date" is the month and year in which the pool liquidated its assets and ceased to do business.

 4. "Aggregate Subscriptions" is the aggregate of all amounts ever contributed to the pool, including investments which were subsequently redeemed by investors.

 5. "Current Total Net Asset Value" is the net asset value of the pool as of August 31, 1997, and, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.

 6. "Current Net Asset Value Per Unit" is the Current Total Net Asset Value divided by the total number of units outstanding as of August 31, 1997, and, in the case of liquidated pools, the net asset value per unit on the date of liquidation.

 7. "Cumulative Return Since Inception" is the percentage increase in the net asset value of a unit from inception through August 31, 1997.

 8. "Drawdown" means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, I.E., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

 9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. "Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end net asset value per unit which occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end. For example, if the net asset value per unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value per unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated in respect of each year by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 1997, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly. Multi-Market, formerly named Dean Witter Principal Guaranteed Fund L.P., was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection. Portfolio Strategy, formerly named Dean Witter Principal Secured Futures Fund L.P., was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred through the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual returns for the years 1992 through 1994. The performance record of Principal Plus includes the performance of Dean Witter Plus Fund Management L.P., an affiliated pool.

                              THE FUTURES MARKETS

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on domestic or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1997 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1997 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts), rather than delivery of any physical commodity.

HEDGERS AND SPECULATORS

    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but generally close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnership will be for speculative rather than hedging purposes.

COMMODITY EXCHANGES

    Commodity exchanges provide centralized market facilities for trading futures contracts relating to specified commodities, indices and other intangibles. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange, the New York Cotton Exchange and the Coffee, Sugar and Cocoa Exchange.

    Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

    Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

    Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "The Futures Markets--Regulations" and "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

    The CFTC and the United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Partnership is not) may hold, own or control in futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as MS & Co. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnership may trade in such markets may impose such limits as a matter of credit policy. The futures interests positions of the Partnership are not, and will not be, attributable to Limited Partners with respect to their own futures interests trading, if any, for purposes of position limits.

DAILY LIMITS

    Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. This can create liquidity problems.

REGULATIONS

    Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and futures interests contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulation, among other things, provides that trading in futures interests contracts must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

    The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent the General Partner, until such time (if any) as such registration were to be reinstated, from managing, and might result in a termination of, the Partnership. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisor. If the registration of the Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Partnership. The Partnership itself is not registered with the CFTC in any capacity.

    The CEAct requires all "futures commission merchants," such as MS & Co., to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," I.E., persons who solicit or accept orders for trades but who do not accept margin deposits for the execution of trades. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    The fact of CFTC registration of the General Partner, DWR, MS & Co., and the Trading Advisor does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

    Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, MS & Co., the General Partner and the Trading Advisor are members of the NFA (the Partnership itself is not required to become a member of the NFA, and MSIL is not registered with the CFTC or a member of the NFA).

    The above-described regulatory structure may be modified (or repealed) by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts in the United States. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets."

MARGINS

    "Initial" or "original" margin is the minimum amount of funds that must be deposited by a trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the commodity futures contracts he purchases or sells. Futures interests contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets."

    Brokerage firms, such as the Commodity Brokers, carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The Commodity Brokers will require the Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be altered from time to time at the discretion of the Commodity Brokers.

    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to the Partnership's trading, the Partnership, and not its Limited Partners personally, is subject to margin calls.

                   GENERAL DESCRIPTION OF TRADING APPROACHES

INTRODUCTION

    The investment objective of the Partnership is capital appreciation of its assets through speculative trading in futures interests. The Partnership's ability to succeed in this endeavor depends largely on the success of the trading program utilized on behalf of such Partnership by the Trading Advisor. The following is a brief description of general approaches used in trading futures interests; see "The Trading Advisor--MSCM's Trading Program" and "Investment Program, Use of Proceeds and Trading Policies" for specific information relating to the Trading Advisor.

SYSTEMATIC AND DISCRETIONARY

    Trading advisors may be classified as either systematic or discretionary.

    A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and futures interests to trade, when to liquidate a position in a contract that is about to expire and how large a position to take in a particular futures interest. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make trading decisions on the basis of their own judgment and trading experience, not on the basis of trading signals generated by any program or model.

    Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades that would not have been signaled by a trading system and that result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until the reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses. The trading program applied by the Trading Advisor is systematic, although subjective judgment is used in the application of its systematic program.

TECHNICAL AND FUNDAMENTAL ANALYSIS

    In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

    Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the futures interests markets themselves will provide a means of anticipating prices in the future. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular futures interest. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

    Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular futures interest in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that futures interest. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated, and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

    The Trading Advisor's trading program is primarily a technical program.

TREND-FOLLOWING

    "Trend-following" trading advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" trading advisors assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading advisor is unlikely to develop any meaningful profits and is likely to lose money. Trend-following is an element of the Trading Advisor's technical analysis.

RISK CONTROL TECHNIQUES

    An important aspect of any speculative futures interests strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

    Trading advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken, as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize that no risk control technique is "fail safe" and can not, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but market illiquidity also can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, unless a "trend-following" trading advisor trades profitably, the losses incurred in the course of taking an initial position in a particular futures interest can quickly accumulate into a major drawdown. A trading advisor's risk management principles should, accordingly, be seen more as a discipline applied to its trading in highly speculative markets rather than as an effective protection against loss.

    Not only are some methods proprietary and confidential, but they are also continually evolving. Prospective investors and Limited Partners will generally not be informed of a change in the Trading Advisor's trading program, unless the General Partner considers such change to be material.

    In addition to the continually changing character of trading methods, the futures interests markets themselves are continually changing. The Trading Advisor may, in its sole discretion, elect to trade certain futures interests to the exclusion of others in its program, depending upon the Trading Advisor's view of the markets.

                              THE TRADING ADVISOR

INTRODUCTION

    The Partnership has entered into a Management Agreement with Morgan Stanley Commodities Management, Inc. (the "Trading Advisor" or "MSCM"), pursuant to which the Trading Advisor will have, subject to certain limitations, authority and responsibility for directing the investment and reinvestment in futures interests of the Partnership's Net Assets. See "The Management Agreement." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor will depend upon the continued success of the relevant trading program of the Trading Advisor.

    The General Partner has extensive experience in the organization of commodity pools and the evaluation and selection of trading advisors, having operated 28 commodity pools since 1978. The General Partner's objective in selecting the Trading Advisor is to obtain access to unique, well-disciplined trading strategies coupled with strict risk control measures, which would be able to capitalize on profitable changes in commodity prices while providing substantial protection against major losses. The decision to retain the Trading Advisor was influenced by a number of factors, among which was the General Partner's evaluation of the Trading Advisor's historical performance, the markets traded by the Trading Advisor, its ability to control risk, and the amount of equity managed by the Trading Advisor.

MORGAN STANLEY COMMODITIES MANAGEMENT, INC.

    MSCM is a Delaware corporation and a wholly owned subsidiary of MSDWD. MSCM became registered as a commodity pool operator and a commodity trading advisor on June 4, 1992, and is a member of the NFA in such capacities. MSCM currently acts as the general partner and/or trading advisor for several U.S. and offshore funds. MSCM's offices are located at 1221 Avenue of the Americas, New York, New York 10020.

    The individual principals of MSCM are as follows:

    WAYNE D. PETERSON. Mr. Peterson is a Director and the President of MSCM. Prior to heading MSCM, Mr. Peterson worked in MS & Co.'s Structured Products Group, having previously worked for eight years in MS & Co.'s Commodities Department. Mr. Peterson joined MS & Co. in 1982, was named a Vice President in 1987 and a Principal in 1988. Mr. Peterson received a B.A. degree in mathematics and economics from Cornell University in 1980 and an M.B.A. from the University of Chicago in 1982.

    JEFFREY S. ALVINO. Mr. Alvino is a Director and Vice President of MSCM. Mr. Alvino joined MS & Co. in 1990 and was named a Vice President in 1996. Prior to joining MS & Co., Mr. Alvino worked at Deloitte & Touche. Mr. Alvino received a B.S. degree in accounting from Lehigh University in 1988 and is a Certified Public Accountant.

    Messrs. Peterson and Alvino will be responsible for making trading decisions for the Partnership.

MSCM'S TRADING PROGRAM

    MSCM pursues a trading program designed to capture the overall rate of commodity price inflation by maintaining long positions in certain futures interests. For a description of MSCM's trading program, see "Investment Program, Use of Proceeds and Trading Policies."

MSCM'S PERFORMANCE RECORD

    Table A sets forth the actual performance record of a commodity pool that has been traded solely by the Trading Advisor since the pool commenced trading in April 1994, and that employs the same trading program on an unleveraged basis that will be employed for the Partnership on a leveraged basis. Table B sets forth the actual performance record of a commodity pool that has been traded by the Trading Advisor since the pool commenced trading in February 1993. The commodity pool in Table B does not employ the trading program that will be employed for the Partnership; therefore, performance information set forth in Table B has less significance to a prospective investor than the performance information set forth in Table A. The commodity pools in both Table A and Table B are privately offered pursuant to Regulation D of the Securities Act of 1933, as amended. The Trading advisor also acts as commodity pool operator and trading advisor for several other funds that are operated pursuant to an exemption under CFTC Rule 4.7. The performance of these funds has not been included herein. The notes following Tables A and B are an integral part thereof.

    Prospective investors should note that both the fees and expenses to be paid by the Partnership and the leverage to be employed in trading for the Partnership will be higher than that applicable to the account in Table A (which required a $250,000 minimum investment). The account included in Table A was traded in a manner such that the underlying value of its futures interest positions was targeted at 1.0 times the assets of the account. The assets of the Partnership will be traded in a manner such that the underlying value of its futures interest positions will be targeted at 1.0 to 2.0 times the assets of the Partnership, with an expected average of 1.5 times the assets of the Partnership. As a result, the volatility of the Partnership's account likely will be greater than that of the account in Table A. In addition, while the expenses to be paid by the Partnership are higher than those paid by the account in Table A, the General Partner and the Trading Advisor believe that if the account in Table A had employed leverage at a constant 1.5 times its assets, the expected increase in performance returns would have more than compensated for the higher expenses. However, while the Partnership will target its leverage, on average, at 1.5 times its assets, the Partnership will not be traded at a constant leverage of
1.5 times its assets. Therefore, the Partnership's performance returns could be higher or lower than the account in Table A.

    INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE PERFORMANCE TABLES AND THE FOOTNOTES THAT FOLLOW IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS THAT MAY BE ATTAINED BY THE PARTNERSHIP IN THE FUTURE SINCE PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                    TABLE A

    Name of CTA: Morgan Stanley Commodities Management, Inc.
    Name of Program: MS Commodity Investment Portfolio Strategy
    Inception of Client Trading by CTA: February 1993
    Inception of Client Trading in Program: May 1994
    Number of Open Accounts: 3
    Aggregate Assets Overall: $386,000,000
    Aggregate Assets in Program: $385,000,000
    Largest Monthly % Drawdown: (2.24)%--(6/97)
    Largest Peak-to-Valley Drawdown: (2.24)%--(6/97)

                                                                                 1997       1996       1995       1994
MONTHLY RATES OF RETURN                                                            %          %          %          %
-----------------------------------------------------------------------------  ---------  ---------  ---------  ---------
January......................................................................       1.35      (0.70)     (0.82)
February.....................................................................       2.26       2.45       0.21
March........................................................................       1.30       3.93       1.69
April........................................................................       0.29       1.64       0.34
May..........................................................................       0.58      (0.99)     (1.17)      7.32
June.........................................................................      (2.24)      0.13      (0.36)      4.83
July.........................................................................       3.19      (0.12)      1.40       2.06
August.......................................................................      (1.59)      4.91       1.86      (0.82)
September....................................................................       0.86      (0.95)      1.01       0.50
October......................................................................                 (0.90)      0.46       0.38
November.....................................................................                  2.36       1.49       1.88
December.....................................................................                  2.45       5.53       1.35
Compound (period)
  Rate of Return.............................................................       6.05      14.92      12.09      18.61

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE B

    Name of CTA: Morgan Stanley Commodities Management, Inc.
    Name of Program: MS Commodity Yield Fund Strategy
    Inception of Client Trading by CTA: February 1993
    Inception of Client Trading in Program: February 1993
    Number of Open Accounts: 1
    Aggregate Assets Overall: $386,000,000
    Aggregate Assets in Program: $1,000,000
    Largest Monthly % Drawdown: (8.07)%--(5/94)
    Largest Peak-to-Valley Drawdown: (16.58)%--(11/93-8/94)
    1997 year-to-date return (9 months): (4.07)%
    1996 annual return: 16.33%
    1995 annual return: (3.26)%
    1994 annual return: (9.25)%
    1993 annual return (11 months): 16.20%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLES

1. All rates of return are net of fees and expenses and include all interest income earned by the fund.

2. Largest Monthly Drawdown represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the fund during any one month period.

3. Largest Peak-to-Valley Drawdown represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the fund during any period in which a month-end net asset value is not equaled or exceeded by a subsequent net asset value.

4. Tables A and B have been prepared in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Table information is current as of October 1, 1997.

5. Number of Open Accounts and Aggregate Assets in Program in Table A include two accounts which, pursuant to CFTC Rule 4.7, are not included in the performance results.

                             THE COMMODITY BROKERS

DESCRIPTION OF THE COMMODITY BROKERS

    Morgan Stanley & Co. Incorporated, a Delaware corporation ("MS & Co."), is the primary commodity broker for the Partnership. MS & Co. has its main business office located at 1585 Broadway, New York, New York 10036. MS & Co. is registered as a futures commission merchant, is a member of the NFA and is a member of most major United States and foreign commodity exchanges. MS & Co. is registered with the U.S. Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Morgan Stanley & Co. International Limited, a United Kingdom corporation ("MSIL"), will act as the Partnership's commodity broker solely with regard to any trading on the London Metals Exchange. MSIL has its main business office located at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority (the "SFA") as a member firm, and is a member of the London Metals Exchange and other securities and commodities exchanges worldwide. MSDWD, the parent company of MS & Co., MSIL, and DWR, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in 409 offices throughout the United States and 20 foreign countries. MSDWD is a publicly-traded company whose shares are listed on the New York Stock Exchange; its common stock had a market value of over $25 billion at June 30, 1997. At that date,

MSDWD had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top five asset managers globally, with over $270 billion in assets under management.

BROKERAGE ARRANGEMENTS

    The Partnership's brokerage arrangements with the Commodity Brokers are discussed in "Conflicts of Interest--Relationship of the General Partner and the Trading Advisor to the Commodity Brokers" and "--Customer Agreements with the Commodity Brokers," and "Description of Charges to the Partnership--2. The Commodity Brokers."

    The General Partner will review at least annually the brokerage arrangements of the Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the Commodity Brokers or any affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Brokers or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Brokers from assets held thereby; and (vii) if the General Partner is an affiliate of the Commodity Brokers, the risks incurred by and the obligations of the General Partner as such. See "Conflicts of Interest."

    The Customer Agreements set forth a standard of liability for the Commodity Brokers and provide for certain indemnities of the Commodity Brokers. See "Fiduciary Responsibility."

                               CERTAIN LITIGATION

    At any given time, DWR, the General Partner, and the Commodity Brokers are involved in numerous legal actions, some of which seek significant damages.

    On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures & Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

    On October 25, 1996, the Market Surveillance Committee of the NASD filed a formal complaint against MS & Co. alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets and failure to supervise. Hearings were held in June and July 1997. Post hearing briefs were filed shortly thereafter and a decision is pending.

    On May 30, 1995 the United Kingdom Securities and Futures Authority (the "SFA") announced that it had reached a settlement with MSIL in a disciplinary proceeding against the firm. The proceeding involved the conduct of foreign exchange business by a former employee for five private client accounts in 1991. In accordance with the settlement, MSIL paid the SFA a fine of L240,000 and made a contribution towards the SFA's costs. In reaching its settlement with MSIL, the SFA took into account the following factors: MSIL reported the matter to the SFA and cooperated fully in the investigation; MSIL took over the clients' positions promptly and offered to restore the clients to their original positions; and MSIL conducted its own internal review and promptly took steps to improve its procedure.

    During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, the Commodity Brokers, the General Partner, the Trading Advisor or any of their principals that DWR or the General Partner believes would be material to an investor's decision to invest in the Partnership.

                            THE MANAGEMENT AGREEMENT

    The Trading Advisor has entered into a Management Agreement with the Partnership and the General Partner which provides that the Trading Advisor has sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment of the Partnership's assets in futures interests.

TERM

    The Management Agreement has a term of one year, with annual renewals thereafter. After the initial one year term, the Partnership or the Trading Advisor may terminate the Management Agreement effective as of any annual renewal date upon 60 days' prior written notice to the Partnership. The Management Agreement may also be terminated by the Partnership at any month end without penalty upon 15 days' prior written notice to the Trading Advisor, and at any time upon written notice under certain circumstances specified therein.

    No assurance is given that the Partnership will be able to retain the services of a new trading advisor if the Management Agreement is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by the Partnership to the Trading Advisor for its services under the Management Agreement is described under "Description of Charges to the Partnership--1. The Trading Advisor."

LIABILITY AND INDEMNIFICATION

    The Management Agreement sets forth a standard of liability for the Trading Advisor and also provides for certain indemnities of the Trading Advisor. See "Fiduciary Responsibility".

OBLIGATIONS TO THE PARTNERSHIP

    The Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of the Management Agreement, the Trading Advisor is free to advise other investors as to the purchase and sale of futures interests, to manage and trade such investors' futures interests accounts, to charge such investors advisory fees at rates that are different from the rate charged the Partnership, and to trade for and on behalf of their own proprietary accounts. However, under no circumstances may the Trading Advisor by any act or omission favor (other than by charging different management and/or incentive fees or employing different leverage) any account advised or managed by the Trading Advisor (which employs the same trading strategy as the Partnership) over the account of the Partnership in any way or manner. The Trading Advisor will treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals and affiliates are free to advise and manage accounts of other investors and are free to trade on the basis of the same trading systems, methods, or strategies employed by the Trading Advisor on behalf of the Partnership, or on the basis of trading systems, methods, or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and are free to compete for the same futures interests as the Partnership, or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts to the Partnership's account.

                                  REDEMPTIONS

    A Limited Partner may first redeem Units effective as of the last day of the sixth month following the closing at which such person first becomes a Limited Partner, and may redeem Units at any month-end thereafter, in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the eleventh month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eleventh month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. Notwithstanding the above, Units purchased by an investor who purchases $500,000 or more of Units will not be subject to the foregoing redemption charges, but will be subject to the other restrictions on redemptions.

    In addition, a limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after March 31, 1997 and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units, expressed as a percentage of Units purchased, which is not subject to a redemption charge or such other restrictions is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnership will not be subject to a redemption charge on 50% of his Units.

    Redemptions may only be made in whole Units or in multiples of $1,000 (which may result in a redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in the Partnership. Redemptions will be effective as of the last day of the month ending after a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is an irrevocable letter in the form specified by the General Partner and received by the General Partner prior to 5:00 p.m. (New York time) at least 5 business days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement which is annexed hereto as Exhibit A. Additional forms of Request for Redemption may be obtained by a written request to the General Partner or a local DWR branch office. In addition to the information and reports described below under "The Limited Partnership Agreement--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.

    The "Net Asset Value" of a Unit is the amount of Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units. "Net Assets" are defined in the Limited Partnership Agreement to mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, brokerage fees, service fees, management fees, incentive fees, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest was traded by the Partnership on the day with respect to which Net Assets are determined, PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    The General Partner shall endeavor to pay redemptions within 10 business days after the Redemption Date, and the Partnership's futures interests positions will be liquidated to the extent appropriate to effect redemptions. Payment is made by credit in the amount of such redemption to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

    The terms and conditions applicable to redemption of Units in general, other than those prohibiting redemptions before the sixth month-end following the closing at which such Units were issued, and providing that redemptions may only be made as of the end of any calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreement--Reports to Limited Partners."

    The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership that arose before such redemption is described under "The Limited Partnership Agreement--Nature of the Partnership."

    Federal income tax aspects of redemptions are described under the caption "Material Federal Income Tax Considerations."

                       THE LIMITED PARTNERSHIP AGREEMENT

    This Prospectus contains an explanation of the more significant terms and provisions of the Limited Partnership Agreement of the Partnership (the "Limited Partnership Agreement"), a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference. The following description is a summary only of certain significant terms of the Limited Partnership Agreement not set forth elsewhere in this Prospectus, is not intended to be complete and is qualified in its entirety by reference to Exhibit A.

NATURE OF THE PARTNERSHIP

    The Partnership was formed on July 31, 1997 under the Partnership Act. The fiscal year of the Partnership begins on January 1 of each year and ends on the following December 31.

    Units purchased and paid for pursuant to this offering will be fully paid and nonassessable. Except as described under "Restrictions on Transfers and Assignments" below, Limited Partners may only withdraw from the Partnership by redeeming all of their Units. The Partnership may have a claim against its Limited Partners after redemption or receipt of distributions from the Partnership for liabilities of the Partnership that arose before the date of such redemption or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions or distributions, together with interest thereon. The Partnership will not make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units unless the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of the Partnership to the extent that assets of the Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, or otherwise to Limited Partners, are insufficient to discharge such obligations. However, neither the General Partner, MS & Co., MSIL, DWR, the Trading Advisor, nor any of their affiliates shall be personally liable to a Limited Partner (or assignee) for the return or repayment of all or any portion of the capital or profits of such Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    The Limited Partners do not participate in the management or operations of the Partnership. Any participation by a Limited Partner in the management of the Partnership may jeopardize the limited liability of such Limited Partner. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to trading advisors and has done so (except for the ability of the General Partner to override trading instructions that violate the Partnership's trading policies and to the extent necessary to fund distributions or redemptions, or to pay Partnership expenses) pursuant to the Management Agreement with the Trading Advisor. However, pursuant to the Limited Partnership Agreement, the General Partner has the right to make trading decisions at any time at which the Trading Advisor becomes incapacitated or some other emergency arises as a result of which the Trading Advisor is unable or unwilling to act and the General Partner has not yet retained a successor trading advisor. See "The Trading Advisor" and "The Management Agreement."

    On behalf of the Partnership, the General Partner may engage and compensate on behalf and from the funds of the Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described in the Limited Partnership Agreement and in this Prospectus, the General Partner will not engage on behalf of the Partnership any person, firm, or corporation that is an affiliate of the General Partner to perform services for the Partnership without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby), (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners, and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership will not exceed one year, and such agreement will be terminable without penalty upon 60 days' prior written notice by the Partnership.

    Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions; administering redemptions of Units; preparing monthly and annual reports to the Limited Partners; executing various documents on behalf of the Partnership and its Limited Partners pursuant to a power of attorney; and supervising the liquidation of the Partnership if an event causing termination occurs. To facilitate the execution of various documents by the General Partner on behalf of the Partnership and its Limited Partners, each of the Limited Partners will appoint the General Partner, with power of substitution, his attorney-in-fact by executing a Subscription Agreement and Power of Attorney.

ADDITIONAL OFFERINGS

    The General Partner may, in its discretion, make additional public or private offerings of Units, provided, that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value of a Unit at the time of sale (unless the newly-offered Units' participation in the Partnership's profits and losses is proportionately reduced). The Partnership shall not pay the costs of any such offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance of any additional Units, except as described in the applicable prospectus or other disclosure document with respect to such offering, and no Limited Partner shall have the right to consent to the admission of any additional Limited Partner.

There is no maximum aggregate amount of contributions which may be received by the Partnership. In the future, the Partnership may offer different classes of units for sale having different economic terms than the Units previously sold to the public, provided that the issuance of such new class of Units shall in no respect adversly affect the holders of outstanding Units.

SHARING OF PROFITS AND LOSSES

    Each Partner, including the General Partner, of the Partnership will have a capital account with an initial balance equal to the amount paid for Units, or, in the case of the General Partner, its capital contribution. The Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations."

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    Except as set forth below, the Limited Partnership Agreement provides that Units may be transferred or assigned, but no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld in the General Partner's sole discretion, nor may a Limited Partner, an assignee or transferee, or the estate of any beneficiary of a deceased Limited Partner withdraw any capital or profits from the Partnership, except by redemption of Units. See "Redemptions." The General Partner, without prior notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of the interest required under the Limited Partnership Agreement.

    Any transfer or assignment of Units permitted by the Limited Partnership Agreement will be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner. No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates contained in the Limited Partnership Agreement). No transfer or assignment will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of Units will be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.

AMENDMENTS; MEETINGS

    The Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding. In addition, the General Partner may make certain amendments to the Limited Partnership Agreement without the consent of the Limited Partners. No amendment of the Limited Partnership Agreement may, without the consent of all Partners affected thereby, reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of such Agreement relating to amendments requiring the consent of all Partners.

    Any Limited Partner or his authorized attorney or agent, upon written request addressed to the General Partner, delivered either in person or by certified mail, and payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable time and place, and the purpose of such meeting.

    At any such meeting, upon the affirmative vote (either in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) the Limited Partnership Agreement may be amended in accordance with and to the extent permissible under the Partnership Act; PROVIDED, HOWEVER, that without the consent of all Partners affected thereby, no such amendment may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner shall be entitled, or change or alter the provisions of this proviso; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or partners may be elected following the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on not less than 60 days' prior written notice to the General Partner and such affiliate(s); and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the classification of the Partnership as a partnership under United States federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act. Units owned by the General Partner or any affiliate thereof may not be voted on the matters described in clauses (iii) and (v) above.

INDEMNIFICATION

    The Limited Partnership Agreement provides for certain indemnities of the General Partner and its affiliates. See "Fiduciary Responsibility."

REPORTS TO LIMITED PARTNERS

    The books and records of the Partnership are maintained at its principal office. The Limited Partners have the right at all times during normal business hours to have access to and copy such books and records of the Partnership, in person or by their authorized attorney or agent, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Within 30 days after the close of each calendar month, the General Partner shall provide such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly statements of account, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any commodity broker.

    In addition, if any of the following events occurs, notice of such event will be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in trading advisors or any material change in the management agreement with a trading advisor; (iv) any change in commodity brokers or any material change in the compensation arrangement with a commodity broker; (v) any change in general partners or any material change in the compensation arrangement with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership.

    Additionally, the General Partner distributes to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the certified public accounting firm which audited such financial statements, and such other information as the CFTC and the NFA may from time to time require. Such annual reports provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns.

    The Net Asset Value of Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect. In addition to the above-described information and reports, the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.

    In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreement, no increase in (a) any of the management, incentive, brokerage, or service fees, or the cap on aggregate brokerage fees and net excess interest or compensating balance benefits to MS & Co., as described under "Description of Charges to the Partnership," may take effect until the first business day following a Redemption Date, PROVIDED that:
(i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date;
(ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) none of such fees or cap may be increased until the first business day following the first Redemption Date as of which a redemption charge is no longer payable.

                              PLAN OF DISTRIBUTION

    The Units are being offered through DWR pursuant to a Selling Agreement among the Partnership, the General Partner, the Trading Advisor, and DWR, as selling agent. DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of the Units any securities broker or dealer which is a member in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, and which further agrees in making offers and sales of Units to comply with the applicable provisions of the Conduct Rules of the NASD ("Additional Sellers"). DWR, the Trading Advisor, the Commodity Brokers, and the General Partner are "affiliates" of one another pursuant to SEC rules under the 1933 Act.

    The Units are being offered on a "best efforts" basis without any agreement by DWR to purchase Units. The General Partner has registered 5,000,000 Units with the SEC, and the General Partner, in its discretion, may register and sell additional Units. Also, the Limited Partnership Agreement provides that additional public and/or private offerings may be made at the discretion of the General Partner in the future; therefore, there is no maximum aggregate amount of funds that may be contributed to the Partnership. Any Units sold in any additional offering of Units will be issued at the then Net Asset Value of a Unit and will not, therefore, dilute the value fo any Units purchased in this offering or otherwise adversely affect the rights of any purchaser of such Units.

    Units are being offered initially to the public at $10 per Unit, for issuance at the First Closing, which is currently scheduled to be held on January 2, 1998; PROVIDED, HOWEVER, that the General Partner may at its discretion hold such First Closing at any time during the Offering Period (as defined below). Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a Second Closing and a Third Closing, currently scheduled to be held on February 2, 1998 and March 2, 1998, respectively, at a price per Unit equal to 100% of the Net Asset Value thereof as of the close of business on the last day of the month immediately preceding such closing. The General Partner shall have the discretion to terminate the offering of Units at any time. The period from the date of this Prospectus through March 12, 1998 will be referred to herein as the "Offering Period." The General Partner may, in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond May 29, 1998. In the event of any such extension, the term "Offering Period" shall be deemed to include such additional closings. If at least 500,000 Units have been subscribed for at any time during the Offering Period, the General Partner may either elect to (a) accept such subscriptions at the First Closing and commence the Partnership's trading operations, or (b) continue to offer Units until the conclusion or earlier termination of the Offering Period.

    Funds with respect to a subscription received during the Offering Period and not immediately rejected by the General Partner will be promptly transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), as described below under "Subscription Procedure," and invested solely in the Escrow Agent's interest-bearing money market account until the General Partner either rejects such subscription prior to the applicable closing or accepts such subscription at such closing. At all times during the Offering Period, and prior to each closing, subscription funds will be in the possession of the Escrow Agent and at no time will the General Partner handle or take possession of such funds.

    If fewer than 500,000 Units have been subscribed for at the termination of the Offering Period or for any reason the First Closing does not occur, the offering of Units will terminate and each subscription received during the Offering Period will be promptly returned by the Escrow Agent to DWR for prompt deposit to each subscriber's customer account with DWR, but in no event later than five business days following termination of the Offering Period, together with any interest earned on such subscription while held in escrow. DWR will promptly notify each subscriber that such subscription has been returned to such subscriber's customer account with DWR and that such funds are under such subscriber's control.

    Following each closing, a credit will be advanced to each subscriber's customer account with DWR in the amount of any interest earned on such subscriber's funds while held in escrow. Interest earned on subscriptions deposited into escrow and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check. During the Offering Period, the General Partner, DWR, MS & Co., MSIL, the Trading Advisor, and their respective principals, directors, officers, employees, and affiliates may subscribe for any number of Units. Units subscribed for by such persons or entities will not be counted for purposes of determining whether the 500,000 Unit minimum subscription requirement has been met. Any such subscriptions will be for investment purposes only and not for resale.

    Except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Employees of DWR who are properly registered with the CFTC and are members of the NFA also will receive, beginning the thirteenth month after a Unit was issued, from DWR (payable solely from its own funds) up to 1/4 of 1% of the Net Asset Value (up to a 3% annual rate) of a Unit as of the first day of each month. Such compensation may only be paid to employees of DWR who are registered as associated persons with the CFTC, are members of the NFA in such capacity, and have passed the Series 3 or Series 31 examination or have been "grandfathered" as an associated person, and will be paid by DWR to its employees in consideration of certain additional services relating to the Units which such employees have agreed to render on an ongoing basis. Such additional services include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of the Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures markets and the activities of the Partnership; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to redeem Units; (e) assisting Limited Partners in the redemption of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. The Selling Agreement provides that such continuing compensation may only be paid by DWR as long as such services are provided and only to those employees who are properly registered with the CFTC and are members of the NFA. A Limited Partner may telephone, write, or visit such employee at the local DWR branch office to avail himself of such services. The compensation described above will be paid by DWR out of the portion of the brokerage fees received by DWR from MS & Co. and will not be paid directly by any Limited Partner or the Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation.

    DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased by a subscriber with the proceeds of a redemption on or after March 31, 1997, of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator. Such employees will instead receive continuing payments with respect to Units that are comparable to the payments that were received by such employees with respect to such other commodity pools.

    DWR may compensate any Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, not to exceed 3% of the Net Asset Value of such Unit. Additional Sellers who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the NFA in such capacity also may receive from DWR, payable solely from its own funds, continuing compensation for providing to Limited Partners the continuing services referred to above. Such continuing compensation may be up to 1/4 of 1% (up to 3% annually) of the Net Asset Value as of the first day of each month of outstanding Units sold by such Additional Sellers. Additional Sellers may pay all or a portion of such continuing compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such continuing compensation may be deemed to be underwriting compensation.

    Redemptions of Units at or prior to the end of the twenty-fourth month following a closing are subject to certain redemption charges payable to DWR. For example, if (i) all 5,000,000 Units are sold at the First Closing, (ii) the Net Asset Value per Unit remained at $10 per Unit during the first eleven months following the First Closing, (iii) all Units were subject to a redemption charge, and (iv) all Units were redeemed during the first eleven months following the First Closing, then DWR would receive $1,000,000 in redemption charges. These redemption charges may be deemed to be underwriting compensation to DWR. See "Redemptions."

    In connection with the sale of Units, DWR may implement a cash sales incentive and/or promotional program for its employees who sell Units. Such a program will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation based on sales of Units. Any such program will be approved by the NASD prior to implementation.

    The aggregate of all compensation paid to employees of DWR from the intitial 3% gross sales credit, the redemption charges received by DWR and any sales incentives will not exceed 10% of the proceeds of the sale of Units.

    The Units are being sold by the Partnership when, as and if subscriptions therefor are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. The Partnership has agreed to indemnify the Trading Advisor, the Commodity Brokers, DWR and the General Partner in connection with the offer and sale of Units from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from acts, omissions, activities, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the indemnitee has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. See "Fiduciary Responsibility."

                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most new subscribers during the Offering Period is $5,000, except that the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting Exchanges, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator (see "Summary of the Prospectus--Investment Requirements"). A subscriber whose subscription is accepted by the General Partner at a closing and who desires to make an additional investment in the Partnership may subscribe for Units at a subsequent closing with a minimum investment of $1,000.

    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of a Subscription and Exchange Agreement and Power of Attorney to DWR. In the Subscription and Exchange Agreement and Power of Attorney, a subscriber (other than one effecting an Exchange) will authorize the General Partner and DWR to transfer the subscription amount from his customer account with DWR to the Morgan Stanley Tangible Asset Fund L.P. Escrow Account. A subscriber (other than one effecting an Exchange) whose Subscription and Exchange Agreement and Power of Attorney is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will debit the customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber (other than one effecting an Exchange) does not have a customer account with DWR or does not have sufficient funds in his existing customer account with DWR, the subscriber should make appropriate arrangements with his DWR account executive, if any, and if none, should contact his local DWR branch office. Additional Sellers will arrange for their customers subscribing for Units to open customer accounts with DWR. Payment must not be mailed to the General Partner, as any mailed payment will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnership for subscribers who already own Units must be made by executing a Subscription and Exchange Agreement and Power of Attorney authorizing the immediate transfer of funds from the customer's account with DWR to the Escrow Agent. In the case of Exchanges, the execution of the Subscription and Exchange Agreement and Power of Attorney will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement), and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units.

    In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer the subscription amount to the Morgan Stanley Tangible Asset Fund L.P. Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnership. See "Purchases by Employee Benefit Plans--ERISA Considerations."

    All Units subscribed for upon DWR's transfer of funds from a customer account following receipt of a subscriber's check will be issued subject to the collection of the funds represented by such check. In the event that a subscriber's check is returned unpaid, DWR will notify the General Partner, and the Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Partners. In the Limited Partnership Agreement, each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

    All subscriptions for Units are generally irrevocable by subscribers, provided, however, that (i) a subscriber may revoke his Subscription and Exchange Agreement and Power of Attorney, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Agreement or no later than 3:00 P.M., New York City time, on the date of the applicable closing, whichever comes first, by delivering written notice to his DWR account executive; and (ii) there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription and Exchange Agreement and Power of Attorney is annexed hereto as Exhibit B. A separate execution copy of the Subscription and Exchange Agreement and Power of Attorney accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

                     PURCHASES BY EMPLOYEE BENEFIT PLANS--
                              ERISA CONSIDERATIONS

    The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with such a purchase, the person with investment discretion on behalf of an employee benefit plan must determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

    As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called 401(k) plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

    Notwithstanding the general requirement that most investors in the Partnership must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. See "Investment Requirements." Greater minimum purchases and special suitability standards may be mandated by the securities laws and regulations of certain states, and each plan investor should consult the Subscription and Exchange Agreement and Power of Attorney to determine the applicable investment requirements. See "Subscription Procedure."

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of the Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as the Partnership. The Regulation provides that the assets of an entity will NOT be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is
(1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (a) registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (b) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. It is expected that the Units will meet the criteria of the Regulation.

    The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnership will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units purchased by such plans and entities are not "debt-financed." Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. Persons with investment discretion on behalf of employee benefit plans who are considering the purchase of Units should consult a professional tax adviser regarding the application of the foregoing matters to their purchase of Units.

    Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, or the Trading Advisor or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

    Subscribing for Units does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units, subject to the minimum subscription requirement.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, THE TRADING ADVISOR OR THE PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

    The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to United States taxpayers of acquiring, owning, and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnership by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans--ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnership by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnership may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, the Partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of the Partnership and the General Partner does not intend to request such a ruling.

    The opinion of counsel described above is based upon the facts set forth herein, including that a principal activity of the Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of the Partnership's gross income during each year consists of gains from such trading and interest income.

    Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnership, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnership retroactively. If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

    PARTNERS, RATHER THAN PARTNERSHIP, SUBJECT TO FEDERAL INCOME TAX. The Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

    ORGANIZATION AND SYNDICATION EXPENSES. Neither the Partnership nor any Partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing Units).

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by the Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect," in which case the allocations are made in accordance with the Partners' interests in the Partnership. In general, the Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized gain or loss is generally allocated among all Partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net recognized gain for each year is allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net recognized loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

    The special allocation of Partnership net gain or loss upon a redemption of Units, which retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations (including the Partnership's tax allocations in respect of redeemed Units).

    If the allocation provided by the Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under the Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, distributions by the Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partner to the extent cash distributions by the Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than 18 months, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

    Because the Partnership will purchase futures interests contracts for its own account and not for the account of others, because the Partnership will not maintain an inventory of futures interests contracts, and because substantially all of the expected return of any combination of the Partnership's commodity contract positions will not be attributable to the time value of the Partnership's net investment in such positions, for federal income tax purposes substantially all of the profit and loss generated by the Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, mid-term, long-term or a combination thereof. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 20%, mid-term capital gains (I.E., gains with respect to capital assets held for more than one year, but not more than 18 months) are taxed at a maximum marginal rate of 28%, and short-term capital gains are taxed at a maximum marginal rate of 39.6%. For corporate partners, all capital gains are taxed at the same rate.

    A "Section 1256 contract" includes a "regulated futures contract," which is a futures contract traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury (a "qualified board or exchange"), and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. Each Section 1256 contract held at the end of the Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. The Partnership expects that a majority of its trading activities will be conducted in Section 1256 contracts; however, the Partnership also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

    Subject to certain limitations, a Limited Partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to the market under Section 1256, such as non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than 18 months.

    During taxable years in which little or no profit is generated from trading activities, a Limited Partner will still have interest income.

    The Partnership will not initially, but may eventually engage in spread and straddle trading (I.E., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by the Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by the Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

    Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting positions were disposed of on the day the loss position was acquired.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives the Partnership elects to pursue. The Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Partnership may place the positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

    Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in the Partnership will generally be equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

    Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of the Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of the Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

    Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1997, this amount is $121,200 ($60,600 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the

Partnership in its futures interests trading business should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, such advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such Partnership expenses (including incentive fees) are investment expenses which are subject to these limitations.

    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, long-term capital gains are currently taxed at a maximum marginal tax rate of 20%, mid-term capital gains are taxed at a maximum marginal rate of 28%, and other income is taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estates, and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. The limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

    TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain limited circumstances, a prior taxable year), or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the Partnership is treated as effectively connected).

    Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as neither the Foreign Limited Partner nor the partnership is a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange. The Partnership has been advised by its counsel that, in such counsel's opinion, the Partnership's commodities transactions should satisfy the safe harbor, and that owning an interest in the Partnership should not, in such counsel's opinion, by itself, cause a Foreign Limited Partner that is not a dealer in commodities to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

    If a Foreign Limited Partner is a dealer in commodities, or otherwise is engaged in a U.S. trade or business, and if income, gain, or loss from the Partnership is treated as effectively connected with such trade or business, the Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to the Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return. Foreign Limited Partners that are corporations and derive effectively connected income from the Partnership may also be required to pay a branch profits tax at a 30% rate unless reduced by an applicable tax treaty.

    A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest-bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If the Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

    The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIP.

    TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The Partnership will file its information return using the accrual method of accounting. Within 75 days after the close of the Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Units of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAX ACCOUNTING. The Partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the Units purchased by such plans and entities are not "debt-financed." Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

    All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by the Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent the Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner in the Partnership will be informed by the General Partner of the commencement of an audit of the Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, certain Limited Partners (I.E., Limited Partners owning less than a 1% profits interest if the Partnership has more than 100 Partners). However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

    The period for assessing a deficiency against a partner in a partnership, such as the Partnership, with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of the Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.
                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnership may not be the same for all taxpayers. There can be no assurance that the Partnership's tax return will not be audited by the Internal Revenue Service or that no adjustments to the return will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnership and its Limited Partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Partnership. A Limited Partner's distributive share of the realized profits of the Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnership's transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnership.

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnership should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnership, but may be liable for such tax to the extent such Limited Partner's allocable share of income attributable to Partnership transactions involves tangible personal property. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnership. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnership. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                              POTENTIAL ADVANTAGES

    An investment in the Partnership is speculative and involves a high degree of risk. The General Partner and DWR believe that managed futures investments (such as the Partnership) provide investors with the potential for long-term capital appreciation (with commensurate risk) and are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. See "Risk Factors." However, such an investment offers the following potential advantages.

INVESTMENT DIVERSIFICATION

    An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in the Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes that the profit potential of the Partnership does not depend upon favorable general economic conditions, and that the Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, the Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.

    Managed futures investments can serve to diversify a portfolio and smooth overall portfolio volatility. Modern Portfolio Theory ("MPT") is the academic affirmation of the value of diversification. MPT was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of MPT in a ground-breaking study about portfolio diversification. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio an investor may lower the portfolio's overall volatility or risk.

    The Partnership's combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while increasing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. As reported in THE WALL STREET JOURNAL, Harvard University shifted about 3% of its $8.6 billion endowment into commodity-related investments in 1994, and since then, other colleges and universities, such as Stanford and Notre Dame, have followed; according to Jack
R. Meyer, President and Chief Executive Officer of Harvard Management Co., "Commodities have zero or negative correlation" to other financial assets. Thus, while past performance is no guarantee of future results, a managed futures investment such as the Partnership may profit (with commensurate risk) from futures interests market moves, with the potential to enhance an investor's overall portfolio.

    In investigating opportunities in traditional commodities markets, there are two major factors an investor should consider:

        1.  Which commodities markets they would like exposure to, and

        2.  Would they prefer an active or passive approach to those markets.

    In choosing the commodities markets with which to become involved, a parallel may be drawn with the equity markets. If one chooses to focus an equity portfolio on a single industry within a particular country, one's results will generally differ greatly from a broadly diversified portfolio of stocks in that country. Similarly, if one chooses to focus on a particular commodity market or sector, results are likely to be far different from a broadly diversified approach to all or most of the traditional commodity markets. In both cases, narrowing the focus and being "right" will improve the return on the investment, but almost certainly at the expense of higher volatility. Most equity market investors, unless they are particularly knowledgeable and optimistic about the prospects for a specific industry, gravitate towards a more broadly diversified portfolio. Similar caution should be exhibited prior to shunning a diversified commodities investment in favor of narrowly focused approach to one specific commodity market or sector, particularly if prices in that market or sector have recently reached new heights.

    The Trading Advisor's speculative trading techniques will be the primary factors in the Partnership's future success or failure. MSCM's trading strategy is designed to take advantage of the fact that commodity markets generally follow the basic laws of supply and demand. Thus, on the demand side, consumers generally react to price increases by looking for ways to economize on their usage or find more attractively priced alternatives. Such action puts downward pressure on prices. Conversely, consumer reaction to a decrease in prices is to consider utilizing a greater quantity of the more attractively priced commodity, thereby creating upward price pressure. On the supply side, producers react to increasing prices by increasing production so that they can benefit from the increased profit margin that higher prices provide. Such added supply creates downward price pressure. Lower prices generally cause producers to reduce their investment spending and, when prices fall below marginal costs of production, to decrease production. These actions generally create upward price pressure.

    The trading program to be employed for the Partnership will seek to benefit from these supply and demand dynamics by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening. While the trading program will be applied in a highly disciplined manner, the fundamentals of the individual commodity markets will be continually monitored in order to identify any cases in which the existing supply and demand dynamics may diverge from the norm. The markets will also be monitored in an attempt to identify the existence of any potential price shocks that might be caused by unusual supply-side or demand-side factors. When the supply and demand dynamics for a given commodity diverge from the norm to an extent that is deemed to be sufficiently extreme, the Partnership's trading program will be adjusted to incorporate these unusual factors in the marketplace.

    Investors should note that there are always two parties to a futures interests contract, consequently, for any gain achieved by one party on a futures interests contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.

FUTURES INTERESTS TRADED AND THE FUTURES MARKETS

    The Partnership will normally trade a portfolio of futures interests in diverse commodities, but may trade a greater or lesser number of futures interests, from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

    Unlike broad stock market indices, which are generally influenced by activity in the market as a whole, prices in each commodity sector are influenced by a different set of factors. As a result, there are generally commodity markets that are increasing in price and other commodity markets that are decreasing in price at any point in time. The following tables illustrate the price movements of coffee (Coffee, Sugar & Cocoa Exchange), crude oil (New York Mercantile Exchange), and corn (Chicago Board of Trade) futures contracts over the period April 1994 - July 1997. The notes following each table reflect the varying factors affecting significant price increases and decreases.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           COFFEE

           (Source: Logical Information Machines)
04/29/94                                    89.15
05/02/94                                    89.80
05/03/94                                    93.95
05/04/94                                    94.75
05/05/94                                   100.20
05/06/94                                   104.20
05/09/94                                   108.40
05/10/94                                   108.90
05/11/94                                   106.65
05/12/94                                   108.85
05/13/94                                   115.50
05/16/94                                   128.00
05/17/94                                   121.00
05/18/94                                   123.15
05/19/94                                   132.55
05/20/94                                   130.90
05/23/94                                   139.05
05/24/94                                   133.10
05/25/94                                   127.75
05/26/94                                   117.80
05/27/94                                   121.30
05/30/94                                   123.65
05/31/94                                   126.00
06/01/94                                   123.00
06/02/94                                   126.25
06/03/94                                   124.55
06/06/94                                   119.25
06/07/94                                   122.95
06/08/94                                   127.95
06/09/94                                   124.85
06/10/94                                   125.20
06/13/94                                   138.30
06/14/94                                   138.45
06/15/94                                   138.10
06/16/94                                   133.65
06/17/94                                   134.70
06/20/94                                   129.85
06/21/94                                   131.30
06/22/94                                   127.40
06/23/94                                   125.95
06/24/94                                   125.95
06/27/94                                   159.75
06/28/94                                   170.30
06/29/94                                   188.75
06/30/94                                   189.75
07/01/94                                   193.45
07/04/94                                   189.07
07/05/94                                   184.70
07/06/94                                   191.75
07/07/94                                   191.15
07/08/94                                   187.30
07/11/94                                   233.75
07/12/94                                   245.50
07/13/94                                   245.25
07/14/94                                   232.75
07/15/94                                   234.75
07/18/97                                   237.45
07/19/97                                   230.45
07/20/97                                   220.55
07/21/97                                   229.20
07/22/97                                   219.40
07/25/94                                   209.20
07/26/94                                   208.10
07/27/94                                   210.95
07/28/94                                   202.40
07/29/94                                   202.75
08/01/97                                   211.60
08/02/97                                   213.40
08/03/97                                   210.30
08/04/97                                   207.80
08/05/97                                   202.75
08/08/97                                   178.60
08/09/97                                   182.30
08/10/97                                   177.45
08/11/97                                   184.85
08/12/97                                   181.10
08/15/94                                   194.00
08/16/94                                   191.95
08/17/94                                   179.45
08/18/94                                   182.75
08/19/94                                   178.10
08/22/97                                   182.75
08/23/97                                   191.80
08/24/97                                   189.00
08/25/97                                   191.75
08/26/97                                   205.85
08/29/94                                   209.00
08/30/94                                   207.75
08/31/94                                   205.75
09/01/94                                   206.75
09/02/94                                   204.25
09/05/94                                   208.32
09/06/94                                   212.40
09/07/94                                   210.50
09/08/94                                   210.00
09/09/94                                   211.50
09/12/94                                   217.50
09/13/94                                   217.00
09/14/94                                   207.15
09/15/94                                   206.50
09/16/94                                   216.15
09/19/94                                   222.25
09/20/94                                   224.25
09/21/94                                   231.35
09/22/94                                   227.55
09/23/94                                   229.65
09/26/94                                   226.60
09/27/94                                   219.95
09/28/94                                   214.50
09/29/94                                   216.10
09/30/94                                   208.85
10/03/94                                   209.60
10/04/94                                   214.15
10/05/94                                   215.05
10/06/94                                   205.75
10/07/94                                   192.90
10/10/94                                   179.75
10/11/94                                   184.40
10/12/94                                   190.90
10/13/94                                   194.60
10/14/94                                   188.35
10/17/94                                   203.85
10/18/94                                   194.90
10/19/94                                   201.60
10/20/94                                   202.65
10/21/94                                   195.55
10/24/94                                   196.75
10/25/94                                   195.45
10/26/94                                   190.80
10/27/94                                   189.40
10/28/94                                   189.50
10/31/94                                   187.40
11/01/94                                   186.35
11/02/94                                   178.30
11/03/94                                   180.70
11/04/94                                   183.00
11/07/94                                   183.80
11/08/94                                   189.00
11/09/94                                   186.90
11/10/94                                   183.85
11/11/94                                   183.95
11/14/94                                   177.15
11/15/94                                   171.25
11/16/94                                   176.10
11/17/94                                   171.30
11/18/94                                   167.40
11/21/94                                   158.65
11/22/94                                   160.35
11/23/94                                   158.40
11/24/94                                   159.00
11/25/94                                   159.63
11/28/94                                   160.25
11/29/94                                   158.50
11/30/94                                   157.15
12/01/94                                   158.00
12/02/94                                   158.00
12/05/94                                   159.50
12/06/94                                   162.00
12/07/94                                   161.00
12/08/94                                   162.00
12/09/94                                   160.30
12/12/94                                   163.75
12/13/94                                   150.75
12/14/94                                   144.25
12/15/94                                   147.75
12/16/94                                   158.50
12/19/94                                   152.30
12/20/94                                   161.65
12/21/94                                   173.75
12/22/94                                   171.75
12/23/94                                   172.45
12/26/94                                   172.42
12/27/94                                   172.40
12/28/94                                   174.20
12/29/94                                   173.85
12/30/94                                   168.85
01/02/95                                   168.30
01/03/95                                   167.75
01/04/95                                   168.00
01/05/95                                   172.55
01/06/95                                   174.95
01/09/95                                   169.10
01/10/95                                   169.00
01/11/95                                   164.70
01/12/95                                   167.70
01/13/95                                   169.80
01/16/95                                   168.45
01/17/95                                   170.30
01/18/95                                   174.25
01/19/95                                   172.35
01/20/95                                   169.85
01/23/95                                   169.55
01/24/95                                   166.60
01/25/95                                   165.40
01/26/95                                   167.00
01/27/95                                   161.65
01/30/95                                   157.45
01/31/95                                   155.50
02/01/95                                   155.75
02/02/95                                   158.20
02/03/95                                   154.35
02/06/95                                   153.90
02/07/95                                   154.00
02/08/95                                   156.85
02/09/95                                   158.90
02/10/95                                   162.75
02/13/95                                   162.20
02/14/95                                   164.50
02/15/95                                   165.25
02/16/95                                   162.85
02/17/95                                   169.35
02/20/95                                   169.73
02/21/95                                   170.10
02/22/95                                   169.15
02/23/95                                   169.65
02/24/95                                   174.55
02/27/95                                   184.30
02/28/95                                   181.00
03/01/95                                   186.35
03/02/95                                   182.05
03/03/95                                   179.85
03/06/95                                   179.65
03/07/95                                   179.65
03/08/95                                   181.15
03/09/95                                   183.30
03/10/95                                   186.35
03/13/95                                   181.50
03/14/95                                   182.70
03/15/95                                   178.75
03/16/95                                   172.00
03/17/95                                   168.25
03/20/95                                   168.30
03/21/95                                   165.50
03/22/95                                   169.55
03/23/95                                   165.65
03/24/95                                   167.60
03/27/95                                   167.70
03/28/95                                   167.50
03/29/95                                   167.25
03/30/95                                   164.05
03/31/95                                   166.30
04/03/95                                   165.45
04/04/95                                   165.10
04/05/95                                   167.45
04/06/95                                   166.80
04/07/95                                   167.10
04/10/95                                   167.00
04/11/95                                   165.45
04/12/95                                   165.65
04/13/95                                   162.65
04/14/95                                   163.47
04/17/95                                   164.30
04/18/95                                   165.75
04/19/95                                   169.15
04/20/95                                   169.20
04/21/95                                   172.85
04/24/95                                   175.05
04/25/95                                   174.95
04/26/95                                   173.65
04/27/95                                   171.80
04/28/95                                   170.25
05/01/95                                   169.50
05/02/95                                   167.80
05/03/95                                   172.20
05/04/95                                   171.50
05/05/95                                   171.00
05/08/95                                   170.60
05/09/95                                   171.10
05/10/95                                   171.25
05/11/95                                   166.65
05/12/95                                   165.00
05/15/95                                   167.00
05/16/95                                   164.50
05/17/95                                   167.00
05/18/95                                   165.65
05/19/95                                   167.10
05/22/95                                   162.35
05/23/95                                   155.45
05/24/95                                   151.05
05/25/95                                   154.85
05/26/95                                   152.10
05/29/95                                   153.08
05/30/95                                   154.05
05/31/95                                   153.85
06/01/95                                   158.65
06/02/95                                   159.60
06/05/95                                   158.40
06/06/95                                   156.65
06/07/95                                   150.15
06/08/95                                   151.70
06/09/95                                   152.30
06/12/95                                   153.60
06/13/95                                   146.45
06/14/95                                   147.10
06/15/95                                   154.25
06/16/95                                   149.90
06/19/95                                   147.15
06/20/95                                   149.55
06/21/95                                   149.80
06/22/95                                   151.15
06/23/95                                   144.15
06/26/95                                   138.80
06/27/95                                   138.10
06/28/95                                   139.20
06/29/95                                   136.65
06/30/95                                   130.50
07/03/95                                   129.00
07/04/95                                   127.63
07/05/95                                   126.25
07/06/95                                   120.75
07/07/95                                   131.35
07/10/95                                   138.00
07/11/95                                   136.50
07/12/95                                   138.00
07/13/95                                   139.00
07/14/95                                   145.00
07/17/95                                   140.00
07/18/95                                   139.90
07/19/95                                   137.00
07/20/95                                   142.20
07/21/95                                   148.30
07/24/95                                   146.70
07/25/95                                   147.35
07/26/95                                   152.30
07/27/95                                   147.60
07/28/95                                   143.30
07/31/95                                   145.70
08/01/95                                   142.00
08/02/95                                   144.40
08/03/95                                   144.75
08/04/95                                   144.15
08/07/95                                   143.75
08/08/95                                   145.25
08/09/95                                   144.75
08/10/95                                   147.00
08/11/95                                   146.95
08/14/95                                   146.25
08/15/95                                   147.15
08/16/95                                   147.35
08/17/95                                   145.45
08/18/95                                   144.65
08/21/95                                   147.45
08/22/95                                   149.50
08/23/95                                   151.20
08/24/95                                   150.35
08/25/95                                   153.60
08/28/95                                   153.90
08/29/95                                   153.00
08/30/95                                   147.00
08/31/95                                   146.40
09/01/95                                   147.65
09/04/95                                   146.65
09/05/95                                   145.65
09/06/95                                   143.50
09/07/95                                   138.20
09/08/95                                   137.30
09/11/95                                   133.35
09/12/95                                   126.75
09/13/95                                   127.00
09/14/95                                   129.00
09/15/95                                   133.00
09/18/95                                   124.45
09/19/95                                   120.00
09/20/95                                   122.85
09/21/95                                   127.70
09/22/95                                   125.60
09/25/95                                   116.10
09/26/95                                   119.80
09/27/95                                   115.20
09/28/95                                   115.25
09/29/95                                   117.25
10/02/95                                   121.80
10/03/95                                   121.80
10/04/95                                   123.15
10/05/95                                   123.50
10/06/95                                   118.10
10/09/95                                   114.05
10/10/95                                   117.80
10/11/95                                   119.90
10/12/95                                   118.65
10/13/95                                   122.05
10/16/95                                   125.90
10/17/95                                   122.20
10/18/95                                   123.55
10/19/95                                   125.45
10/20/95                                   124.95
10/23/95                                   126.35
10/24/95                                   124.60
10/25/95                                   121.75
10/26/95                                   123.40
10/27/95                                   122.75
10/30/95                                   120.55
10/31/95                                   121.55
11/01/95                                   122.25
11/02/95                                   123.90
11/03/95                                   125.80
11/06/95                                   125.35
11/07/95                                   124.95
11/08/95                                   127.90
11/09/95                                   126.90
11/10/95                                   126.75
11/13/95                                   128.40
11/14/95                                   124.15
11/15/95                                   125.45
11/16/95                                   121.15
11/17/95                                   120.35
11/20/95                                   117.80
11/21/95                                   116.50
11/22/95                                   114.15
11/23/95                                   114.30
11/24/95                                   114.60
11/27/95                                   114.90
11/28/95                                   112.60
11/29/95                                   112.00
11/30/95                                   107.70
12/01/95                                   107.10
12/04/95                                   105.95
12/05/95                                   108.15
12/06/95                                   105.00
12/07/95                                   106.90
12/08/95                                   104.75
12/11/95                                   105.90
12/12/95                                   105.80
12/13/95                                   107.75
12/14/95                                   107.20
12/15/95                                   108.60
12/18/95                                   100.90
12/19/95                                    99.50
12/20/95                                    95.70
12/21/95                                    96.70
12/22/95                                    96.35
12/25/95                                    96.00
12/26/95                                    95.60
12/27/95                                    95.20
12/28/95                                    93.90
12/29/95                                    94.90
01/01/96                                    93.08
01/02/96                                    91.25
01/03/96                                    93.75
01/04/96                                    97.85
01/05/96                                    96.25
01/08/96                                    96.75
01/09/96                                    97.33
01/10/96                                    97.90
01/11/96                                   103.05
01/12/96                                   102.70
01/15/96                                    98.95
01/16/96                                   103.90
01/17/96                                   104.30
01/18/96                                   105.40
01/19/96                                   104.65
01/22/96                                   107.50
01/23/96                                   107.00
01/24/96                                   108.90
01/25/96                                   111.75
01/26/96                                   116.95
01/29/96                                   123.45
01/30/96                                   119.55
01/31/96                                   128.60
02/01/96                                   126.40
02/02/96                                   123.75
02/05/96                                   120.65
02/06/96                                   119.40
02/07/96                                   118.60
02/08/96                                   123.70
02/09/96                                   126.05
02/12/96                                   121.60
02/13/96                                   122.80
02/14/96                                   122.65
02/15/96                                   124.30
02/16/96                                   124.20
02/19/96                                   123.42
02/20/96                                   122.65
02/21/96                                   124.85
02/22/96                                   124.20
02/23/96                                   117.60
02/26/96                                   115.70
02/27/96                                   116.30
02/28/96                                   114.60
02/29/96                                   117.80
03/01/96                                   113.50
03/04/96                                   114.50
03/05/96                                   116.90
03/06/96                                   115.80
03/07/96                                   116.10
03/08/96                                   114.80
03/11/96                                   116.75
03/12/96                                   120.00
03/13/96                                   118.85
03/14/96                                   121.70
03/15/96                                   124.75
03/18/96                                   127.20
03/19/96                                   124.50
03/20/96                                   117.70
03/21/96                                   120.00
03/22/96                                   119.70
03/25/96                                   119.20
03/26/96                                   123.45
03/27/96                                   121.75
03/28/96                                   121.40
03/29/96                                   115.45
04/01/96                                   114.50
04/02/96                                   115.85
04/03/96                                   115.35
04/04/96                                   115.25
04/05/96                                   114.40
04/08/96                                   113.55
04/09/96                                   114.65
04/10/96                                   118.50
04/11/96                                   117.10
04/12/96                                   115.25
04/15/96                                   114.85
04/16/96                                   115.60
04/17/96                                   117.30
04/18/96                                   118.80
04/19/96                                   118.15
04/22/96                                   130.25
04/23/96                                   127.05
04/24/96                                   127.45
04/25/96                                   125.35
04/26/96                                   127.95
04/29/96                                   123.25
04/30/96                                   125.10
05/01/96                                   128.25
05/02/96                                   128.25
05/03/96                                   128.25
05/06/96                                   126.20
05/07/96                                   127.65
05/08/96                                   130.00
05/09/96                                   128.30
05/10/96                                   128.25
05/13/96                                   127.15
05/14/96                                   126.95
05/15/96                                   127.25
05/16/96                                   129.75
05/17/96                                   129.80
05/20/96                                   127.00
05/21/96                                   124.20
05/22/96                                   120.45
05/23/96                                   117.85
05/24/96                                   117.65
05/27/96                                   117.25
05/28/96                                   116.85
05/29/96                                   117.30
05/30/96                                   115.85
05/31/96                                   116.10
06/03/96                                   112.55
06/04/96                                   113.40
06/05/96                                   113.85
06/06/96                                   113.05
06/07/96                                   115.35
06/10/96                                   117.75
06/11/96                                   117.30
06/12/96                                   118.80
06/13/96                                   116.90
06/14/96                                   117.95
06/17/96                                   120.70
06/18/96                                   122.70
06/19/96                                   121.90
06/20/96                                   121.45
06/21/96                                   119.70
06/24/96                                   122.95
06/25/96                                   122.70
06/26/96                                   123.20
06/27/96                                   124.50
06/28/96                                   126.95
07/01/96                                   126.50
07/02/96                                   125.00
07/03/96                                   124.15
07/04/96                                   125.00
07/05/96                                   125.58
07/08/96                                   126.15
07/09/96                                   122.05
07/10/96                                   121.00
07/11/96                                   123.00
07/12/96                                   120.25
07/15/96                                   115.45
07/16/96                                   111.40
07/17/96                                   116.65
07/18/96                                   118.85
07/19/96                                   117.65
07/22/96                                   104.05
07/23/96                                   104.30
07/24/96                                   104.10
07/25/96                                   102.95
07/26/96                                   104.05
07/29/96                                   105.40
07/30/96                                   105.25
07/31/96                                   106.40
08/01/96                                   106.70
08/02/96                                   107.50
08/05/96                                   107.90
08/06/96                                   109.20
08/07/96                                   109.30
08/08/96                                   116.10
08/09/96                                   115.10
08/12/96                                   116.15
08/13/96                                   123.15
08/14/96                                   121.30
08/15/96                                   121.15
08/16/96                                   120.85
08/19/96                                   120.65
08/20/96                                   122.50
08/21/96                                   125.05
08/22/96                                   131.10
08/23/96                                   132.25
08/26/96                                   136.45
08/27/96                                   131.10
08/28/96                                   127.30
08/29/96                                   128.10
08/30/96                                   128.35
09/02/96                                   126.70
09/03/96                                   125.05
09/04/96                                   124.20
09/05/96                                   122.60
09/06/96                                   124.60
09/09/96                                   122.50
09/10/96                                   121.85
09/11/96                                   117.15
09/12/96                                   114.85
09/13/96                                   115.25
09/16/96                                   116.10
09/17/96                                   112.20
09/18/96                                   109.20
09/19/96                                   103.60
09/20/96                                   103.60
09/23/96                                   104.55
09/24/96                                   106.00
09/25/96                                   106.45
09/26/96                                   105.70
09/27/96                                   105.25
09/30/96                                   102.95
10/01/96                                   104.75
10/02/96                                   105.40
10/03/96                                   107.45
10/04/96                                   109.80
10/07/96                                   112.70
10/08/96                                   112.50
10/09/96                                   113.55
10/10/96                                   114.90
10/11/96                                   116.30
10/14/96                                   115.10
10/15/96                                   114.20
10/16/96                                   112.20
10/17/96                                   109.90
10/18/96                                   109.10
10/21/96                                   113.00
10/22/96                                   117.60
10/23/96                                   119.30
10/24/96                                   117.45
10/25/96                                   116.00
10/28/96                                   119.10
10/29/96                                   116.35
10/30/96                                   119.15
10/31/96                                   117.20
11/01/96                                   117.25
11/04/96                                   117.75
11/05/96                                   118.85
11/06/96                                   124.30
11/07/96                                   127.35
11/08/96                                   125.85
11/11/96                                   119.95
11/12/96                                   118.20
11/13/96                                   118.50
11/14/96                                   121.60
11/15/96                                   122.50
11/18/96                                   119.55
11/19/96                                   122.25
11/20/96                                   120.75
11/21/96                                   117.25
11/22/96                                   118.25
11/25/96                                   117.75
11/26/96                                   117.15
11/27/96                                   116.25
11/28/96                                   116.00
11/29/96                                   115.40
12/02/96                                   114.80
12/03/96                                   114.30
12/04/96                                   112.80
12/05/96                                   112.45
12/06/96                                   111.75
12/09/96                                   113.10
12/10/96                                   117.75
12/11/96                                   119.00
12/12/96                                   123.40
12/13/96                                   129.40
12/16/96                                   124.50
12/17/96                                   122.50
12/18/96                                   111.90
12/19/96                                   110.20
12/20/96                                   112.15
12/23/96                                   113.10
12/24/96                                   114.75
12/25/96                                   115.00
12/26/96                                   115.60
12/27/96                                   116.20
12/30/96                                   115.95
12/31/96                                   116.90
01/01/97                                   116.78
01/02/97                                   116.65
01/03/97                                   116.25
01/06/97                                   114.05
01/07/97                                   119.35
01/08/97                                   118.90
01/09/97                                   119.35
01/10/97                                   119.60
01/13/97                                   118.45
01/14/97                                   122.20
01/15/97                                   122.60
01/16/97                                   123.05
01/17/97                                   124.00
01/20/97                                   129.25
01/21/97                                   129.65
01/22/97                                   135.30
01/23/97                                   140.05
01/24/97                                   136.90
01/27/97                                   136.60
01/28/97                                   139.50
01/29/97                                   144.60
01/30/97                                   140.30
01/31/97                                   139.40
02/03/97                                   145.65
02/04/97                                   147.45
02/05/97                                   144.55
02/06/97                                   150.80
02/07/97                                   151.05
02/10/97                                   158.65
02/11/97                                   163.55
02/12/97                                   171.85
02/13/97                                   180.05
02/14/97                                   177.85
02/17/97                                   172.98
02/18/97                                   168.10
02/19/97                                   175.30
02/20/97                                   178.45
02/21/97                                   174.80
02/24/97                                   173.45
02/25/97                                   174.15
02/26/97                                   185.45
02/27/97                                   183.10
02/28/97                                   190.40
03/03/97                                   198.45
03/04/97                                   211.65
03/05/97                                   219.75
03/06/97                                   211.95
03/07/97                                   205.75
03/10/97                                   215.50
03/11/97                                   219.00
03/12/97                                   215.65
03/13/97                                   202.00
03/14/97                                   205.00
03/17/97                                   197.65
03/18/97                                   209.60
03/19/97                                   168.10
03/20/97                                   169.15
03/21/97                                   165.75
03/24/97                                   162.90
03/25/97                                   179.30
03/26/97                                   186.85
03/27/97                                   189.80
03/28/97                                   190.47
03/31/97                                   191.15
04/01/97                                   194.30
04/02/97                                   193.15
04/03/97                                   177.70
04/04/97                                   179.15
04/07/97                                   179.40
04/08/97                                   178.75
04/09/97                                   189.70
04/10/97                                   191.05
04/11/97                                   189.10
04/14/97                                   196.00
04/15/97                                   192.40
04/16/97                                   208.05
04/17/97                                   209.80
04/18/97                                   216.55
04/21/97                                   214.90
04/22/97                                   211.20
04/23/97                                   214.30
04/24/97                                   219.75
04/25/97                                   216.35
04/28/97                                   220.25
04/29/97                                   226.40
04/30/97                                   239.05
05/01/97                                   252.75
05/02/97                                   247.55
05/05/97                                   250.90
05/06/97                                   249.60
05/07/97                                   245.65
05/08/97                                   240.00
05/09/97                                   239.00
05/12/97                                   245.65
05/13/97                                   261.00
05/14/97                                   261.50
05/15/97                                   277.05
05/16/97                                   276.50
05/19/97                                   255.25
05/20/97                                   240.25
05/21/97                                   253.10
05/22/97                                   260.30
05/23/97                                   256.85
05/26/97                                   265.57
05/27/97                                   274.30
05/28/97                                   295.55
05/29/97                                   314.80
05/30/97                                   276.40
06/02/97                                   253.95
06/03/97                                   264.20
06/04/97                                   251.55
06/05/97                                   230.50
06/06/97                                   237.25
06/09/97                                   253.30
06/10/97                                   217.95
06/11/97                                   207.65
06/12/97                                   207.80
06/13/97                                   195.70
06/16/97                                   196.50
06/17/97                                   208.70
06/18/97                                   190.05
06/19/97                                   195.90
06/20/97                                   198.95
06/23/97                                   194.65
06/24/97                                   198.00
06/25/97                                   200.00
06/26/97                                   190.25
06/27/97                                   189.90
06/30/97                                   192.40
07/01/97                                   196.50
07/02/97                                   196.00
07/03/97                                   187.50
07/04/97                                   186.38
07/07/97                                   185.25
07/08/97                                   191.50
07/09/97                                   197.00
07/10/97                                   182.50
07/11/97                                   186.00
07/14/97                                   187.00
07/15/97                                   184.50
07/16/97                                   187.25
07/17/97                                   186.90
07/18/97                                   192.50
07/21/97                                   195.70
07/22/97                                   169.10
07/23/97                                   181.65
07/24/97                                   180.40
07/25/97                                   176.30
07/28/97                                   188.35
07/29/97                                   188.90
07/30/97                                   185.75
07/31/97                                   184.50
08/01/97                                   184.95
08/04/97                                   193.75
08/05/97                                   203.10
08/06/97                                   200.55
08/07/97                                   208.80
08/08/97                                   205.85
08/11/97                                   199.35

NOTES TO TABLE:

    Coffee prices more than triple in price during 1994 as a 20-year frost (I.E., a frost, the severity of which one would expect to experience only once in 20 years) is followed by an even more severe 50-year frost less than three weeks later.

    Coffee prices decline throughout 1995 as higher prices discourage demand, particularly through less waste of coffee. Additionally, higher prices attract to market older, lower grades of coffee for blending with more desirable grades.

    By early 1997, U.S. inventories of quality coffee have reached historic lows. Strikes and disappointing harvests in important South American growing regions reduce supply and briefly lead to an unsustainable tripling in price.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         CRUDE OIL

           (Source: Logical Information Machines)
04/29/94                                    16.90
05/02/94                                    17.16
05/03/94                                    16.89
05/04/94                                    16.86
05/05/94                                    17.29
05/06/94                                    17.70
05/09/94                                    17.73
05/10/94                                    17.61
05/11/94                                    17.85
05/12/94                                    18.28
05/13/94                                    18.21
05/16/94                                    18.06
05/17/94                                    17.59
05/18/94                                    17.99
05/19/94                                    18.45
05/20/94                                    18.92
05/23/94                                    18.06
05/24/94                                    17.92
05/25/94                                    17.70
05/26/94                                    17.74
05/27/94                                    18.03
05/30/94                                    18.17
05/31/94                                    18.31
06/01/94                                    18.21
06/02/94                                    18.23
06/03/94                                    18.12
06/06/94                                    18.11
06/07/94                                    17.75
06/08/94                                    18.34
06/09/94                                    18.67
06/10/94                                    18.48
06/13/94                                    18.79
06/14/94                                    18.95
06/15/94                                    19.86
06/16/94                                    19.91
06/17/94                                    20.71
06/20/94                                    20.75
06/21/94                                    20.04
06/22/94                                    19.37
06/23/94                                    19.42
06/24/94                                    19.32
06/27/94                                    19.01
06/28/94                                    19.27
06/29/94                                    18.83
06/30/94                                    19.37
07/01/94                                    19.53
07/04/94                                    19.58
07/05/94                                    19.62
07/06/94                                    19.24
07/07/94                                    19.12
07/08/94                                    19.48
07/11/94                                    20.18
07/12/94                                    20.43
07/13/94                                    20.15
07/14/94                                    20.18
07/15/94                                    19.89
07/18/97                                    19.51
07/19/97                                    19.46
07/20/97                                    19.20
07/21/97                                    19.39
07/22/97                                    19.61
07/25/94                                    19.41
07/26/94                                    19.21
07/27/94                                    19.46
07/28/94                                    19.77
07/29/94                                    20.30
08/01/97                                    20.55
08/02/97                                    20.14
08/03/97                                    20.10
08/04/97                                    20.14
08/05/97                                    19.31
08/08/97                                    19.42
08/09/97                                    19.30
08/10/97                                    18.96
08/11/97                                    18.66
08/12/97                                    18.05
08/15/94                                    18.20
08/16/94                                    17.73
08/17/94                                    18.11
08/18/94                                    17.72
08/19/94                                    17.58
08/22/97                                    16.87
08/23/97                                    17.09
08/24/97                                    17.49
08/25/97                                    17.52
08/26/97                                    17.14
08/29/94                                    17.63
08/30/94                                    17.45
08/31/94                                    17.56
09/01/94                                    17.47
09/02/94                                    17.52
09/05/94                                    17.57
09/06/94                                    17.62
09/07/94                                    17.81
09/08/94                                    17.67
09/09/94                                    17.53
09/12/94                                    17.39
09/13/94                                    17.12
09/14/94                                    16.71
09/15/94                                    16.70
09/16/94                                    16.83
09/19/94                                    17.21
09/20/94                                    17.24
09/21/94                                    17.22
09/22/94                                    17.67
09/23/94                                    17.83
09/26/94                                    17.67
09/27/94                                    17.55
09/28/94                                    17.68
09/29/94                                    17.98
09/30/94                                    18.39
10/03/94                                    18.19
10/04/94                                    18.08
10/05/94                                    18.01
10/06/94                                    18.25
10/07/94                                    18.26
10/10/94                                    17.99
10/11/94                                    17.70
10/12/94                                    17.19
10/13/94                                    17.13
10/14/94                                    16.97
10/17/94                                    17.06
10/18/94                                    17.22
10/19/94                                    17.42
10/20/94                                    17.54
10/21/94                                    17.38
10/24/94                                    17.45
10/25/94                                    17.58
10/26/94                                    17.95
10/27/94                                    18.15
10/28/94                                    18.23
10/31/94                                    18.19
11/01/94                                    18.68
11/02/94                                    18.93
11/03/94                                    18.90
11/04/94                                    18.76
11/07/94                                    18.39
11/08/94                                    18.58
11/09/94                                    18.16
11/10/94                                    18.19
11/11/94                                    18.04
11/14/94                                    17.47
11/15/94                                    17.58
11/16/94                                    17.37
11/17/94                                    17.65
11/18/94                                    17.47
11/21/94                                    17.56
11/22/94                                    17.82
11/23/94                                    18.15
11/24/94                                    18.14
11/25/94                                    18.13
11/28/94                                    18.12
11/29/94                                    18.05
11/30/94                                    18.05
12/01/94                                    17.82
12/02/94                                    16.99
12/05/94                                    16.85
12/06/94                                    16.94
12/07/94                                    16.87
12/08/94                                    17.12
12/09/94                                    17.13
12/12/94                                    16.91
12/13/94                                    16.91
12/14/94                                    16.99
12/15/94                                    16.73
12/16/94                                    16.76
12/19/94                                    16.91
12/20/94                                    16.98
12/21/94                                    17.02
12/22/94                                    17.09
12/23/94                                    17.35
12/26/94                                    17.49
12/27/94                                    17.64
12/28/94                                    17.79
12/29/94                                    17.72
12/30/94                                    17.76
01/02/95                                    17.60
01/03/95                                    17.44
01/04/95                                    17.48
01/05/95                                    17.72
01/06/95                                    17.67
01/09/95                                    17.40
01/10/95                                    17.37
01/11/95                                    17.72
01/12/95                                    17.72
01/13/95                                    17.52
01/16/95                                    17.88
01/17/95                                    18.32
01/18/95                                    18.73
01/19/95                                    18.69
01/20/95                                    18.65
01/23/95                                    18.10
01/24/95                                    18.39
01/25/95                                    18.39
01/26/95                                    18.24
01/27/95                                    17.95
01/30/95                                    18.09
01/31/95                                    18.39
02/01/95                                    18.52
02/02/95                                    18.54
02/03/95                                    18.78
02/06/95                                    18.59
02/07/95                                    18.46
02/08/95                                    18.30
02/09/95                                    18.24
02/10/95                                    18.46
02/13/95                                    18.27
02/14/95                                    18.32
02/15/95                                    18.42
02/16/95                                    18.59
02/17/95                                    18.91
02/20/95                                    18.89
02/21/95                                    18.86
02/22/95                                    18.63
02/23/95                                    18.43
02/24/95                                    18.69
02/27/95                                    18.66
02/28/95                                    18.49
03/01/95                                    18.32
03/02/95                                    18.35
03/03/95                                    18.63
03/06/95                                    18.59
03/07/95                                    18.63
03/08/95                                    18.33
03/09/95                                    18.02
03/10/95                                    17.91
03/13/95                                    18.19
03/14/95                                    17.94
03/15/95                                    18.11
03/16/95                                    18.16
03/17/95                                    18.26
03/20/95                                    18.56
03/21/95                                    18.43
03/22/95                                    18.96
03/23/95                                    18.92
03/24/95                                    18.78
03/27/95                                    19.07
03/28/95                                    19.05
03/29/95                                    19.22
03/30/95                                    19.15
03/31/95                                    19.17
04/03/95                                    19.03
04/04/95                                    19.18
04/05/95                                    19.56
04/06/95                                    19.77
04/07/95                                    19.67
04/10/95                                    19.59
04/11/95                                    19.88
04/12/95                                    19.55
04/13/95                                    19.15
04/14/95                                    19.44
04/17/95                                    19.73
04/18/95                                    20.05
04/19/95                                    20.41
04/20/95                                    20.52
04/21/95                                    20.41
04/24/95                                    20.12
04/25/95                                    20.29
04/26/95                                    20.15
04/27/95                                    20.43
04/28/95                                    20.38
05/01/95                                    20.50
05/02/95                                    20.09
05/03/95                                    19.89
05/04/95                                    20.29
05/05/95                                    20.33
05/08/95                                    20.29
05/09/95                                    19.61
05/10/95                                    19.75
05/11/95                                    19.41
05/12/95                                    19.52
05/15/95                                    19.90
05/16/95                                    20.08
05/17/95                                    19.96
05/18/95                                    20.00
05/19/95                                    20.06
05/22/95                                    19.81
05/23/95                                    19.77
05/24/95                                    19.41
05/25/95                                    19.26
05/26/95                                    18.69
05/29/95                                    18.74
05/30/95                                    18.78
05/31/95                                    18.89
06/01/95                                    18.90
06/02/95                                    19.14
06/05/95                                    19.25
06/06/95                                    19.06
06/07/95                                    19.13
06/08/95                                    18.91
06/09/95                                    18.80
06/12/95                                    18.86
06/13/95                                    18.91
06/14/95                                    19.05
06/15/95                                    18.94
06/16/95                                    18.84
06/19/95                                    18.22
06/20/95                                    18.01
06/21/95                                    17.46
06/22/95                                    17.50
06/23/95                                    17.49
06/26/95                                    17.64
06/27/95                                    17.77
06/28/95                                    17.97
06/29/95                                    17.56
06/30/95                                    17.40
07/03/95                                    17.30
07/04/95                                    17.24
07/05/95                                    17.18
07/06/95                                    17.37
07/07/95                                    17.14
07/10/95                                    17.34
07/11/95                                    17.32
07/12/95                                    17.49
07/13/95                                    17.25
07/14/95                                    17.32
07/17/95                                    17.20
07/18/95                                    17.35
07/19/95                                    17.33
07/20/95                                    17.01
07/21/95                                    16.79
07/24/95                                    16.88
07/25/95                                    16.93
07/26/95                                    17.50
07/27/95                                    17.49
07/28/95                                    17.43
07/31/95                                    17.56
08/01/95                                    17.70
08/02/95                                    17.78
08/03/95                                    17.72
08/04/95                                    17.71
08/07/95                                    17.65
08/08/95                                    17.79
08/09/95                                    17.78
08/10/95                                    17.89
08/11/95                                    17.86
08/14/95                                    17.48
08/15/95                                    17.47
08/16/95                                    17.55
08/17/95                                    17.66
08/18/95                                    17.87
08/21/95                                    18.25
08/22/95                                    18.54
08/23/95                                    18.00
08/24/95                                    17.86
08/25/95                                    17.86
08/28/95                                    17.82
08/29/95                                    17.82
08/30/95                                    17.79
08/31/95                                    17.84
09/01/95                                    18.04
09/04/95                                    18.31
09/05/95                                    18.58
09/06/95                                    18.36
09/07/95                                    18.27
09/08/95                                    18.44
09/11/95                                    18.47
09/12/95                                    18.64
09/13/95                                    18.54
09/14/95                                    18.85
09/15/95                                    18.92
09/18/95                                    18.93
09/19/95                                    18.95
09/20/95                                    18.69
09/21/95                                    17.56
09/22/95                                    17.25
09/25/95                                    17.47
09/26/95                                    17.33
09/27/95                                    17.57
09/28/95                                    17.76
09/29/95                                    17.54
10/02/95                                    17.64
10/03/95                                    17.56
10/04/95                                    17.30
10/05/95                                    16.87
10/06/95                                    17.03
10/09/95                                    17.31
10/10/95                                    17.42
10/11/95                                    17.29
10/12/95                                    17.12
10/13/95                                    17.41
10/16/95                                    17.59
10/17/95                                    17.68
10/18/95                                    17.61
10/19/95                                    17.32
10/20/95                                    17.37
10/23/95                                    17.21
10/24/95                                    17.32
10/25/95                                    17.32
10/26/95                                    17.58
10/27/95                                    17.54
10/30/95                                    17.62
10/31/95                                    17.64
11/01/95                                    17.74
11/02/95                                    17.98
11/03/95                                    17.94
11/06/95                                    17.71
11/07/95                                    17.65
11/08/95                                    17.82
11/09/95                                    17.84
11/10/95                                    17.83
11/13/95                                    17.80
11/14/95                                    17.82
11/15/95                                    17.93
11/16/95                                    18.19
11/17/95                                    18.57
11/20/95                                    18.06
11/21/95                                    17.97
11/22/95                                    17.96
11/23/95                                    18.00
11/24/95                                    18.19
11/27/95                                    18.38
11/28/95                                    18.33
11/29/95                                    18.26
11/30/95                                    18.18
12/01/95                                    18.43
12/04/95                                    18.63
12/05/95                                    18.67
12/06/95                                    18.77
12/07/95                                    18.73
12/08/95                                    18.97
12/11/95                                    18.66
12/12/95                                    18.73
12/13/95                                    19.00
12/14/95                                    19.11
12/15/95                                    19.51
12/18/95                                    19.67
12/19/95                                    19.12
12/20/95                                    18.97
12/21/95                                    18.96
12/22/95                                    19.14
12/25/95                                    19.18
12/26/95                                    19.27
12/27/95                                    19.50
12/28/95                                    19.36
12/29/95                                    19.55
01/01/96                                    19.68
01/02/96                                    19.81
01/03/96                                    19.89
01/04/96                                    19.91
01/05/96                                    20.26
01/08/96                                    20.11
01/09/96                                    19.95
01/10/96                                    19.67
01/11/96                                    18.79
01/12/96                                    18.25
01/15/96                                    18.38
01/16/96                                    18.05
01/17/96                                    18.52
01/18/96                                    19.18
01/19/96                                    18.94
01/22/96                                    18.62
01/23/96                                    18.06
01/24/96                                    18.28
01/25/96                                    17.67
01/26/96                                    17.73
01/29/96                                    17.45
01/30/96                                    17.56
01/31/96                                    17.74
02/01/96                                    17.71
02/02/96                                    17.80
02/05/96                                    17.54
02/06/96                                    17.69
02/07/96                                    17.74
02/08/96                                    17.76
02/09/96                                    17.78
02/12/96                                    17.97
02/13/96                                    18.91
02/14/96                                    18.96
02/15/96                                    19.04
02/16/96                                    19.16
02/19/96                                    20.10
02/20/96                                    21.05
02/21/96                                    19.71
02/22/96                                    19.85
02/23/96                                    19.06
02/26/96                                    19.39
02/27/96                                    19.70
02/28/96                                    19.29
02/29/96                                    19.54
03/01/96                                    19.44
03/04/96                                    19.20
03/05/96                                    19.54
03/06/96                                    20.19
03/07/96                                    19.81
03/08/96                                    19.61
03/11/96                                    19.91
03/12/96                                    20.46
03/13/96                                    20.58
03/14/96                                    21.16
03/15/96                                    21.99
03/18/96                                    23.27
03/19/96                                    24.34
03/20/96                                    23.06
03/21/96                                    21.05
03/22/96                                    21.95
03/25/96                                    22.40
03/26/96                                    22.19
03/27/96                                    21.79
03/28/96                                    21.41
03/29/96                                    21.47
04/01/96                                    22.26
04/02/96                                    22.70
04/03/96                                    22.27
04/04/96                                    22.75
04/05/96                                    22.89
04/08/96                                    23.03
04/09/96                                    23.06
04/10/96                                    24.21
04/11/96                                    25.34
04/12/96                                    24.29
04/15/96                                    25.06
04/16/96                                    24.47
04/17/96                                    24.67
04/18/96                                    23.82
04/19/96                                    23.95
04/22/96                                    24.07
04/23/96                                    22.70
04/24/96                                    22.40
04/25/96                                    22.20
04/26/96                                    22.32
04/29/96                                    22.43
04/30/96                                    21.20
05/01/96                                    20.81
05/02/96                                    20.86
05/03/96                                    21.18
05/06/96                                    21.04
05/07/96                                    21.11
05/08/96                                    21.00
05/09/96                                    20.68
05/10/96                                    21.01
05/13/96                                    21.36
05/14/96                                    21.42
05/15/96                                    21.48
05/16/96                                    20.78
05/17/96                                    20.64
05/20/96                                    22.48
05/21/96                                    22.65
05/22/96                                    21.40
05/23/96                                    21.23
05/24/96                                    21.32
05/27/96                                    21.22
05/28/96                                    21.11
05/29/96                                    20.76
05/30/96                                    19.94
05/31/96                                    19.76
06/03/96                                    19.85
06/04/96                                    20.44
06/05/96                                    19.72
06/06/96                                    20.05
06/07/96                                    20.28
06/10/96                                    20.25
06/11/96                                    20.10
06/12/96                                    20.09
06/13/96                                    20.01
06/14/96                                    20.34
06/17/96                                    22.14
06/18/96                                    21.46
06/19/96                                    20.76
06/20/96                                    20.65
06/21/96                                    19.92
06/24/96                                    19.98
06/25/96                                    19.96
06/26/96                                    20.65
06/27/96                                    21.02
06/28/96                                    20.92
07/01/96                                    21.53
07/02/96                                    21.13
07/03/96                                    21.21
07/04/96                                    21.23
07/05/96                                    21.25
07/08/96                                    21.27
07/09/96                                    21.41
07/10/96                                    21.55
07/11/96                                    21.95
07/12/96                                    21.90
07/15/96                                    22.48
07/16/96                                    22.38
07/17/96                                    21.80
07/18/96                                    21.68
07/19/96                                    21.00
07/22/96                                    21.40
07/23/96                                    21.01
07/24/96                                    20.68
07/25/96                                    20.74
07/26/96                                    20.11
07/29/96                                    20.28
07/30/96                                    20.33
07/31/96                                    20.42
08/01/96                                    21.04
08/02/96                                    21.34
08/05/96                                    21.23
08/06/96                                    21.13
08/07/96                                    21.42
08/08/96                                    21.55
08/09/96                                    21.57
08/12/96                                    22.22
08/13/96                                    22.37
08/14/96                                    22.12
08/15/96                                    21.90
08/16/96                                    22.66
08/19/96                                    23.26
08/20/96                                    22.86
08/21/96                                    21.72
08/22/96                                    22.30
08/23/96                                    21.96
08/26/96                                    21.62
08/27/96                                    21.56
08/28/96                                    21.71
08/29/96                                    22.15
08/30/96                                    22.25
09/02/96                                    22.83
09/03/96                                    23.40
09/04/96                                    23.24
09/05/96                                    23.44
09/06/96                                    23.85
09/09/96                                    23.73
09/10/96                                    24.12
09/11/96                                    24.75
09/12/96                                    25.00
09/13/96                                    24.51
09/16/96                                    23.19
09/17/96                                    23.31
09/18/96                                    23.89
09/19/96                                    23.54
09/20/96                                    23.63
09/23/96                                    23.37
09/24/96                                    24.07
09/25/96                                    24.46
09/26/96                                    24.16
09/27/96                                    24.60
09/30/96                                    24.38
10/01/96                                    24.14
10/02/96                                    24.05
10/03/96                                    24.81
10/04/96                                    24.73
10/07/96                                    25.24
10/08/96                                    25.54
10/09/96                                    25.07
10/10/96                                    24.26
10/11/96                                    24.66
10/14/96                                    25.62
10/15/96                                    25.42
10/16/96                                    25.17
10/17/96                                    25.42
10/18/96                                    25.79
10/21/96                                    25.92
10/22/96                                    25.75
10/23/96                                    24.86
10/24/96                                    24.51
10/25/96                                    24.86
10/28/96                                    24.85
10/29/96                                    24.34
10/30/96                                    24.28
10/31/96                                    23.35
11/01/96                                    23.03
11/04/96                                    22.79
11/05/96                                    22.64
11/06/96                                    22.69
11/07/96                                    22.74
11/08/96                                    23.59
11/11/96                                    23.37
11/12/96                                    23.35
11/13/96                                    24.12
11/14/96                                    24.41
11/15/96                                    24.17
11/18/96                                    23.88
11/19/96                                    24.49
11/20/96                                    23.76
11/21/96                                    23.84
11/22/96                                    23.75
11/25/96                                    23.49
11/26/96                                    23.62
11/27/96                                    23.75
11/28/96                                    23.85
11/29/96                                    24.32
12/02/96                                    24.80
12/03/96                                    24.93
12/04/96                                    24.80
12/05/96                                    25.58
12/06/96                                    25.62
12/09/96                                    25.30
12/10/96                                    24.42
12/11/96                                    23.38
12/12/96                                    23.72
12/13/96                                    24.47
12/16/96                                    25.74
12/17/96                                    25.71
12/18/96                                    26.16
12/19/96                                    26.57
12/20/96                                    25.08
12/23/96                                    24.79
12/24/96                                    25.10
12/25/96                                    25.00
12/26/96                                    24.92
12/27/96                                    25.22
12/30/96                                    25.37
12/31/96                                    25.92
01/01/97                                    25.81
01/02/97                                    25.69
01/03/97                                    25.59
01/06/97                                    26.37
01/07/97                                    26.23
01/08/97                                    26.62
01/09/97                                    26.37
01/10/97                                    26.09
01/13/97                                    25.19
01/14/97                                    25.11
01/15/97                                    25.95
01/16/97                                    25.52
01/17/97                                    25.41
01/20/97                                    25.23
01/21/97                                    24.80
01/22/97                                    24.24
01/23/97                                    24.18
01/24/97                                    24.05
01/27/97                                    23.94
01/28/97                                    23.90
01/29/97                                    24.47
01/30/97                                    24.87
01/31/97                                    24.15
02/03/97                                    24.15
02/04/97                                    24.02
02/05/97                                    23.91
02/06/97                                    23.10
02/07/97                                    22.23
02/10/97                                    22.46
02/11/97                                    22.42
02/12/97                                    21.86
02/13/97                                    22.02
02/14/97                                    22.41
02/17/97                                    22.47
02/18/97                                    22.52
02/19/97                                    22.79
02/20/97                                    21.98
02/21/97                                    21.39
02/24/97                                    20.71
02/25/97                                    21.00
02/26/97                                    21.11
02/27/97                                    20.89
02/28/97                                    20.30
03/03/97                                    20.25
03/04/97                                    20.66
03/05/97                                    20.49
03/06/97                                    20.94
03/07/97                                    21.28
03/10/97                                    20.49
03/11/97                                    20.11
03/12/97                                    20.62
03/13/97                                    20.70
03/14/97                                    21.29
03/17/97                                    20.92
03/18/97                                    22.06
03/19/97                                    22.04
03/20/97                                    22.32
03/21/97                                    21.51
03/24/97                                    21.06
03/25/97                                    20.99
03/26/97                                    20.64
03/27/97                                    20.70
03/28/97                                    20.56
03/31/97                                    20.41
04/01/97                                    20.28
04/02/97                                    19.47
04/03/97                                    19.47
04/04/97                                    19.12
04/07/97                                    19.23
04/08/97                                    19.35
04/09/97                                    19.27
04/10/97                                    19.57
04/11/97                                    19.53
04/14/97                                    19.90
04/15/97                                    19.83
04/16/97                                    19.35
04/17/97                                    19.42
04/18/97                                    19.91
04/21/97                                    20.38
04/22/97                                    19.60
04/23/97                                    19.73
04/24/97                                    20.03
04/25/97                                    19.99
04/28/97                                    19.91
04/29/97                                    20.44
04/30/97                                    20.21
05/01/97                                    19.91
05/02/97                                    19.60
05/05/97                                    19.63
05/06/97                                    19.66
05/07/97                                    19.62
05/08/97                                    20.34
05/09/97                                    20.43
05/12/97                                    21.38
05/13/97                                    21.37
05/14/97                                    21.39
05/15/97                                    21.30
05/16/97                                    22.12
05/19/97                                    21.59
05/20/97                                    21.19
05/21/97                                    21.86
05/22/97                                    21.86
05/23/97                                    21.63
05/26/97                                    21.21
05/27/97                                    20.79
05/28/97                                    20.79
05/29/97                                    20.97
05/30/97                                    20.88
06/02/97                                    20.98
06/03/97                                    20.33
06/04/97                                    20.12
06/05/97                                    19.66
06/06/97                                    18.79
06/09/97                                    18.68
06/10/97                                    18.67
06/11/97                                    18.53
06/12/97                                    18.69
06/13/97                                    18.83
06/16/97                                    19.01
06/17/97                                    19.23
06/18/97                                    18.79
06/19/97                                    18.67
06/20/97                                    18.55
06/23/97                                    19.14
06/24/97                                    19.03
06/25/97                                    19.52
06/26/97                                    19.09
06/27/97                                    19.46
06/30/97                                    19.80
07/01/97                                    20.12
07/02/97                                    20.34
07/03/97                                    19.56
07/04/97                                    19.54
07/07/97                                    19.52
07/08/97                                    19.73
07/09/97                                    19.46
07/10/97                                    19.22
07/11/97                                    19.33
07/14/97                                    18.99
07/15/97                                    19.67
07/16/97                                    19.65
07/17/97                                    19.99
07/18/97                                    19.27
07/21/97                                    19.18
07/22/97                                    19.08
07/23/97                                    19.63
07/24/97                                    19.77
07/25/97                                    19.89
07/28/97                                    19.81
07/29/97                                    19.85
07/30/97                                    20.30
07/31/97                                    20.14
08/01/97                                    20.28
08/04/97                                    20.75
08/05/97                                    20.81
08/06/97                                    20.46
08/07/97                                    20.09
08/08/97                                    19.54
08/11/97                                    19.69

NOTES TO TABLE:

    After strong demand for gasoline during the summer of 1994 supports crude oil prices, a mild winter leads to disappointing heating oil demand and lower crude oil prices.

    The spring of 1995 sees crude oil prices rally in anticipation of another strong summer of gasoline demand, which fails to materialize. Crude oil prices return to recent lows.

    Tensions in the Middle East, including a delayed resumption of Iraqi exports, combined with the failing health of King Fahd in Saudi Arabia propel prices higher during 1996.

    A mild winter moves crude oil prices lower for the start of 1997.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            CORN

           (Source: Logical Information Machines)
04/29/94                                   269.00
05/02/94                                   269.25
05/03/94                                   261.75
05/04/94                                   264.50
05/05/94                                   256.50
05/06/94                                   259.00
05/09/94                                   256.25
05/10/94                                   256.75
05/11/94                                   257.75
05/12/94                                   260.25
05/13/94                                   260.25
05/16/94                                   266.50
05/17/94                                   266.25
05/18/94                                   266.25
05/19/94                                   261.50
05/20/94                                   268.75
05/23/94                                   275.25
05/24/94                                   267.25
05/25/94                                   266.75
05/26/94                                   264.50
05/27/94                                   266.75
05/30/94                                   272.75
05/31/94                                   278.75
06/01/94                                   281.00
06/02/94                                   281.00
06/03/94                                   273.50
06/06/94                                   265.50
06/07/94                                   268.00
06/08/94                                   271.50
06/09/94                                   271.25
06/10/94                                   273.25
06/13/94                                   274.75
06/14/94                                   275.25
06/15/94                                   280.00
06/16/94                                   281.75
06/17/94                                   283.25
06/20/94                                   271.25
06/21/94                                   265.25
06/22/94                                   259.00
06/23/94                                   257.25
06/24/94                                   255.50
06/27/94                                   248.50
06/28/94                                   258.00
06/29/94                                   246.25
06/30/94                                   249.25
07/01/94                                   248.00
07/04/94                                   242.50
07/05/94                                   237.00
07/06/94                                   238.25
07/07/94                                   240.00
07/08/94                                   241.50
07/11/94                                   239.00
07/12/94                                   232.50
07/13/94                                   235.75
07/14/94                                   235.75
07/15/94                                   236.75
07/18/97                                   238.75
07/19/97                                   235.50
07/20/97                                   225.25
07/21/97                                   215.00
07/22/97                                   215.25
07/25/94                                   217.00
07/26/94                                   219.00
07/27/94                                   217.25
07/28/94                                   216.00
07/29/94                                   218.75
08/01/97                                   217.75
08/02/97                                   217.75
08/03/97                                   215.25
08/04/97                                   215.00
08/05/97                                   217.25
08/08/97                                   219.75
08/09/97                                   218.25
08/10/97                                   219.25
08/11/97                                   219.00
08/12/97                                   217.50
08/15/94                                   217.50
08/16/94                                   219.00
08/17/94                                   220.75
08/18/94                                   220.25
08/19/94                                   221.00
08/22/97                                   221.50
08/23/97                                   221.00
08/24/97                                   223.50
08/25/97                                   221.75
08/26/97                                   220.50
08/29/94                                   219.00
08/30/94                                   218.50
08/31/94                                   220.75
09/01/94                                   221.75
09/02/94                                   222.75
09/05/94                                   224.63
09/06/94                                   226.50
09/07/94                                   226.50
09/08/94                                   224.75
09/09/94                                   223.00
09/12/94                                   224.50
09/13/94                                   224.00
09/14/94                                   221.25
09/15/94                                   217.25
09/16/94                                   216.75
09/19/94                                   216.25
09/20/94                                   217.75
09/21/94                                   210.50
09/22/94                                   217.25
09/23/94                                   217.00
09/26/94                                   216.75
09/27/94                                   215.75
09/28/94                                   214.75
09/29/94                                   214.75
09/30/94                                   215.75
10/03/94                                   217.50
10/04/94                                   217.50
10/05/94                                   217.75
10/06/94                                   215.75
10/07/94                                   214.25
10/10/94                                   213.75
10/11/94                                   213.75
10/12/94                                   215.00
10/13/94                                   215.50
10/14/94                                   217.50
10/17/94                                   216.50
10/18/94                                   215.00
10/19/94                                   214.50
10/20/94                                   217.50
10/21/94                                   214.75
10/24/94                                   217.25
10/25/94                                   215.50
10/26/94                                   215.25
10/27/94                                   218.00
10/28/94                                   216.75
10/31/94                                   215.75
11/01/94                                   215.75
11/02/94                                   215.75
11/03/94                                   215.25
11/04/94                                   215.75
11/07/94                                   216.50
11/08/94                                   217.00
11/09/94                                   219.00
11/10/94                                   219.75
11/11/94                                   217.50
11/14/94                                   217.00
11/15/94                                   216.75
11/16/94                                   216.75
11/17/94                                   217.75
11/18/94                                   217.25
11/21/94                                   216.25
11/22/94                                   215.00
11/23/94                                   211.75
11/24/94                                   212.00
11/25/94                                   212.25
11/28/94                                   212.25
11/29/94                                   211.50
11/30/94                                   213.00
12/01/94                                   214.00
12/02/94                                   215.50
12/05/94                                   217.75
12/06/94                                   214.50
12/07/94                                   216.00
12/08/94                                   217.00
12/09/94                                   218.75
12/12/94                                   219.75
12/13/94                                   219.25
12/14/94                                   216.50
12/15/94                                   216.50
12/16/94                                   218.25
12/19/94                                   216.00
12/20/94                                   219.00
12/21/94                                   229.50
12/22/94                                   229.50
12/23/94                                   231.25
12/26/94                                   231.88
12/27/94                                   232.50
12/28/94                                   233.25
12/29/94                                   231.50
12/30/94                                   231.00
01/02/95                                   229.75
01/03/95                                   228.50
01/04/95                                   228.75
01/05/95                                   230.75
01/06/95                                   231.75
01/09/95                                   232.75
01/10/95                                   232.25
01/11/95                                   232.50
01/12/95                                   234.25
01/13/95                                   234.00
01/16/95                                   234.50
01/17/95                                   235.50
01/18/95                                   234.75
01/19/95                                   234.25
01/20/95                                   233.50
01/23/95                                   233.00
01/24/95                                   233.25
01/25/95                                   233.25
01/26/95                                   233.00
01/27/95                                   232.25
01/30/95                                   229.50
01/31/95                                   229.50
02/01/95                                   231.00
02/02/95                                   231.75
02/03/95                                   232.50
02/06/95                                   235.75
02/07/95                                   233.75
02/08/95                                   233.75
02/09/95                                   233.75
02/10/95                                   234.50
02/13/95                                   234.00
02/14/95                                   234.75
02/15/95                                   234.25
02/16/95                                   233.25
02/17/95                                   232.75
02/20/95                                   232.50
02/21/95                                   232.25
02/22/95                                   232.50
02/23/95                                   233.50
02/24/95                                   233.25
02/27/95                                   233.25
02/28/95                                   234.25
03/01/95                                   235.25
03/02/95                                   234.75
03/03/95                                   233.50
03/06/95                                   236.75
03/07/95                                   238.00
03/08/95                                   237.75
03/09/95                                   237.75
03/10/95                                   238.75
03/13/95                                   241.00
03/14/95                                   241.00
03/15/95                                   242.25
03/16/95                                   241.00
03/17/95                                   240.75
03/20/95                                   239.75
03/21/95                                   240.50
03/22/95                                   241.25
03/23/95                                   247.25
03/24/95                                   246.75
03/27/95                                   248.25
03/28/95                                   249.25
03/29/95                                   248.75
03/30/95                                   249.00
03/31/95                                   250.00
04/03/95                                   253.25
04/04/95                                   252.00
04/05/95                                   250.75
04/06/95                                   249.75
04/07/95                                   250.00
04/10/95                                   251.50
04/11/95                                   252.00
04/12/95                                   250.25
04/13/95                                   246.75
04/14/95                                   245.88
04/17/95                                   245.00
04/18/95                                   243.75
04/19/95                                   244.25
04/20/95                                   246.00
04/21/95                                   246.75
04/24/95                                   247.00
04/25/95                                   248.50
04/26/95                                   249.25
04/27/95                                   248.75
04/28/95                                   249.00
05/01/95                                   251.50
05/02/95                                   252.75
05/03/95                                   251.00
05/04/95                                   252.00
05/05/95                                   249.75
05/08/95                                   252.25
05/09/95                                   252.25
05/10/95                                   252.25
05/11/95                                   252.25
05/12/95                                   252.25
05/15/95                                   250.00
05/16/95                                   251.25
05/17/95                                   253.25
05/18/95                                   255.50
05/19/95                                   252.25
05/22/95                                   262.25
05/23/95                                   268.00
05/24/95                                   267.25
05/25/95                                   267.00
05/26/95                                   271.00
05/29/95                                   268.88
05/30/95                                   266.75
05/31/95                                   266.00
06/01/95                                   269.25
06/02/95                                   272.25
06/05/95                                   268.75
06/06/95                                   267.50
06/07/95                                   265.50
06/08/95                                   271.00
06/09/95                                   269.50
06/12/95                                   268.50
06/13/95                                   271.25
06/14/95                                   276.25
06/15/95                                   278.00
06/16/95                                   277.25
06/19/95                                   283.75
06/20/95                                   280.75
06/21/95                                   282.00
06/22/95                                   279.25
06/23/95                                   279.00
06/26/95                                   267.25
06/27/95                                   263.50
06/28/95                                   270.00
06/29/95                                   268.25
06/30/95                                   272.00
07/03/95                                   275.50
07/04/95                                   276.13
07/05/95                                   276.75
07/06/95                                   277.00
07/07/95                                   277.25
07/10/95                                   277.25
07/11/95                                   280.00
07/12/95                                   284.75
07/13/95                                   284.50
07/14/95                                   287.00
07/17/95                                   294.50
07/18/95                                   295.50
07/19/95                                   296.50
07/20/95                                   293.50
07/21/95                                   293.50
07/24/95                                   293.00
07/25/95                                   296.00
07/26/95                                   294.50
07/27/95                                   290.50
07/28/95                                   289.00
07/31/95                                   281.75
08/01/95                                   282.50
08/02/95                                   279.00
08/03/95                                   279.00
08/04/95                                   276.25
08/07/95                                   273.25
08/08/95                                   278.25
08/09/95                                   278.25
08/10/95                                   277.25
08/11/95                                   278.75
08/14/95                                   281.25
08/15/95                                   281.00
08/16/95                                   281.25
08/17/95                                   281.75
08/18/95                                   281.75
08/21/95                                   286.00
08/22/95                                   286.00
08/23/95                                   284.50
08/24/95                                   286.25
08/25/95                                   288.75
08/28/95                                   291.75
08/29/95                                   290.25
08/30/95                                   291.75
08/31/95                                   295.50
09/01/95                                   296.00
09/04/95                                   294.63
09/05/95                                   293.25
09/06/95                                   289.50
09/07/95                                   289.75
09/08/95                                   291.00
09/11/95                                   290.25
09/12/95                                   292.00
09/13/95                                   291.00
09/14/95                                   292.75
09/15/95                                   294.25
09/18/95                                   304.75
09/19/95                                   300.50
09/20/95                                   296.25
09/21/95                                   311.00
09/22/95                                   310.00
09/25/95                                   306.50
09/26/95                                   306.25
09/27/95                                   307.50
09/28/95                                   309.25
09/29/95                                   311.75
10/02/95                                   312.25
10/03/95                                   310.50
10/04/95                                   309.25
10/05/95                                   309.75
10/06/95                                   310.75
10/09/95                                   313.25
10/10/95                                   317.75
10/11/95                                   322.75
10/12/95                                   320.75
10/13/95                                   325.25
10/16/95                                   327.75
10/17/95                                   325.00
10/18/95                                   325.75
10/19/95                                   332.00
10/20/95                                   332.75
10/23/95                                   330.00
10/24/95                                   329.50
10/25/95                                   328.50
10/26/95                                   329.50
10/27/95                                   328.50
10/30/95                                   329.00
10/31/95                                   332.50
11/01/95                                   336.50
11/02/95                                   336.75
11/03/95                                   332.00
11/06/95                                   333.75
11/07/95                                   331.75
11/08/95                                   331.00
11/09/95                                   327.25
11/10/95                                   327.75
11/13/95                                   325.25
11/14/95                                   321.75
11/15/95                                   320.75
11/16/95                                   323.25
11/17/95                                   328.00
11/20/95                                   326.50
11/21/95                                   323.50
11/22/95                                   325.25
11/23/95                                   326.63
11/24/95                                   328.00
11/27/95                                   324.75
11/28/95                                   324.75
11/29/95                                   328.75
11/30/95                                   330.75
12/01/95                                   331.25
12/04/95                                   329.50
12/05/95                                   334.25
12/06/95                                   334.75
12/07/95                                   333.00
12/08/95                                   336.75
12/11/95                                   339.50
12/12/95                                   337.75
12/13/95                                   339.75
12/14/95                                   338.50
12/15/95                                   337.00
12/18/95                                   342.25
12/19/95                                   343.25
12/20/95                                   354.50
12/21/95                                   352.50
12/22/95                                   358.25
12/25/95                                   360.63
12/26/95                                   363.00
12/27/95                                   360.75
12/28/95                                   363.75
12/29/95                                   369.25
01/01/96                                   371.25
01/02/96                                   373.25
01/03/96                                   374.00
01/04/96                                   369.00
01/05/96                                   366.50
01/08/96                                   360.50
01/09/96                                   366.75
01/10/96                                   362.25
01/11/96                                   357.50
01/12/96                                   362.75
01/15/96                                   365.00
01/16/96                                   354.00
01/17/96                                   351.25
01/18/96                                   355.00
01/19/96                                   360.75
01/22/96                                   357.75
01/23/96                                   360.75
01/24/96                                   358.75
01/25/96                                   356.25
01/26/96                                   357.50
01/29/96                                   363.75
01/30/96                                   367.75
01/31/96                                   369.00
02/01/96                                   366.50
02/02/96                                   366.75
02/05/96                                   361.50
02/06/96                                   363.50
02/07/96                                   361.00
02/08/96                                   359.25
02/09/96                                   363.00
02/12/96                                   365.00
02/13/96                                   371.50
02/14/96                                   378.50
02/15/96                                   378.25
02/16/96                                   380.00
02/19/96                                   379.88
02/20/96                                   379.75
02/21/96                                   377.25
02/22/96                                   375.00
02/23/96                                   380.50
02/26/96                                   385.00
02/27/96                                   388.00
02/28/96                                   391.75
02/29/96                                   395.00
03/01/96                                   393.25
03/04/96                                   389.25
03/05/96                                   383.25
03/06/96                                   383.00
03/07/96                                   390.75
03/08/96                                   392.00
03/11/96                                   393.75
03/12/96                                   391.00
03/13/96                                   395.00
03/14/96                                   397.75
03/15/96                                   391.25
03/18/96                                   393.50
03/19/96                                   398.25
03/20/96                                   396.50
03/21/96                                   387.75
03/22/96                                   390.00
03/25/96                                   393.50
03/26/96                                   396.75
03/27/96                                   399.25
03/28/96                                   399.25
03/29/96                                   409.00
04/01/96                                   416.50
04/02/96                                   414.25
04/03/96                                   424.25
04/04/96                                   426.50
04/05/96                                   431.13
04/08/96                                   435.75
04/09/96                                   435.00
04/10/96                                   444.50
04/11/96                                   444.50
04/12/96                                   451.00
04/15/96                                   455.50
04/16/96                                   444.50
04/17/96                                   448.50
04/18/96                                   460.50
04/19/96                                   458.00
04/22/96                                   470.00
04/23/96                                   478.50
04/24/96                                   487.00
04/25/96                                   499.00
04/26/96                                   507.50
04/29/96                                   473.75
04/30/96                                   462.50
05/01/96                                   488.00
05/02/96                                   476.75
05/03/96                                   471.00
05/06/96                                   472.50
05/07/96                                   485.25
05/08/96                                   500.75
05/09/96                                   508.00
05/10/96                                   506.00
05/13/96                                   515.00
05/14/96                                   505.00
05/15/96                                   500.50
05/16/96                                   517.25
05/17/96                                   528.75
05/20/96                                   529.00
05/21/96                                   524.50
05/22/96                                   486.50
05/23/96                                   493.25
05/24/96                                   488.75
05/27/96                                   483.63
05/28/96                                   478.50
05/29/96                                   466.50
05/30/96                                   472.75
05/31/96                                   477.25
06/03/96                                   465.25
06/04/96                                   447.25
06/05/96                                   435.00
06/06/96                                   447.00
06/07/96                                   459.00
06/10/96                                   471.00
06/11/96                                   471.00
06/12/96                                   477.50
06/13/96                                   476.75
06/14/96                                   464.75
06/17/96                                   459.50
06/18/96                                   471.50
06/19/96                                   473.50
06/20/96                                   474.00
06/21/96                                   470.00
06/24/96                                   466.25
06/25/96                                   470.50
06/26/96                                   477.25
06/27/96                                   481.50
06/28/96                                   516.25
07/01/96                                   538.50
07/02/96                                   518.50
07/03/96                                   529.50
07/04/96                                   530.25
07/05/96                                   531.00
07/08/96                                   537.00
07/09/96                                   537.00
07/10/96                                   531.00
07/11/96                                   539.00
07/12/96                                   548.00
07/15/96                                   532.00
07/16/96                                   501.75
07/17/96                                   489.00
07/18/96                                   477.50
07/19/96                                   494.50
07/22/96                                   476.50
07/23/96                                   361.50
07/24/96                                   358.00
07/25/96                                   351.00
07/26/96                                   350.00
07/29/96                                   359.25
07/30/96                                   357.75
07/31/96                                   354.25
08/01/96                                   360.50
08/02/96                                   358.25
08/05/96                                   348.25
08/06/96                                   346.00
08/07/96                                   344.75
08/08/96                                   353.00
08/09/96                                   363.00
08/12/96                                   375.00
08/13/96                                   373.00
08/14/96                                   377.75
08/15/96                                   375.50
08/16/96                                   367.50
08/19/96                                   364.00
08/20/96                                   362.25
08/21/96                                   366.25
08/22/96                                   367.50
08/23/96                                   365.50
08/26/96                                   369.50
08/27/96                                   369.75
08/28/96                                   367.75
08/29/96                                   370.50
08/30/96                                   370.50
09/02/96                                   368.63
09/03/96                                   366.75
09/04/96                                   358.75
09/05/96                                   362.25
09/06/96                                   362.50
09/09/96                                   362.25
09/10/96                                   365.75
09/11/96                                   360.75
09/12/96                                   365.25
09/13/96                                   361.75
09/16/96                                   357.00
09/17/96                                   351.25
09/18/96                                   355.50
09/19/96                                   354.75
09/20/96                                   314.25
09/23/96                                   313.25
09/24/96                                   310.50
09/25/96                                   312.25
09/26/96                                   306.00
09/27/96                                   303.25
09/30/96                                   296.75
10/01/96                                   296.00
10/02/96                                   292.75
10/03/96                                   292.00
10/04/96                                   289.50
10/07/96                                   292.75
10/08/96                                   296.50
10/09/96                                   293.75
10/10/96                                   290.00
10/11/96                                   283.75
10/14/96                                   286.50
10/15/96                                   286.50
10/16/96                                   283.25
10/17/96                                   283.25
10/18/96                                   280.25
10/21/96                                   279.00
10/22/96                                   279.50
10/23/96                                   282.75
10/24/96                                   278.00
10/25/96                                   275.25
10/28/96                                   275.25
10/29/96                                   274.50
10/30/96                                   270.25
10/31/96                                   266.00
11/01/96                                   263.00
11/04/96                                   261.75
11/05/96                                   258.50
11/06/96                                   260.00
11/07/96                                   264.50
11/08/96                                   267.50
11/11/96                                   268.25
11/12/96                                   268.00
11/13/96                                   271.75
11/14/96                                   271.25
11/15/96                                   269.50
11/18/96                                   266.00
11/19/96                                   265.25
11/20/96                                   270.00
11/21/96                                   272.50
11/22/96                                   272.50
11/25/96                                   274.75
11/26/96                                   273.25
11/27/96                                   272.00
11/28/96                                   271.38
11/29/96                                   270.75
12/02/96                                   266.50
12/03/96                                   265.00
12/04/96                                   266.00
12/05/96                                   268.50
12/06/96                                   267.25
12/09/96                                   266.75
12/10/96                                   266.50
12/11/96                                   267.50
12/12/96                                   267.75
12/13/96                                   267.25
12/16/96                                   270.00
12/17/96                                   270.75
12/18/96                                   271.25
12/19/96                                   269.50
12/20/96                                   266.75
12/23/96                                   266.50
12/24/96                                   266.75
12/25/96                                   266.88
12/26/96                                   267.00
12/27/96                                   264.50
12/30/96                                   258.25
12/31/96                                   258.25
01/01/97                                   258.38
01/02/97                                   258.50
01/03/97                                   256.50
01/06/97                                   257.00
01/07/97                                   258.25
01/08/97                                   259.25
01/09/97                                   258.25
01/10/97                                   265.50
01/13/97                                   267.25
01/14/97                                   270.75
01/15/97                                   273.75
01/16/97                                   273.50
01/17/97                                   273.25
01/20/97                                   271.75
01/21/97                                   271.00
01/22/97                                   270.50
01/23/97                                   270.25
01/24/97                                   272.75
01/27/97                                   275.00
01/28/97                                   274.75
01/29/97                                   275.00
01/30/97                                   273.75
01/31/97                                   270.25
02/03/97                                   269.50
02/04/97                                   270.50
02/05/97                                   272.50
02/06/97                                   268.75
02/07/97                                   271.00
02/10/97                                   272.00
02/11/97                                   272.50
02/12/97                                   273.75
02/13/97                                   274.50
02/14/97                                   274.00
02/17/97                                   278.38
02/18/97                                   282.75
02/19/97                                   283.50
02/20/97                                   287.00
02/21/97                                   291.75
02/24/97                                   289.00
02/25/97                                   293.25
02/26/97                                   292.75
02/27/97                                   296.00
02/28/97                                   296.75
03/03/97                                   302.75
03/04/97                                   303.75
03/05/97                                   301.75
03/06/97                                   306.25
03/07/97                                   306.00
03/10/97                                   312.00
03/11/97                                   308.50
03/12/97                                   297.75
03/13/97                                   300.75
03/14/97                                   307.25
03/17/97                                   310.25
03/18/97                                   306.00
03/19/97                                   302.50
03/20/97                                   304.75
03/21/97                                   300.25
03/24/97                                   299.00
03/25/97                                   302.25
03/26/97                                   305.25
03/27/97                                   308.25
03/28/97                                   309.13
03/31/97                                   310.00
04/01/97                                   313.00
04/02/97                                   308.50
04/03/97                                   301.00
04/04/97                                   294.25
04/07/97                                   300.75
04/08/97                                   299.50
04/09/97                                   299.00
04/10/97                                   303.75
04/11/97                                   299.50
04/14/97                                   303.75
04/15/97                                   302.75
04/16/97                                   297.25
04/17/97                                   297.00
04/18/97                                   300.25
04/21/97                                   299.75
04/22/97                                   301.25
04/23/97                                   298.50
04/24/97                                   293.00
04/25/97                                   294.50
04/28/97                                   290.75
04/29/97                                   291.50
04/30/97                                   295.00
05/01/97                                   298.50
05/02/97                                   294.75
05/05/97                                   293.00
05/06/97                                   288.50
05/07/97                                   288.00
05/08/97                                   288.00
05/09/97                                   292.00
05/12/97                                   288.25
05/13/97                                   289.25
05/14/97                                   285.75
05/15/97                                   284.75
05/16/97                                   288.25
05/19/97                                   293.25
05/20/97                                   287.75
05/21/97                                   276.75
05/22/97                                   273.25
05/23/97                                   270.50
05/26/97                                   267.38
05/27/97                                   264.25
05/28/97                                   269.50
05/29/97                                   269.25
05/30/97                                   270.75
06/02/97                                   274.00
06/03/97                                   277.50
06/04/97                                   271.25
06/05/97                                   274.25
06/06/97                                   274.00
06/09/97                                   274.00
06/10/97                                   271.75
06/11/97                                   272.50
06/12/97                                   271.25
06/13/97                                   271.50
06/16/97                                   268.50
06/17/97                                   270.25
06/18/97                                   266.50
06/19/97                                   265.25
06/20/97                                   265.50
06/23/97                                   260.50
06/24/97                                   260.25
06/25/97                                   256.25
06/26/97                                   250.25
06/27/97                                   246.25
06/30/97                                   248.00
07/01/97                                   243.25
07/02/97                                   245.75
07/03/97                                   244.75
07/04/97                                   242.63
07/07/97                                   240.50
07/08/97                                   243.25
07/09/97                                   249.75
07/10/97                                   247.75
07/11/97                                   251.50
07/14/97                                   262.25
07/15/97                                   270.75
07/16/97                                   266.50
07/17/97                                   265.50
07/18/97                                   270.25
07/21/97                                   263.75
07/22/97                                   271.00
07/23/97                                   247.25
07/24/97                                   243.50
07/25/97                                   243.25
07/28/97                                   250.50
07/29/97                                   258.00
07/30/97                                   262.25
07/31/97                                   265.50
08/01/97                                   268.50
08/04/97                                   263.75
08/05/97                                   254.50
08/06/97                                   259.00
08/07/97                                   250.00
08/08/97                                   253.50
08/11/97                                   249.75

NOTES TO TABLE:

    Corn prices rally early in 1994 as severe flooding in the U.S. Midwest delays planting.

    Improved weather for the balance of the growing season in 1994 increases most estimates for the size of the U.S. crop.

    Late revisions to the size of the corn crop in early 1995 indicate a smaller 1994 harvest than originally thought, as the effects of the damp weather in the spring reduce yields.

    Severe weather affects the price of wheat in 1996, and corn, which is a substitute for wheat in certain applications, sees increased global demand and corn prices rally.

    Given the relatively high price of corn, increased acreage is planted with corn in 1996, and good growing conditions lead to a large harvest which puts downward pressure on price.

    Strong global demand moves prices higher at the start of 1997, but near ideal planting and growing conditions raise the prospect for a record harvest and prices begin to retreat.

                              -------------------

    With commodities, historically, there have been macroeconomic cycles that occur in both bull and bear markets. These periods tend to move in multi-year cycles influenced by factors such as geopolitical developments, level of economic activity, monetary policies, climate and demographic trends. The two most recent cycles illustrate this tendency:

    INCREASING CYCLE: The years 1967 through 1981 were dominated by heightened international inflation, of which a major contributing factor was the energy crisis in the early 1970s. The Knight-Ridder Commodities Research Bureau ("CRB") Index, a broad commodity index composed of 21 different commodities held in equal proportion, rose from 100 in 1967 to 345 in 1981. During the same period, North American inflation rose from an average annual level of about 2% to 12%.

    DECREASING CYCLE: The years 1981 through 1994 were characterized by disinflationary policies, maturing Western economies and the emergence of new consumer economies in Asia, South

    America and Eastern Europe. The CRB Index declined from a high of 345 in 1981 to 200 in 1994. During the same period, North American inflation rates declined from an average annual level of 12% to 2%.

    Consider developments that will place severe pressure on the world's critical commodities. In Asia alone, there is expected to be an urban population expansion of one billion people over the next 20 years, which will likely create significant strain on commodity supplies, including: (1) AGRICULTURALS: since most of the population increase is expected in the urban areas as Asian countries exploit their global labor cost advantage, the local supply of agricultural products is projected to fall far short of expected demand, and, as wealth increases in an emerging economy, history has shown that there will be a significant shift towards increased meat consumption in the diet, which will dramatically increase the demand for grains as livestock feed; (2) ENERGY
PRODUCTS: as people replace their bicycles with mopeds and other forms of transportation, there will be an increased demand for gasoline and other refined products; and (3) METALS: construction of housing and businesses will increase demand for base metals, such as copper, zinc and nickel.

    In the early 19th century in the United States, farmers hauled their goods by the wagonload to a big city looking for buyers. Problems resulting from imbalances in supply and demand, transportation and storage led to a chaotic marketing environment. Beginning in the middle of the 19th century, organized central marketplaces were established which made it easier for buyers and sellers (such as farmers and grain dealers) to meet, set uniform quality and quantity standards and establish rules of business. Today, there are eight major futures exchanges in the Unites States (71 worldwide) where commodities are traded, according to the Futures Industry Institute. These exchanges provide a visible, free market setting where members can conduct transactions subject to established rules and regulations. Since all commodity futures contracts are standardized, thereby possessing the same specifications for quality, quantity and delivery terms, only price is negotiable.

    The Partnership provides investors access to the actual commodity markets, as opposed to mutual funds, which are prohibited from owning tangible assets directly and therefore can only buy stocks in companies involved in the production of commodities. Owning the commodity directly offers exposure to the performance of the underlying asset while mitigating the unsystematic or company specific risk. For example, one oil spill for an oil company or one mine collapse at a metals company can sharply impact the stock's performance, but not the price of oil or the metal.

PROFESSIONAL TRADING MANAGEMENT

    Trading decisions for the Partnership are made by the Trading Advisor retained by the General Partner. See "The Trading Advisor." The trading program employed on behalf of the Partnership by the Trading Advisor is not available for investments as small as the required minimum investment in the Partnership (as of June 30, 1997, approximately 50% of MSCM's assets under management were from clientele with investments in excess of $5 million each, while the balance of its clients generally maintained a minimum investment of $250,000). The performance record of the Trading Advisor is set forth in "Trading Advisor--Performance Record of the Trading Advisor." No assurance is given that the Partnership will in the future obtain results consistent with the Trading Advisor's past performance or that the Partnership will not incur substantial losses in the future.

LIMITED LIABILITY

    Unlike an individual who invests directly in futures interests, an investor in the Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption of Units and interest thereon. See "The Futures and Options Markets," "Redemptions," and "The Limited Partnership Agreement-- Nature of the Partnership."

INTEREST INCOME

    Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury Bills, rather than cash, thus enabling the account to earn interest on funds being used for futures interests trading, or such brokers pay interest at U.S. Treasury Bill rates on a portion of the cash deposited in the account. The Partnership's assets will be deposited in futures interests trading accounts with the Commodity Brokers. MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. Generally, an individual trader would not receive any interest on the funds in his futures interests account unless he committed substantially more than the minimum investment described herein. While the Partnership will be credited with interest by MS & Co. on a portion of its assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury Bills), does not reduce the risks inherent in the trading of futures interests. See "Risk Factors" and "Investment Program, Use of Proceeds and Trading Policies."

ADMINISTRATIVE CONVENIENCE

    The Partnership is structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including providing monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnership necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

    Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for the Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnership.

                                    EXPERTS

    The statement of financial condition of Morgan Stanley Tangible Asset Fund L.P. as of July 31, 1997 and the statements of financial condition of Demeter Management Corporation as of December 31, 1996 and 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto in this Prospectus, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for MSDWD.

                             ADDITIONAL INFORMATION

    This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to the Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. The Registration Statement and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

    Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnership.

    "Affiliate" -- An "affiliate" of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person.

    "Brokerage Fee" -- The fee charged by a broker for executing a trade in a commodity account of a customer. MS & Co. will charge the Partnership a flat-rate monthly fee of 1/12 of 3.65% of Net Assets as of the first day of each month (a 3.65% annual rate).

    "Churning" -- Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

    "Commodity Trading Advisor" -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of futures interests.

    "Daily Limits" -- Limits imposed by commodity exchanges on the amount of fluctuation in futures interest prices during a single trading day.

    "Futures Contract" -- Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

    "Limit Order" -- An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

    "Margin" -- Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

    "Market Order" -- An order to execute a trade at the prevailing price as soon as possible.

    "Net Assets" -- The total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open futures interests positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat-rate" basis), service fees, management fees, incentive fees, ordinary administrative expenses, transaction fees and costs, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest was traded by the Partnership on the day with respect to which Net Assets shall be determined, PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    "Net Asset Value Per Unit" -- The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    "Organizational and Offering Expenses" -- Costs incurred in the organization of the Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses.

    "Pyramiding" -- Using unrealized profits on existing positions in a given commodity due to favorable price movements as margin specifically to buy or sell additional positions in the same or related commodity.

    "Settlement Price" -- The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

    "Speculative Position Limits" -- Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in futures interests.

    "Stop Order" -- An order given to a broker to execute a trade in a futures interest when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

    "Trading Profits" -- Net futures interests trading profits (realized and unrealized) earned on Net Assets allocated to the Trading Advisor, decreased by monthly management fees, brokerage fees, and service fees (excluding incentive fees payable) of the Partnership; with such Trading Profits and items of decrease determined from the last date as of which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been previously earned by the Trading Advisor, from the date the Partnership commenced trading to the date as of which such incentive fee calculation is made. Extraordinary expenses are not deducted in determining Trading Profits, and no incentive fees will be paid on interest earned by the Partnership.

    "Transaction Fees and Costs" -- Floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, and any costs associated with taking delivery of futures interests.

    "Unrealized Profit or Loss" -- The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

    Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnership). For ease of reference, each of these definitions is followed by the comparable defined term used in the Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

    "Advisor" -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options. ["Trading Advisor" -- page A-4]

    "Affiliate" -- An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. ["Affiliate" -- page A-17]

    "Capital Contributions" -- The total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest" -- page A-3; "Units" -- page A-3]

    "Commodity Broker" -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["MS & Co." -- page A-4; "MSIL" -- page A-4; "Commodity Broker" -- page A-4]

    "Commodity Contract" -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["Futures Interests" -- pages A-1 - A-2]

    "Net Assets" -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets" -- page A-7]

    "Net Worth" -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on pages 1, B-4, B-5, and B-6; as regards the General Partner's net worth requirement, see
Section 5 of the Limited Partnership Agreement on page A-2]

    "New Trading Profits" - The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in margin account. ["Trading Profits" - pages 22 and 72]

    "Organizational and Offering Expenses" -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["organizational and offering expenses" -- page A-7]

    "Participant" -- The holder of a Program Interest. ["General Partner," "Limited Partners," "Partners" -- page A-1]

    "Person" -- Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

    "Program" -- The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership" -- page A-1]

    "Pyramiding" -- A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 1 on page A-11]

    "Sponsor" -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR" and their "Affiliates"]

    "Valuation Date" -- The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnership are determined as of the last day of the month -- page A-15]

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Tangible Asset Fund L.P.:

We have audited the accompanying statement of financial condition of Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") as of July 31, 1997. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of Morgan Stanley Tangible Asset Fund L.P. as of July 31, 1997 in conformity with generally accepted accounting principles.

/S/ DELOITTE & TOUCHE LLP
November 4, 1997
New York, New York

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)
                        STATEMENT OF FINANCIAL CONDITION
                              AS OF JULY 31, 1997
                                     ASSETS

Equity in Commodity Interest Trading Account:
  Cash.............................................................................  $   2,000
                                                                                     ---------
                                                                                     ---------

                               PARTNERS' CAPITAL

Limited Partner -- 1 Unit Outstanding..............................................  $   1,000
General Partner -- 1 Unit Outstanding..............................................      1,000
                                                                                     ---------
                                                                                     $   2,000
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of this financial statement.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act on July 31, 1997 to engage in the speculative trading of, among other things, futures contracts in metals, energy products, and agricultural products (collectively, "futures interests"). The initial capital contributed are the capital contributions of $1,000 by Demeter Management Corporation, the general partner of the Partnership (the "General Partner"), and $1,000 by Mark
J. Hawley, President of the General Partner and Executive Vice President of Dean Witter Reynolds Inc. ("DWR"), an affiliate of the General Partner, as initial Limited Partner, to permit the filing of a Certificate of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act.

    The Partnership will offer 5,000,000 Units of Limited Partnership Interest ("Units") for sale to the public at an initial price of $10 per Unit. The minimum subscription for most subscribers will be (i) $5,000, except in the case of an IRA, for which the minimum subscription is $2,000, or (ii) the lesser of $5,000 or the redemption proceeds from the sale of five Units ($2,000 or the redemption proceeds from the sale of two units in the case of IRAs), for most subscribers effecting "Exchanges," as described in the Partnership's Prospectus. If at least 500,000 Units are subscribed for during the "Offering Period" (date of the Prospectus to March 12, 1998, subject to earlier termination or extension), the General Partner may accept such subscriptions at the "First Closing" (currently scheduled for January 2, 1998) and commence operations of the Partnership. If such "First Closing" is concluded before the Offering Period ends and unsold Units are available, the General Partner may, in its sole discretion, continue to solicit for the remaining unsold Units and accept such subscriptions at a "Second Closing" and "Third Closing," scheduled for February 2, 1998 and March 2, 1998, respectively. If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale at any of the closings.

    The Partnership's cash is on deposit with Morgan Stanley & Co. Incorporated ("MS & Co."), an affiliate of the General Partner, in a futures interests trading account. At each of the closings, the General Partner will contribute, in $1,000 increments, the additional amount in cash that is necessary for it at all times to own, for its account, Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnership in proportion to the amount of Partnership interest owned by each.

    The Partnership will terminate on December 31, 2027 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

    Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit effective as of the sixth month-end following the closing at which they first become Limited Partners. The Net Asset Value of a Unit is equal to Net Assets (as defined below) divided by the aggregate number of Units of Limited and General Partnership Interests outstanding. Thereafter, Units may be redeemed as of the end of any month upon advance notice by redemption form to the General Partner. However, any Units redeemed on or prior to the last day of the eleventh month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eleventh month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. A limited partner in any other commodity pool for which the General Partner serves as the general partner who redeems any of his interest in such partnership on or after March 31, 1997 and purchases Units in the Partnership will not be subject to the above redemption charges or restrictions. Investors who purchase $500,000 or more of Units will not be subject to the redemption charges described above.

    Net Assets, which will be determined daily, is defined as the total assets of the Partnership (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open futures interest contract positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open futures interest contract positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, service fees, ordinary administrative expenses, transaction fees and costs, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest shall be traded by the Partnership on the day with respect to which Net Assets shall be determined; PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

2.  ORGANIZATION AND OFFERING EXPENSES

    The Partnership is not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. DWR has agreed to pay the organizational expenses of the Partnership and the expenses of offering the Units to the public.

    The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with DWR.

3.  OTHER AGREEMENTS

    The proceeds from the closings will be used to establish futures interests trading accounts with MS & Co. and Morgan Stanley & Co. International Limited ("MSIL") for the Partnership's trading advisor, Morgan Stanley Commodities Management, Inc. (the "Trading Advisor"), an affiliate of the General Partner, MS & Co., MSIL, and DWR.

    The Partnership will pay the Trading Advisor a monthly management fee equal to 5/24 of 1% per month (a 2.5% annual rate) of the Partnership's Net Assets, as defined, as of the first day of each month.

    The Partnership will pay the General Partner a monthly service fee equal to 1/12 of 1% per month (a 1% annual rate) of the Partnership's Net Assets, as defined, as of the first day of each month.

    The Partnership also will pay an annual incentive fee to the Trading Advisor equal to 20% of "Trading Profits" as of the end of each calendar year. If the Trading Advisor has experienced losses with respect to Net Assets at the end of a calendar year, the Trading Advisor must earn back such losses plus a pro rata amount relating to the funds allocated to the Trading Advisor in a subsequent calendar year before the Trading Advisor is eligible for an incentive fee. Any accrued incentive fees with respect to Units redeemed at the end of a month that is not the end of a calendar year will be deducted and paid to the Trading Advisor at the time of such redemption.

    Under its Customer Agreement with MS & Co., the Partnership will pay MS & Co. a flat-rate monthly brokerage fee of 1/12 of 3.65% of Net Assets as of the first day of each month (a 3.65% annual rate), which will also cover all fees due MSIL under its Customer Agreement with the Partnership.

    MS & Co. will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a rate based on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due to the Partnership on or with respect to futures interests but not actually received by it from banks, brokers or dealers.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") as of December 31, 1996 and 1995. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

/S/ DELOITTE & TOUCHE LLP
February 17, 1997
(June 16, 1997 as to Note 5 and July 31, 1997 as to Note 6)
New York, New York

                         DEMETER MANAGEMENT CORPORATION
    (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                   ("MSDWD"))
                       STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                                JUNE 30,                 DECEMBER 31,
                                                            ----------------  ----------------------------------
                                                                  1997              1996              1995
                                                            ----------------  ----------------  ----------------
                                                                   $                 $                 $

                                                              (UNAUDITED)

Investments in affiliated partnerships (Note 2)...........        20,208,711        18,955,507        17,788,814
Income taxes payable......................................           222,420         --                --
Receivable from affiliated partnership....................               999             1,049             1,154
                                                            ----------------  ----------------  ----------------
        TOTAL ASSETS......................................        20,432,130        18,956,556        17,789,968
                                                            ----------------  ----------------  ----------------
                                                            ----------------  ----------------  ----------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
    Payable to MSDWD (Note 3).............................        16,916,922        15,762,235        15,157,797
    Income taxes payable..................................         --                  114,218           156,337
    Accrued expenses......................................            32,890            30,379            32,579
                                                            ----------------  ----------------  ----------------
        TOTAL LIABILITIES.................................        16,949,812        15,906,832        15,346,713
                                                            ----------------  ----------------  ----------------
STOCKHOLDER'S EQUITY:
    Common stock, no par value:
        Authorized 1,000 shares;
        Issued and outstanding 100 shares
        at stated value of $500 per share.................            50,000            50,000            50,000
    Additional paid-in capital............................       111,170,000       111,170,000       111,170,000
    Retained earnings.....................................         3,332,318         2,899,724         2,293,255
                                                            ----------------  ----------------  ----------------
                                                                 114,552,318       114,119,724       113,513,255
    Less: Notes receivable from MSDWD (Note 4)............      (111,070,000)     (111,070,000)     (111,070,000)
                                                            ----------------  ----------------  ----------------
        TOTAL STOCKHOLDER'S EQUITY........................         3,482,318         3,049,724         2,443,255
                                                            ----------------  ----------------  ----------------
        TOTAL LIABILITIES AND                                     20,432,130        18,956,556        17,789,968
         STOCKHOLDER'S EQUITY.............................
                                                            ----------------  ----------------  ----------------
                                                            ----------------  ----------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
    (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (THE INFORMATION RELATING TO 1997 IS UNAUDITED)

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

    Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

    Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., and DWR/JWH Futures Fund L.P. ("DWR/JWH").

    Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

    Demeter reopened DWDFF for additional investment and on June 30, 1995 DWDFF registered with the Securities and Exchange Commission (the "SEC") 75,000 units which were offered to investors for a limited time in a public offering.

    Demeter terminated Dean Witter Principal Guaranteed Fund III L.P. ("DWPGF III") as of September 30, 1995. DWPGF III received the guarantee payment necessary to bring the net asset value per unit to $1,000, and all units were redeemed.

    Demeter reopened DWPPF for additional investment and on November 8, 1995 DWPPF registered with the SEC 75,000 units which were offered to investors for a limited time in a public offering.

    In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH, which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in DWR/JWH was $75,000.

    Demeter terminated Dean Witter Principal Guaranteed Fund II L.P. ("DWPGF II") as of March 31, 1996. DWPGF II was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

    On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed "Dean Witter Portfolio Strategy Fund L.P." and will continue trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation have been eliminated.

    Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which were offered to investors for a limited time in a public offering.

    On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I will liquidate and distribute its remaining assets in 1997.

    Demeter reopened DWPSF for additional investment and on May 12, 1997 DWPSF registered with the SEC 50,000 units that were offered to investors for a limited time in a public offering.

    INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDWD, computed on a separate company basis and due to MSDWD.

    BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

    The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

    The total assets, liabilities and partners' capital of all the funds managed by Demeter at June 30, 1997, December 31, 1996 and 1995 were as follows:

                                                      JUNE 30,                 DECEMBER 31,
                                                  ----------------  ----------------------------------
                                                        1997              1996              1995
                                                  ----------------  ----------------  ----------------
                                                         $                 $                 $
                                                    (UNAUDITED)
Total assets....................................     1,105,410,534     1,084,660,072     1,091,082,360
Total liabilities...............................        27,356,938        27,893,698        20,934,451
Total partners' capital.........................     1,078,053,596     1,056,766,374     1,070,147,909

    Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.  PAYABLE TO MSDWD

    The payable to MSDWD is primarily for amounts due for the purchase of partnership investments.

4.  NET WORTH REQUIREMENT

    At June 30, 1997 and December 31, 1996 and 1995, Demeter held non-interest bearing notes from MSDWD that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

    The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

    In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDWD are included in net worth for purposes of this calculation.

5.  LEGAL MATTERS

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean

Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6.  SUBSEQUENT EVENTS

    Prior to June 1, 1997, Demeter was a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD"). On June 1, 1997 DWD merged with Morgan Stanley Group Inc. ("Morgan Stanley") to form MSDWD. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each Morgan Stanley common share was exchanged for 1.65 common shares of DWD. Morgan Stanley preferred shares outstanding were exchanged for preferred shares of DWD having substantially identical terms. The transaction was a tax-free exchange and accounted for as a pooling of interest.

    On July 31, 1997, DWR closed on the sale of its institutional futures business and foreign currency trading operations to Carr Futures Inc. ("Carr"), a subsidiary of Credit Agricole Indosuez. Following the sale, Carr became the counterparty on the foreign currency trades for Demeter's commodity pools. However, during a transition period of about three months, DWR will continue to perform certain services relating to the futures trading for such commodity pools including clearance. After such transition period, DWR will continue to serve as a futures broker for such commodity pools with Carr providing execution and clearing services.

7.  UNAUDITED INTERIM INFORMATION

    The unaudited financial statement included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position at June 30, 1997.

                                                                       EXHIBIT A

               TABLE OF CONTENTS TO LIMITED PARTNERSHIP AGREEMENT
                  FOR MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                                                                                                                          PAGE
                                                                                                                        ---------
       1.  Formation; Name............................................................................................  A-1
       2.  Office.....................................................................................................  A-1
       3.  Business...................................................................................................  A-1
       4.  Term; Dissolution; Fiscal Year.............................................................................  A-2
           (a)        Term............................................................................................  A-2
           (b)        Dissolution.....................................................................................  A-2
           (c)        Fiscal Year.....................................................................................  A-2
       5.  Net Worth of General Partner...............................................................................  A-2
       6.  Capital Contributions and Offering of Units of Limited Partnership Interest................................  A-3
       7.  Allocation of Profits and Losses; Accounting; Other Matters................................................  A-5
           (a)        Capital Accounts................................................................................  A-5
           (b)        Monthly Allocations.............................................................................  A-5
           (c)        Allocation of Profit and Loss for Federal Income Tax Purposes...................................  A-6
           (d)        Definitions; Accounting.........................................................................  A-7
           (e)        Expenses and Limitations Thereof................................................................  A-7
           (f)        Limited Liability of Limited Partners...........................................................  A-8
           (g)        Return of Limited Partner's Capital Contribution................................................  A-9
           (h)        Distributions...................................................................................  A-9
           (i)        Interest on Assets..............................................................................  A-9
       8.  Management and Trading Policies............................................................................  A-9
           (a)        Management of the Partnership...................................................................  A-9
           (b)        General Partner.................................................................................  A-9
           (c)        General Trading Policies........................................................................  A-10
           (d)        Changes to Trading Policies.....................................................................  A-11
           (e)        Miscellaneous...................................................................................  A-11
       9.  Audits; Reports to Limited Partners........................................................................  A-12
      10.  Transfer; Redemption of Units..............................................................................  A-14
           (a)        Transfer........................................................................................  A-14
           (b)        Redemption......................................................................................  A-15
      11.  Special Power of Attorney..................................................................................  A-15
      12.  Withdrawal of Partners.....................................................................................  A-16
      13.  No Personal Liability for Return of Capital................................................................  A-16
      14.  Standard of Liability; Indemnification.....................................................................  A-16
           (a)        Standard of Liability...........................................................................  A-16
           (b)        Indemnification by the Partnership..............................................................  A-17
           (c)        Affiliate.......................................................................................  A-17
           (d)        Indemnification by Partners.....................................................................  A-17
      15.  Amendments; Meetings.......................................................................................  A-18
           (a)        Amendments With Consent of the General Partner..................................................  A-18
           (b)        Meetings........................................................................................  A-18
           (c)        Amendments and Actions Without Consent of the General Partner...................................  A-19
           (d)        Action Without Meeting..........................................................................  A-19
           (e)        Amendments to Certificate of Limited Partnership................................................  A-19
      16.  Index of Defined Terms.....................................................................................  A-20
      17.  Governing Law..............................................................................................  A-21
      18.  Miscellaneous..............................................................................................  A-21
           (a)        Priority Among Limited Partners.................................................................  A-21
           (b)        Notices.........................................................................................  A-21
           (c)        Binding Effect..................................................................................  A-21
           (d)        Captions........................................................................................  A-21
Annex 1--Request for Redemption.......................................................................................  A-22

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                         LIMITED PARTNERSHIP AGREEMENT

    This Agreement of Limited Partnership, made as of July 31, 1997 (this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

                              W I T N E S S E T H:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests;

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Tangible Asset Fund L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that the Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete and execute such documents, and to cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (collectively, "Futures

Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; PROVIDED, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

    (A) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2027; (ii) the insolvency, bankruptcy, dissolution, liquidation, or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (iv) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (v) withdrawal by the General Partner (unless a new general partner(s) is elected by the Limited Partners as provided in Section 15(c));
(vi) a decline in the Net Asset Value (as determined by the General Partner) of a Unit as of the close of business on any day to less than $2.50; (vii) a decline in the Partnership's Net Assets (as determined by the General Partner) as of the close of business on any day to $250,000 or less; (viii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

    (B) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (C) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as general partner by all such partnership's partners or $250,000, whichever is the lesser; and,

PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, net worth shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an "affiliate" (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner is herewith contributing $1,000 in cash to the Partnership, for which it is receiving 100 units of general partnership interest (each, a "Unit of General Partnership Interest"). At the initial closing (the "Initial Closing"), if any, for the acceptance of subscriptions for Units of Limited Partnership Interest of the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Offering"), the General Partner shall contribute to the Partnership in $1,000 increments the additional amount in cash that is necessary to make the General Partner's capital contribution at least equal to the greater of (a) $25,000 and (b) 1% of the aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution). Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner's minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT:
(a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership's ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.

    Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units. The initial Limited Partner named at the end of this Agreement is herewith contributing $1,000 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining Partners hereby consent to such withdrawal. The $1,000 capital contribution of the initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the opening of business (as determined by the General Partner) on the first business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit at the Initial Closing shall be $10 per Unit, and the offering price per Unit at any subsequent closing during the Initial Offering and during any subsequent offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the opening of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, Morgan Stanley & Co. Incorporated ("MS & Co."), Morgan Stanley & Co. International Limited ("MSIL"), Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as Selling Agent and entering into a selling agreement with DWR or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (A) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (B) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

       (1) The Net Assets of the Partnership, before accrual of any monthly management or service fee and any incentive fee shall be determined.

       (2) The accrued monthly management and service fees shall then be charged against Net Assets.

       (3) The accrued incentive fee, if any, shall then be charged against Net Assets.

       (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

       (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to the General
    Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (C) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

       (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, service fees, and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

       (2) Net recognized gain or loss from the Partnership's trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

           (aa)For the purpose of allocating the Partnership's net recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each calendar month and as of the date a Partner completely redeems his Units as follows:

                (i)Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

               (ii)Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii)When a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

           (bb)Net recognized gain shall be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

           (cc)Net recognized gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd)Net recognized loss shall be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

           (ee)Net recognized loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

       (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted
    Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this
    Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

       (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among
    Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code").

    (D)  DEFINITIONS; ACCOUNTING.

    (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open Futures Interests positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, service fees, ordinary administrative expenses, Transaction Fees and Costs, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets shall be determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of Futures Interest.

    (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

    (E) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational and Initial Offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

    The Partnership shall either (i) pay a monthly service fee to the General Partner as described in the Prospectus or as amended from time to time as permitted by this Agreement, from which the General Partner shall pay all of the Partnership's ordinary administrative expenses, including expenses for services provided by third parties selected by the General Partner and reimbursement of all out-of-pocket expenses incurred by such persons and by the General Partner and its Affiliates in providing such services to the Partnership; or (ii) pay all of such ordinary administrative expenses itself, subject to such limits thereon as set forth in this Agreement. Such ordinary administrative expenses shall include legal, accounting, auditing, recordkeeping, administration, and computer expenses, expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities, printing and duplication expenses, mailing expenses, and filing fees. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, and any costs associated with the taking of delivery of commodities (collectively, "Transaction Fees and Costs")), management and incentive fees payable to any Trading Advisor, and any service fee payable to the General Partner. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) either (A) the service fee payable to the General Partner, if the Partnership is paying such a fee, or (B) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the management agreement with such Trading Advisor) during the relevant period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 3.5% of Net Assets, the maximum incentive fee payable may be increased to 20%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest) shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (F) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent of the General Partner's capital account) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (G) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with

Section 10(b), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (H) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (I) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (A) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Brokers for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (B) GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors (who may include officers, employees, and Affiliates of the General Partner, DWR, MS & Co., and MSDWD; PROVIDED, HOWEVER, that: (i) the initial Trading Advisor shall be Morgan Stanley Commodities Management, Inc. ("MSCM"), an Affiliate of the General Partner, DWR, MS & Co., and MSDWD; and (ii) no other officer, employee or Affiliate of the foregoing persons shall be retained as a Trading Advisor until the first business day following a Redemption Date, in which case (A) notice of such retention must be mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; and (B) such notice must describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15) to make all trading decisions for the Partnership and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General

Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    The Partnership shall not enter into any agreement with the General Partner, DWR, MSCM, MS & Co., MSIL, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (the "Management Agreement") with MSCM, and to cause the Partnership to pay to MSCM the management and incentive fees provided for in such Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interest of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the respective forms of customer agreements described in the Prospectus (the "Customer Agreements") with MS & Co. and MSIL, and to cause the Partnership to pay to MS & Co. brokerage fees (which shall include any fees payable to MSIL) at the rates provided for in its Customer Agreement and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such Customer Agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interest of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:
(i) the size of the Partnership; (ii) the Futures Interests trading activity;
(iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership; (iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such; and (d) to modify the service fee payable to it as described in the Prospectus. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of Section 7(e) and the notice requirements of Section 9.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (C) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

       1. The Partnership will not employ the trading technique commonly known as "pyramiding," in which a speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

       2. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

       3. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. However, if the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount.

       4. The Partnership will not permit "churning" of the Partnership's assets.

    (D) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the outstanding Units.

    (E) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, service fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by
Section 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it in its sole discretion shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used in this paragraph, "material change in the Partnership's trading policies" shall mean any change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, brokerage, or service fees payable by the Partnership, or any caps (other than those described in the fourth Paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, service fees, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date (as defined in Section 10(b)), PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) none of such fees or caps may be increased until the first business day following the first Redemption Date as of which a redemption charge is no longer payable as set forth in Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS.

    (A) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and those rights to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (B) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal shall be referred to herein as a "Redemption"). Redemptions shall be made only in whole Units or in multiples of $1,000, except that fractions of Units may be redeemed if a Limited Partner shall be redeeming his entire interest in the Partnership.

    A Limited Partner may first redeem Units effective as of the last day of the sixth month following the closing at which such person first became a Limited Partner, and may redeem Units at any month-end thereafter, in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the eleventh month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eleventh month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

    In addition, a limited partner in any of the other commodity pools for which the General Partner serves as the general partner and who purchases Units pursuant to an Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by
(b) the total investment in the Partnership. In addition, redemption charges may not be imposed for certain large purchasers of Units, or may be otherwise reduced or waived, as provided in the Prospectus. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate futures interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file and record in his behalf in the appropriate public offices, and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of any General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and any such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (A) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (B) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, conduct or activity giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisidiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (C) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer or director of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (D) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (A) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, PROVIDED that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with Section 704 of the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency or any state "Blue Sky" official or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any individuals under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

    (B) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (C) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws, and Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses
(iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (D)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (E) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

DEFINED TERM                                                                                             SECTION
-----------------------------------------------------------------------------------------------------  -----------
1940 Act.............................................................................................  15(a)
Act..................................................................................................  1
Advisers Act.........................................................................................  15(a)
Agreement............................................................................................  Preamble
CEAct................................................................................................  8(e)
Certificate of Limited Partnership...................................................................  1
CFTC.................................................................................................  3
Code.................................................................................................  7(c)(4)
Commodity Broker.....................................................................................  6
Customer Agreement...................................................................................  8(b)
Determination Date...................................................................................  7(b)
DWR..................................................................................................  6
Futures Interests....................................................................................  3
General Partner......................................................................................  Preamble
Initial Closing......................................................................................  6
Initial Offering.....................................................................................  6
Limited Partners.....................................................................................  Preamble
Management Agreement.................................................................................  8(b)
MS & Co..............................................................................................  6
MSCM.................................................................................................  8(b)
MSDWD................................................................................................  6
MSIL.................................................................................................  6
NASAA Guidelines.....................................................................................  5
Net Asset Value......................................................................................  7(d)(2)
Net Assets...........................................................................................  7(d)(1)
NFA..................................................................................................  6
Partners.............................................................................................  Preamble
Partnership..........................................................................................  1
Prospectus...........................................................................................  6
Pyramiding...........................................................................................  8(c)(5)
Redemption...........................................................................................  10(b)
Redemption Date......................................................................................  10(b)
Request for Redemption...............................................................................  10(b)
SEC..................................................................................................  5
Selling Agent........................................................................................  6
Special Redemption Date..............................................................................  9
Trading Advisor......................................................................................  6
Transaction Fees and Costs...........................................................................  7(e)
Unit(s) of General Partnership Interest..............................................................  6
Unit(s)..............................................................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (A) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (B) NOTICES. All notices under this Agreement (other than Requests for Redemption, notices of assignment or transfer of Units, and reports by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for Redemption and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be delivered in person or sent by first-class mail to the last known address of the General Partner or the Limited Partner, as the case may be.

    (C) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

    (D) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year specified on the first page hereof.

ADDITIONAL LIMITED PARTNERS:                  GENERAL PARTNER:

By:  Demeter Management                       DEMETER MANAGEMENT CORPORATION
    Corporation, General                      By:
    Partner, as Authorized                       Mark J. Hawley,
    Agent and Attorney-in-Fact                   President
By:
   Mark J. Hawley,
   President                                  INITIAL LIMITED PARTNER:
                                               Mark J. Hawley

                                        ANNEX 1 TO LIMITED PARTNERSHIP AGREEMENT

MFAD USE ONLY:               CLOSING DATE:

           REQUEST FOR REDEMPTION: DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NY 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DATE OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED. __________________________, 19 _____
        [DATE]                [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

                 COMPLETE ONLY ONE SECTION--A, B OR C--PER FORM

                                   SECTION A

  SPECTRUM SERIES SHALL ONLY REDEEM UNITS OF LIMITED PARTNERSHIP INTEREST IN A
                               MINIMUM AMOUNT OF
50 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN
                               SUCH PARTNERSHIP.

[DWSB] Spectrum Balanced           Entire        Units
                                  Interest
[DWSS] Spectrum Strategic          Entire        Units
                                  Interest
[DWST] Spectrum Technical          Entire        Units
                                  Interest

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II          Entire        Units     $         ,000
                                    Interest
[CFCFC] Cornerstone Fund III         Entire        Units     $         ,000
                                    Interest
[CFCFD] Cornerstone Fund IV          Entire        Units     $         ,000
                                    Interest

                                   SECTION C

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
                                     UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

[CFF] Columbia Futures Fund          [PGF] Multi-Market Portfolio                Entire Interest
[DFF] Diversified Futures Fund       [PPF] Principal Plus Fund
[DFF2] Diversified Futures Fund II   [PSF] Portfolio Strategy Fund
[DFF3] Diversified Futures Fund III  [SFF] Select Futures Fund                   Units
[GPP] Global Perspective Portfolio   [WCF] World Currency Fund                   $         ,000
[IAF] International Access Fund
[MSTAF] Morgan Stanley Tangible
        Asset Fund

                                    SPECIMEN

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

      SIGNATURE MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW
--------------------------------------------------------------------------------
1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .................................................  ..................................................
                  [Name of Limited Partner]                    [Dean Witter Account Number]

Address  .............................................................................................
                                                                      [Street]

 ...............................................................................
      [City]            [State or Province]            [Zip Code or Postal Code]

--------------------------------------------------------------------------------
2.A SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE[S] INCLUDING IRAS
--------------------------------------------------------------------------------

X ......................................................  X ......................................................
                                         Date                                       Date
X ......................................................  X ......................................................
                                         Date                                       Date

--------------------------------------------------------------------------------
2.B SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ...............................................  By: X ..........................................
                       (Name of Entity)               [Authorized officer, partner, trustee or
                                                        custodian. If a corporation, include
                                                     certified copy of authorized resolution.]

--------------------------------------------------------------------------------
3. BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Account Exeuctive and Branch Manager, represent that the above signature is true and correct.

X ..............................................  X ..............................................
     (Account Executive MUST sign and date)             (Branch Manager MUST sign and date)

 ...............................................    Please enter a SELL order upon receipt of a
           [Branch Telephone Number]                     completed Request for Redemption.

                                                                       EXHIBIT B

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                    SUBSCRIPTION AND EXCHANGE AGREEMENT AND
                               POWER OF ATTORNEY
                                 --------------

                     UNITS OF LIMITED PARTNERSHIP INTEREST

    Subscribers purchasing Units for cash hereby are "Subscribers." Subscribers who are redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator are "Exchange Subscribers." Subscribers and Exchange Subscribers should follow the instructions below.

                           SUBSCRIPTION INSTRUCTIONS

    ANY PERSON DESIRING TO SUBSCRIBE FOR UNITS SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS DATED NOVEMBER 10, 1997 (THE "PROSPECTUS") AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY. BY SIGNING THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, A SUBSCRIBER OR EXCHANGE SUBSCRIBER WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT SET FORTH IN THE AGREEMENT ON PAGES B-4-B-6, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THE AGREEMENT.

    SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-11 and B-12, USING BLACK INK, AS FOLLOWS:

Item 1 (PAGE B-9 OR PAGES B-11-B-12)

              --      Enter Dean Witter Reynolds Inc. ("DWR") Account Number.

              --      Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of entity that is subscribing. In case of joint ownership, either Social Security Number may be used.

              --      Each subscriber must (i) if a United States taxable subscriber, review the representation relating to backup withholding tax under "United States Taxable
                      Investors Only" on Page B-9 (for Subscribers) or Page B-11 (for Exchange
                      Subscribers) or (ii) if a non-United States subscriber, review the representation relating to such subscriber's classification as a non-resident alien for United States federal income tax purposes under "Non-United States
                      Investors Only" on Page B-9 (for Subscribers) or Page B-11 (for Exchange
                      Subscribers). SUBSCRIBER(S) AND EXCHANGE SUBSCRIBER(S) MUST SIGN BELOW THE TAX
                      REPRESENTATION IN ITEM 1 ON PAGE B-9 OR B-11.

              --      Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.

              --      Enter taxable year of subscriber, if other than calendar year.

              --      Check box if the subscriber is a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the U.S.

              --      If there is a co-subscriber, trustee or custodian, complete applicable information.

              --      Each subscriber purchasing Units as custodian for a minor: (i) if a gift to minor not made with minor's funds, net worth and annual income representations apply only to subscriber, or (ii) if not a gift, net worth and annual income representations apply only to such minor.

              --      Each subscriber purchasing Units as a trustee or custodian of an employee benefit plan with an individual beneficiary or of an individual retirement account ("IRA") at the direction of the beneficiary of such plan or IRA: net worth and annual income representations apply only to the beneficiary of such plan or account.

For Signatories to Subscription Signature Page (PAGE B-9)

              --      Enter the dollar amount of the subscription for the Partnership.

For Signatories to Exchange Signature Page (PAGE B-11)

              --      Enter the symbol of the limited partnership from which units are to be redeemed; specify the quantity to be redeemed (entire interest or number of whole units).

Item 2 (PAGE B-10 OR B-12)

              --      Each subscriber must execute the Subscription and Exchange Agreement and Power of Attorney Signature Page (on Page B-10 (for Subscribers) or Page B-12 (for
                      Exchange Subscribers)).

Item 3 (PAGE B-10 OR B-12)

              --      Account Executive and Branch Manager must complete the required information.

              --      This Subscription and Exchange Agreement and Power of Attorney must be mailed to Dean Witter Reynolds Inc. at Two World Trade Center, 62nd Floor, New York,
                      New York 10048-0026.

                                STATE CLEARANCES

    As of the date of the Prospectus, the Units have been registered or are otherwise qualified for offer and sale in all states (OTHER THAN MINNESOTA AND MISSOURI), the District of Columbia and Puerto Rico, subject to the special suitability and minimum investment requirements for certain states set forth under "State Suitability Requirements" on pages B-5 and B-6. Units may be offered and sold in Minnesota, in reliance upon an exemption from registration, solely to Subscribers and Exchange Subscribers who qualify as "accredited investors" within the meaning of Rule 501(a) of SEC Regulation D, or who otherwise qualify as institutional investors within the meaning of the Minnesota exemption.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                                  ------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    Any person subscribing for Units of Limited Partnership Interest ("Units") in Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") should carefully read and review the Partnership's Prospectus dated November 10, 1997 (the "Prospectus"). Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.

    FOR SIGNATORIES TO SUBSCRIPTION SIGNATURE PAGE: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units at the price per Unit described in the Prospectus.

    FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest in the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units at the price per Unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR ACCOUNT EXECUTIVE. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to the Partnership and to be bound by the terms of the Partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).
--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR SIGNATORIES TO SUBSCRIPTION SIGNATURE PAGE: Payment of this subscription must be made by charging the Subscriber's Customer Account with DWR. In the event that the Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, the Subscriber should make appropriate arrangements with Subscriber's DWR account executive, if any, and if none, should contact Subscriber's local DWR branch office. If Subscriber is a customer of another broker-dealer acting as an Additional Seller of the Units, such Additional Seller will assist Subscriber in opening a DWR Customer Account. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to the Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.

    FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE: Payment of this subscription must be made by applying the proceeds from a redemption of limited partnership units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described therein Subscriber may be subject to a redemption charge.

--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and the Partnership as follows:

       (1) Subscriber has received a copy of the Prospectus, which includes the Limited Partnership Agreement.

       (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

       (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least
    $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/ or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" (or in the special Supplement to the Prospectus for residents of the state in which Subscriber resides), Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnership.

       (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

       (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, the Trading
    Advisor, nor any of their respective affiliates either: (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

       (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian, or nominee for another.

       (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

       (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of the plan or IRA, the representations set forth above apply only to the beneficiary of such plan or IRA.

       (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to the Limited Partnership Agreement.

       (10)Subscriber either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National
    Futures Association ("NFA"), or, if so required, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Subscriber agrees to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS ONLY:

       (11)Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fraction thereof) which are the subject of this redemption request are not subject to any pledge or otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Partnership, the General Partner, the Trading Advisor, DWR, or others in any subsequent litigation or other proceeding.
--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, investors in the Partnership must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000, or $2,000 in the case of IRAs, or, in the case of an Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of the Subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

    ALABAMA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    ARIZONA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    ARKANSAS:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    CALIFORNIA:  (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

   IOWA: (1) The minimum initial investment for IRAs is $2,500; and (2) the Subscriber has at least (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

    KANSAS:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    KENTUCKY:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    MAINE:  (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

    MASSACHUSETTS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

   MICHIGAN: (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of NW.

    NEBRASKA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    NEW MEXICO:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    NORTH CAROLINA:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    NORTH DAKOTA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

   OHIO: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

    OKLAHOMA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    OREGON:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

   PENNSYLVANIA:  (a) $175,000 NW and investment may not exceed 10% of NW, or
   (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

    SOUTH DAKOTA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    TENNESSEE:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    TEXAS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

    WASHINGTON:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------
SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnership:

       (1) The General Partner, DWR, Morgan Stanley & Co. Incorporated ("MS & Co."), Morgan Stanley & Co. International Limited ("MSIL"), the
    Partnership's commodity brokers, and Morgan Stanley Commodities Management, Inc., the Partnership's trading advisor, are each wholly-owned subsidiaries of Morgan Stanley, Dean Witter, Discover & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

       (2) MS & Co. and MSIL will receive substantial commodity brokerage fees from the Partnership, and will also realize the benefits of excess interest earned on the Partnership's funds and compensating balance benefits from deposits of the Partnership's funds, and MS & Co. will pay a portion of such amounts to DWR, all subject to certain limitations, as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of the Partnership of the Customer Agreements with MS & Co. and MSIL, and to the payment to MS & Co., MSIL, and DWR of such fees and benefits.

       (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnership will have similar results or will realize any profits whatsoever. A Limited Partner will be deemed to have consented to the execution and delivery by the General Partner on behalf of the Partnership of the Management Agreement with the Trading Advisor (as described in the Prospectus), and with such other trading advisors as the General Partner may retain from time to time.

       (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month end following the closing at which such person first became a Limited Partner. Thereafter, Units may be redeemed as of the end of any month. However, any Units redeemed at the end of the sixth or at or prior to the end of the eleventh or twenty-fourth month after which such Units were purchased will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after March 31, 1997, and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units, expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. Subscribers who purchase $500,000 or more of Units will not be subject to the redemption charges described above. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of a redemption, which will be the last day of a calendar month.

       (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers, subject to the limited revocation right described on page 3 of this Agreement.
--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENT
--------------------------------------------------------------------------------

    Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of the Partnership, Subscriber shall become a Limited Partner of the Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).
--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of the Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit Subscriber as a Limited Partner of the Partnership and to admit others as additional or substituted Limited Partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) the Limited Partnership Agreement and the Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of the Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.
--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than nine months prior to the date that the undersigned first receives the Prospectus, and
(b) the most current monthly account statement (report) for the Partnership after it begins trading operations. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION SIGNATURE PAGE
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.
    PAGES B-9 AND B-10, THE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE CLOSING.
    The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in Morgan Stanley Tangible Asset Fund L.P. (the "Partnership"), hereby subscribes for Units at the applicable Closing, at a price equal to $10 per Unit at the First Closing, or 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding any subsequent Closing, all as described in the Prospectus. Unless otherwise provided under "State Suitability Requirements" or in a Supplement attached to the Prospectus, the minimum investment in the Partnership is $5,000 or $2,000 in the case of IRAs. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a subsequent Closing with a minimum investment of $1,000.

    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIP DATED NOVEMBER 10, 1997, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY.

--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

DWR ACCOUNT NO.                                                            MSTAF            $

                             -                      AMOUNT OF SUBSCRIPTION
TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  / / / / -- / / / / / / / / / / / / / OR / / / / / / / / / / / / / / / / / / / / / /
Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ / Individual Ownership                  / /Trust other than Grantor or            / /IRA (the DWR Branch Manager must
                                                 Revocable Trust                           sign below for IRA accounts)
/ /Joint Tenants with Rights of
       Survivorship                       / / Estate                                / /Employee Benefit Plan
                                                                                    (Participant
/ / Tenants in Common                     / /UGMA/UTMA (Minor)                             Directed)
/ / Community Property                    / / Partnership                           / / Defined Benefit Plan (Other)
/ /Grantor or other Revocable Trust       / / Corporation                           / / Other (specify)

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

 UNITED STATES TAXABLE INVESTORS:                        OR     NON-UNITED STATES INVESTORS
 / / Check box if Subscriber is subject to backup               Under penalties of perjury, by signature below, the
     withholding under the provisions of Section                Subscriber certifies that such Subscriber is NOT
     3406(a)(1)(C) of the Internal Revenue Code.                (a) a citizen or resident of the United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b) or, a United States corporation, partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under penalties of perjury, by signing below, I
 certify that the Social Security Number (or Taxpayer
 ID Number) above to be the true, correct and complete
 Social Security Number (or Taxpayer ID Number) and
 that all the information above is true, correct and
 complete.
 X

(Signature of Subscriber or Officer, Partner or Trustee of Subscriber or Branch Manager            Date
in the case of an IRA)
If Subscriber is an        Type or Print Name of Entity: .........................................................
Entity:
                           Name: ................................................................  Date: .........
                           Title: ................................................................................

Full Name of Account..............................................................................................
                           (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of  ........................  and a citizen of  ........................
                           (name of country)                            (name of country)

Street Address ...................................................................................................
                           (MUST be residence address--P.O. Box alone not acceptable)

City  ...................  State  .............  Zip Code  .............  Tel. No. ( ............. )  ............

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................................................. Telephone Number ( ................. ) ................
The person or entity above is a/an (check one)

 / / Co-Subscriber                    / / Trustee or Custodian             / / Authorized Person, if an
                                                                           Institutional Trustee

Street Address .................................................................

                               (P. O. Box alone not acceptable)

City .......................................................  State  .....................  Zip Code  ....................

Co-Subscriber, Trustee or Custodian is a resident of .......  and a citizen of ...........................................

Minor (if not a gift) is a resident of .....................  and a citizen of ...........................................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X                                                                X
(Signature of Subscriber)                       Date             (Signature of Co-Subscriber)                    Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .............................                               X
(Type or Print Name of Entity)  (Signature)                                                 Date

Print Name  ..................  Title  .......................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 THE UNDERSIGNED ACCOUNT EXECUTIVE HEREBY CERTIFIES THAT:      THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO
 (1) the above signature(s) is/are true and correct;           SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.
 (2) s/he has informed the Subscriber about the liquidity      X ........................................................
     and marketability of the Units as set forth in the                          ACCOUNT EXECUTIVE'S SIGNATURE
     Prospectus;                                               ..........................................................
 (3) based on information obtained from the Subscriber                  Type or Print Full Name of Account Executive
     concerning this Subscriber's investment objectives,       Telephone
     other investments, financial situation, needs and any     Number  ( ............. ) ...................................
     other relevant information, that s/he reasonably          THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
     believes that:                                            (1) the above signature(s) is/are true and correct.
   (a) such Subscriber is or will be in a financial position   (2) the above client(s) is/are suitable.
       appropriate to enable such Subscriber to realize the    X
       benefits of the Partnership as described in the         BRANCH MANAGER'S SIGNATURE
 Prospectus;                                                    .........................................................
   (b) such Subscriber has a net worth sufficient to sustain   Type or Print Full Name of Branch Manager
       the risk inherent in the Partnership (including loss
       of investment and lack of liquidity); and
   (c) the Partnership is otherwise a suitable investment
       for such Subscriber; and
 (4) the Subscriber received the Prospectus at least five
     business days prior to the Closing.

  Please drop a BUY ticket upon receipt of a completed Subscription Agreement.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                            EXCHANGE SIGNATURE PAGE
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.
    PAGES B-11 AND B-12, THE EXCHANGE SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE CLOSING.
    The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership identified in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in Morgan Stanley Tangible Asset Fund L.P. ("MSTAF" or the "Partnership"), hereby subscribes for Units at the applicable Closing, at a price equal to $10 per Unit at the First Closing, or 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding any subsequent Closing, all as described in the Prospectus. Redemption of units of any partnership for an exchange must be in whole units, unless Subscriber is redeeming its entire interest in such partnership.
    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIP DATED NOVEMBER 10, 1997, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY.


--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

DWR ACCOUNT NO.

                                -

SYMBOL FOR FUND FROM WHICH                                   SPECIFY QUANTITY OF UNITS TO BE REDEEMED
UNITS TO BE REDEEMED                                              (CHECK BOX IF ENTIRE INTEREST;
                                                                   INSERT NUMBER IF WHOLE UNITS)

/ / / / / / / / / /                            / /  ENTIRE INTEREST  OR
-
---------------
---------------
- WHOLE UNITS  TO
- MSTAF
-
-------------------------------------------------------------------------
-------------------------------------------------------------------------

The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the symbol of the partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in MSTAF as indicated. The Subscriber may redeem either (a) whole units of limited partnership interest, with a minimum redemption equal to the lesser of
(i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of a minimum of 5 units (2 units in the case of an IRA) from a partnership other than those in the Dean Witter Spectrum Series ("Spectrum"), or (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of Spectrum partnerships; or (b) his entire interest in a partnership.

 TAXABLE INVESTORS                                                                  NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  / / / / -- / / / / / / / / / / / / / OR / / / / / / / / / / / / / / / / / / / / / /
Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager
                                                   Revocable Trust                       must  sign below for IRA
/ /  Joint Tenants with Rights of                                                        accounts)
         Survivorship                     / /  Estate
                                                                                    / /  Employee Benefit Plan
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                    (Participant-
                                                                                             Directed)
/ /  Community Property                   / /  Partnership
                                                                                    / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable           / /  Corporation
     Trust                                                                          / /  Other (specify)

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

 UNITED STATES TAXABLE INVESTORS                       OR       NON-UNITED STATES INVESTORS
 / / Check box if Subscriber is subject to backup               Under penalties of perjury, by signature below, the
     withholding under the provisions of Section                Subscriber certifies that such Subscriber is NOT
     3406(a)(1)(C) of the Internal Revenue Code.                (a) a citizen or resident of the United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b) or, a United States corporation, partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under penalties of perjury, by signing below, I
 certify that the Social Security Number (or Taxpayer
 ID Number) above to be the true, correct and complete
 Social Security Number (or Taxpayer ID Number) and
 that all the information above is true, correct and
 complete.
 X
 (Signature of Subscriber or Officer, Partner or                                        Date
 Trustee of Subscriber [or Branch Manager in the case
 of an IRA])

If Subscriber is an Entity: Type or Print Name of Entity:  ...........................................................

                           Name:  ...................................... Date: ......................................

                           Title:  ..................................................................................

Full Name of Account ....................................................................................................
                    (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)
Subscriber is a resident of ........................................... and a citizen of ...........................................
                                        (name of country)                                            (name of country)
Street Address ....................................................................................................................
                                   (MUST be residence address -- P. O. Box alone not acceptable)

City........................................................ State.......... Zip Code....... Tel. No. ( ....... ) ......

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name  ............... Telephone Number ( ......... )  ..........................
                   The person or entity above is a/an (check one)

                                                             / /  Authorized Person, if an
 / /  Co-Subscriber            / /  Trustee or Custodian     Institutional Trustee

Street Address  ................................................................
                            (P. O. Box alone not acceptable)

City................................................................................................ State.......... Zip Code.......

Co-Subscriber, Trustee or Custodian
is a resident of................... and a citizen of...................
Minor (if not a gift) is a resident
of................................. and a citizen of...................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

                   X                                                              X
       (Signature of Subscriber)                 Date               (Signature of Co-Subscriber)                Date

(ENTITY SUBSCRIPTION)

    ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING
IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

    The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any of the entity, and is legally permissible.

 ....................................................... X .....................................................
(Type or Print Name of Entity)                         (Signature)                          Date
Print Name ............................................ Title .................................................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 The undersigned Account Executive hereby                 THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN
 certifies that:                                          ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD
 (1) the above signature(s) is/are true and                           CONDUCT RULE 2810.
     correct;                                                                 X
 (2) s/he has informed the Subscriber about                     ACCOUNT EXECUTIVE'S SIGNATURE
     the liquidity and marketability of the               ..................................................
     Units as set forth in the Prospectus;                          ......................
 (3) based on information obtained from the                  Type or Print Full Name of Account
     Subscriber concerning this Subscriber's                              Executive
     investment objectives, other                                         Telephone
     investments, financial situation, needs               Number  ( ............. )  ............
     and any other relevant information,                  .......................
     that s/he reasonably believes that:                    THE UNDERSIGNED BRANCH MANAGER HEREBY
   (a) such Subscriber is or will be in a                              CERTIFIES THAT:
       financial position appropriate to                 (1) the above signature(s) is/are true and
       enable such Subscriber to realize the                                correct.
       benefits of the Partnership as                     (2) the above client(s) is/are suitable.
       described in the Prospectus;                                           X
   (b) such Subscriber has a net worth                           BRANCH MANAGER'S SIGNATURE
sufficient to sustain the risk inherent in                 .........................................
the Partnership (including loss of                        Type or Print Full Name of Branch Manager
investment and lack of liquidity); and
   (c) the Partnership is otherwise a
       suitable investment for such
       Subscriber; and
 (4) the Subscriber received the Prospectus
     at least five business days prior to
     the Closing.

   Please drop an EXG ticket upon receipt of a completed Exchange Agreement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee.....................................................  $  15,152
NASD filing fee..........................................................      5,500
Printing and engraving...................................................    350,000*
Legal fees and expenses excluding Blue Sky legal fees....................    225,000*
Accounting fees and expenses.............................................     50,000*
Escrow Agent fees........................................................      3,000*
Blue Sky fees and expenses including Blue Sky legal fees.................     75,000*
Miscellaneous............................................................    151,348*
                                                                           ---------

  Total..................................................................  $ 875,000*
                                                                           ---------
                                                                           ---------

------------------------

*Estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising for conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. The Limited Partnership Agreement also provides for indemnification of the Partnership by its partners for any loss, liability, damage, cost and expense incurred in connection with any partner's obligations or liabilities unrelated to the Partnership's business. Section 14 of the Selling Agreement provides for indemnification by the Trading Advisor, MS & Co., MSIL, and the General Partner of each other, DWR, the Partnership, their respective affiliates, officers, directors, principals, shareholders, and controlling persons, and their respective successors and assigns, for any loss, claim, damage, liability, cost, and expense incurred for misleading or untrue statements and material omissions regarding the Trading Advisor, MS & Co., MSIL, or the General Partner or Partnership, as applicable, in the Registration Statement or Prospectus (as defined therein). Section 14 of the Selling Agreement also provides for the indemnification of the Trading Advisor, MS & Co., MSIL, DWR, the General Partner, and their affiliates by the Partnership, for any loss, liability, damage, cost, or expense for any act, omission, activity or conduct taken on behalf of the Partnership, provided that the Trading Advisor, MS & Co., MSIL, DWR, or the General Partner, as applicable, has determined in good faith that the conduct was in the best interests of the Partnership and was not the result of misconduct or negligence. Section 5 of the respective Customer Agreements provides for indemnification of MS & Co., MSIL, and their respective affiliates by the Partnership for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which MS & Co. or MSIL, as applicable, has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of the Management Agreement provides for indemnification of the Trading Advisor and its affiliates by the Partnership for any loss, liability, damage, cost, or expense for any act, omission, conduct, or activity taken on behalf of the Partnership, provided that the Trading Advisor has determined in good faith that the conduct was in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the Management Agreement also provides for indemnification of the Partnership, the General Partner and each of their affiliates by the Trading Advisor for liabilities, losses, claims, damages, costs, and expenses incurred as a result of actions regarding the Trading Advisor which are the result of bad faith, misconduct or negligence.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

    (A) EXHIBITS

EXHIBIT NUMBER                                   DESCRIPTION OF DOCUMENT
---------------  ---------------------------------------------------------------------------------------
       1.01*     Form of Selling Agreement among the Registrant, Demeter Management Corporation, the
                  Trading Advisor and Dean Witter Reynolds Inc.
       1.01 (a)  Form of Amendment No. 1 to Selling Agreement among the Registrant, Demeter Management
                  Corporation, the Trading Advisor and Dean Witter Reynolds Inc.
       1.02*     Form of Additional Seller Agreement between Dean Witter Reynolds Inc. and additional selling agents (to also be included as an annex to Exhibit 1.01, form of Selling
                  Agreement).
       3.01*     Form of Limited Partnership Agreement of the Registrant (included as Exhibit A to the
                  Prospectus).
       3.02*     Certificate of Limited Partnership of the Registrant.
       5.01*     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of
                  Units (including consent).
       8.01*     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
      10.01*     Form of Customer Agreement between the Registrant and Morgan Stanley & Co.
                  Incorporated.
      10.02*     Form of Management Agreement among the Registrant, the General Partner and the Trading
                  Advisor.
      10.03      Subscription and Exchange Agreement and Power of Attorney to be executed by purchasers of Units (included as Annex A to the Prospectus Supplement).
      10.04*     Escrow Agreement among the Registrant, Dean Witter Reynolds Inc., and The Chase
                  Manhatten Bank, the escrow agent.
      23.01*     Consent of Independent Auditors for the General Partner and the Registrant.
      23.02      Consent of Independent Auditors for the General Partner.
      23.03      Consent of Independent Auditors for the General Partner and the Registrant.

------------------------

*Previously filed with Registration Statement No. 333-33975 and incorporated herein by reference.

    (B) FINANCIAL STATEMENTS.

        Included in the Prospectus:
               Morgan Stanley Tangible Asset Fund L.P.
                   Independent Auditors' Report
                   Statement of Financial Condition
                   Notes to Statement of Financial Condition
               Demeter Management Corporation
                   Independent Auditors' Report
                   Statements of Financial Condition
                   Notes to Statements of Financial Condition

        Included in the Prospectus Supplement:
               Morgan Stanley Tangible Asset Fund L.P. (unaudited)
                   Statement of Financial Condition
                   Statement of Operations
                   Statement of Changes in Partners' Capital
                   Statement of Cash Flows
                   Footnotes to Financial Statements

                Demeter Management Corporation
                   Independent Auditors' Report
                   Statements of Financial Condition
                   Notes to Statements of Financial Condition

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 26th day of June, 1998.

                                      MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                                        By: DEMETER MANAGEMENT
                                             CORPORATION,
                                              General Partner

                                      By:  /S/_MARK J. HAWLEY___________________
                                          Mark J. Hawley, President

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
DEMETER MANAGEMENT
  CORPORATION                   General Partner

      /s/ MARK J. HAWLEY
------------------------------  President and Director of      June 26, 1998
        Mark J. Hawley            the General Partner

   /s/ RICHARD M. DEMARTINI     Chairman of the Board and
------------------------------    Director of the General      June 26, 1998
     Richard M. DeMartini         Partner

------------------------------  Director of the General        June   , 1998
        Lawrence Volpe            Partner

------------------------------  Director of the General        June   , 1998
    Joseph G. Siniscalchi         Partner

  /s/ EDWARD C. OELSNER, III
------------------------------  Director of the General        June 26, 1998
    Edward C. Oelsner, III        Partner

     /s/ ROBERT E. MURRAY
------------------------------  Director of the General        June 26, 1998
       Robert E. Murray           Partner

                                Vice President and Chief
  /s/ LEWIS A. RAIBLEY, III       Financial and Principal
------------------------------    Accounting Officer of        June 26, 1998
    Lewis A. Raibley, III         the General Partner

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